Exhibit 4.1

LOAN AND TRUST AGREEMENT

among

HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY,

TAMPA ELECTRIC COMPANY

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

As Trustee

Dated as of July 2, 2007

And Providing for the Issue of

Hillsborough County Industrial Development Authority

Pollution Control Revenue Refunding Bonds

(Tampa Electric Company Project)

Series 2007

Consisting of

$54,200,000 Series 2007A

$51,600,000 Series 2007B

$20,000,000 Series 2007C

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

LOAN AND TRUST AGREEMENT

THIS LOAN AND TRUST AGREEMENT dated as of July 2, 2007, among HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic and a public instrumentality created pursuant to the laws of the State of Florida (the “Authority”), TAMPA ELECTRIC COMPANY, a Florida corporation (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as trustee, a national banking association duly organized and existing under the laws of the United States of America and having its designated corporate trust office in the City of Jacksonville, Florida, which is authorized under such laws to exercise corporate trust powers and is subject to examination by federal authorities, the “Trustee”).

RECITALS

This Agreement provides for the following transactions:

(a) the Authority’s issue of Bonds for the purpose of refunding bonds previously issued to finance the Project;

(b) the Company’s repayment of the loan of Bond proceeds from the Authority through payment to the Trustee of all amounts necessary to pay principal, premium, if any, and interest on the Bonds issued by the Authority; and

(c) the Authority’s assignment to the Trustee in trust for the benefit and security of the Bondholders of the Revenues to be received hereunder and the rights to receive the same and the security therefor.

In consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Authority, the Company and the Trustee agree as set forth herein for their own benefit and for the benefit of the Bondholders.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Unless the context otherwise requires, the terms defined in this Section shall for all purposes hereof and of any amendment hereof or supplement hereto and of the Bonds and of any certificate, opinion, request or other document mentioned herein or therein have the meanings defined herein, the following definitions to be equally applicable to both the singular and plural forms of any of the terms defined herein; provided, however, that any terms used herein relating to Bonds in the Auction Period Rate Determination Method or Auction Procedures that are not expressly defined below shall be deemed to have the meanings provided in Exhibit C, Auction Procedures, attached hereto:

“Act” means the Constitution of the State of Florida, the Florida Industrial Development Financing Act, Parts II and III of Chapter 159, Florida Statutes, a resolution of the Board of County Commissioners of Hillsborough County, Florida adopted October 27, 1971 organizing the Authority, and other applicable provisions of law.

“Additional Redemption Notice” is defined in Section 4.04(b).

“Additional Tender Notice” is defined in Section 4.06(c).

“Administrative Expenses” means the direct, out-of-pocket expenses incurred by the Authority pursuant to this Agreement and reasonable in amount and the compensation of the Trustee, any paying agent or registrar and the direct, out-of-pocket expenses of the Trustee, including fees and disbursements of its counsel, incurred by the Trustee and reasonable in amount.

“Agreement” means this Loan and Trust Agreement, among the Authority, the Company and the Trustee.

“Alternate Rate” means, (i) with respect to Bonds the interest on which is not includable in gross income of the beneficial owner of such Bond for federal income tax purposes, a rate per annum equal to (a) the Securities Industry and Financial Markets Association Municipal Swap Index of Municipal Market Data, formerly the PSA Municipal Swap Index (as such term is defined in the 1992 ISDA U.S. Municipal Counterparty Definitions) (the “SIFMA Rate”) most recently available as of the date of determination, or (b) if such index is no longer available, or if the SIFMA Rate is no longer published, the Kenny Index (as such term is defined in the 1992 ISDA U.S. Municipal Counterparty Definitions), or if neither the SIFMA Rate nor the Kenny Index is published, the index determined to equal the prevailing rate determined by the Remarketing Agent for tax exempt state and local government bonds meeting criteria determined in good faith by the Remarketing Agent to be comparable under the circumstances to the criteria used by the Bond Market Association to determine the SIFMA Rate just prior to when the Bond Market Association stopped publishing the SIFMA Rate; and (ii) with respect to Bonds the interest on which is includable in gross income of the beneficial owner of such Bond for federal income tax purposes, One-Month LIBOR.

“ARS Rate Period” is defined in Exhibit C.

“Authority” means the Hillsborough County Industrial Development Authority.

“Authority Representative” means the Chairman, Vice Chairman, the Secretary or Assistant Secretary, and when used with reference to an act or document of the Authority for purposes of this Agreement also means any other person authorized to perform the act or execute the document by a written instrument furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Authority by any of its officers.

“Beneficial Owner” means the purchaser of a beneficial interest in the Bonds when the Bonds are held by the Securities Depository in the Book-Entry System, and otherwise means a Bondholder.

“Bondholder” or “holder” means the registered owner of any Bond.

“Bond Fund” means the Bond Fund created in Section 5.02.

“Bond Insurance Policy” or “Policy” shall mean the municipal bond new issue insurance policy issued by the Bond Insurer that guarantees payment when due of the principal of and interest on the Bonds as provided therein.

“Bond Insurer” means Financial Guaranty Insurance Company, a New York stock insurance company, or any successor thereto.

“Bond Insurer Event of Insolvency” means the occurrence and continuance of one or more of the following events: (a) the issuance, under the laws of the state of formation of or the laws of the state having primary regulatory jurisdiction over the Bond Insurer or any successor provision thereto (or any other law under which the Bond Insurer is at the time organized), of an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution of the Bond Insurer that is not dismissed within 60 days; (b) the commencement by the Bond Insurer of a voluntary case or other proceeding seeking an order for relief, liquidation, rehabilitation, conservation, reorganization or dissolution with respect to itself or its debts under the laws of the state of incorporation or formation of the Bond Insurer or any bankruptcy, insolvency or other similar law now or hereafter in effect, including, without limitation, the appointment of a trustee, receiver, liquidator, custodian or other similar official for itself or any substantial part of its property; (c) the consent of the Bond Insurer to any relief referred to in the preceding clause (b) in an involuntary case or other proceeding commenced against it; (d) the making by the Bond Insurer of an assignment for the benefit of creditors; (e) the failure of the Bond Insurer to generally pay its debts or claims as they become due; or (f) the initiation by the Bond Insurer of any actions to authorize any of the foregoing.

“Bonds” means the $125,800,000 aggregate principal amount of the Bonds issued pursuant hereto that are authenticated and delivered by the Trustee under and pursuant to ARTICLE III hereof, including the Series 2007A Bonds, the Series 2007B Bonds and the Series 2007C Bonds.

“Bond Service Charges” means, for any period or time, the principal of, premium, if any, and interest due on the Bonds for that period or payable at that time whether due at maturity or upon acceleration or redemption or pursuant to any mandatory sinking fund requirements or otherwise.

“Book-Entry System” means the system maintained by the Securities Depository described in Section 6.01.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in New York, New York or the city in which the designated corporate trust office of the Trustee or the Remarketing Agent is located, are required or authorized by law or regulation to close, or (iii) a day on which the New York Stock Exchange is closed; provided, however, that during an ARS Rate Period the definition of “Business Day” shall be supplemented as provided in Exhibit C hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder and under the Code, and any successor provisions to those sections, regulations or proposed regulations and, in addition, all revenue rulings, announcements, notices, procedures and judicial determinations under the foregoing applicable to the Bonds.

“Commercial Paper Mode” means each period of time, comprised of Commercial Paper Periods, during which Commercial Paper Rates are in effect.

“Commercial Paper Period” means, with respect to any Bond, each period set under Section 3.02(a)(3).

“Commercial Paper Rate” means an interest rate on each Bond set under Section 3.02(a)(3).

“Company” means Tampa Electric Company, a Florida corporation, and its successors and assigns as permitted under this Agreement.

“Company-Held Bonds” has the meaning set forth in Section 4.08(b).

“Company Representative” means a person at the time designated to act on behalf of the Company for purposes of this Agreement by a written instrument furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Company by any of the President, any Vice President, Treasurer or Assistant Treasurer of the Company and any other person designated by one of the foregoing officers.

“Conversion Notice” is defined in Section 3.03(b)(1).

“Corporation” means and includes corporations, partnerships, including limited partnerships and limited liability partnerships, joint ventures, associations, companies, limited liability companies, joint-stock companies and business trusts.

“Daily Rate” means an interest rate on the Bonds set under Section 3.02(a)(1).

“Determination Method” is defined in Section 3.02(a).

“Electronic Means” means, facsimile transmission, email transmission or other similar electronic means of communication providing evidence of transmission, including a telephone communication confirmed by any other method set forth in this definition.

“Event of Default” means any occurrence or event specified in and defined by Section 10.01.

“Favorable Opinion of Tax Counsel” means an Opinion of Tax Counsel addressed to the Authority and to the Trustee to the effect that the action proposed to be taken is permitted under the Act and by this Agreement and will not adversely affect any exclusion from gross income for federal income tax purposes of interest on the Bonds.

“First Mortgage” means the Indenture of Mortgage, dated as of August 1, 1946, as heretofore and hereafter supplemented and amended, currently by and between the Company and State Street Bank and Trust Company, as trustee.

“First Mortgage Bond Fund” means the fund established with the Trustee pursuant to Section 5.03.

“First Mortgage Bonds” means the first mortgage bonds to be created by a supplemental indenture to the First Mortgage and, at the option of the Company, delivered to the Trustee pursuant to Section 2.02 as security for the Company’s obligation to pay the principal of, premium, if any, and interest on the Bonds.

“Fiscal Agent” is defined in Section 10.12(a).

“Fitch” means Fitch, Inc. and its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with written notice to the Trustee and the Authority.

“Funds” means, collectively, the Bond Fund, the Refunding Fund and the First Mortgage Fund created pursuant hereto.

“Government Obligations” means any of the securities described in paragraph (a) of the definition of the term “Permitted Investments.”

“Indemnified Persons” is defined in Section 8.04(a).

“Insurance Agreement” means the Insurance Agreement, dated July [ ], 2007, between the Company and the Bond Insurer.

“Interest Account” means the account created pursuant to Section 5.02(a).

“Interest Payment Date” is defined in the form of the Bonds appearing in Exhibit B hereto.

“Interest Period” is defined in the form of the Bonds appearing in Exhibit B hereto.

“Long-Term Interest Rate” means an interest rate on the Bonds set under Section 3.02(a)(4).

“Long-Term Interest Rate Period” for any series of Bonds means any period as defined in Section 3.02(a)(4) which ends either on the day before the Maturity Date of such series or a day which next precedes a Business Day and is at least 270 days long, and which period must be the same for all Bonds.

“Maturity Date” with respect to a series of Bonds means the stated maturity of such series of Bonds as set forth in Section 3.01(b).

“Maximum Rate” means, on any day, the lesser of (i) the maximum interest rate permitted by law, and (ii) 14% per annum.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with written notice to the Trustee and the Authority.

“One-Month LIBOR” means the offered rate (rounded up to the next highest one one thousandth of one percent (0.001%)) for deposits in U.S. dollars for a one-month period which appears on the Reuters Screen LIBOR01 (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) at approximately 11:00 a.m., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market.

“Opinion of Counsel” means a written opinion of counsel selected by the Company who is acceptable to the Authority. Such counsel may be an employee of or counsel to the Authority or the Company.

“Opinion of Tax Counsel” means an Opinion of Counsel by counsel of nationally recognized standing in matters relating to the exclusion of interest from gross income on obligations issued by or on behalf of states and their political subdivisions.

“Outstanding” or “Bonds Outstanding” when used with reference to Bonds means all Bonds which have been authenticated and delivered by the Trustee under this Agreement, except the following:

(a) Bonds canceled or purchased by or delivered to the Trustee for cancellation.

(b) Bonds that have become due (at maturity or on redemption, acceleration or otherwise) and for the payment, including interest accrued to the due date, of which sufficient moneys are held by the Trustee.

(c) Bonds paid or deemed to have been paid within the meaning of Section 13.02 (other than Bonds paid under the Bond Insurance Policy pursuant to Section 13.04).

(d) Bonds in lieu of which others have been authenticated under Section 3.07, Section 3.09 or Section 3.10.

Bonds purchased pursuant to tenders and not delivered to the Trustee for payment are not outstanding, but there will be outstanding Bonds authenticated and delivered in lieu of such undelivered Bonds as provided in Section 3.04.

“Participant” means one of the entities which deposit securities, directly or indirectly, in the Book-Entry System.

“Permitted Investments” means the following investments for the following purposes:

(a) The following obligations may be used as Permitted Investments for all purposes, including defeasance investments in refunding escrow accounts:

(1)	Cash (insured at all times by the Federal Deposit Insurance Corporation), and

(2)	Direct non-callable obligations of the United States of America and securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America, to which direct obligation or guarantee the full faith and credit of the United States of America has been pledged, Refcorp interest strips, CATS, TIGRS, STRPS, or defeased municipal bonds rated AAA by S&P or Aaa by Moody’s (or any combination of the foregoing)

Any security used for defeasance must provide for the timely payment of principal and interest and cannot be callable or prepayable prior to maturity or earlier redemption of the rated debt (excluding securities that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date).

(b) The following obligations may be used as Permitted Investments for all purposes other than defeasance investments in refunding escrow accounts:

(1) Obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including: Export-Import Bank, Rural Economic Community Development Administration, U.S. Maritime Administration, Small Business Administration, U.S. Department of Housing & Urban Development (PHAs), Federal Housing Administration, and Federal Financing Bank;

(2) Direct obligations of any of the following federal agencies which obligations are not fully guaranteed by the full faith and credit of the United States of America: senior debt obligations issued by the Federal National Mortgage Association (FNMA) or Federal Home Loan Mortgage Corporation (FHLMC), obligations of the Resolution Funding Corporation (REFCORP), senior debt obligations of the Federal Home Loan Bank System, senior debt obligations of other Government Sponsored Agencies approved by the Bond Insurer;

(3) U.S. dollar denominated deposit accounts, federal funds and bankers’ acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of “P-1” by Moody’s and “A-1” or “A-1+” by S&P and maturing not more than 360 calendar days after the date of purchase (ratings on holding companies are not considered as the rating of the bank);

(4) Commercial paper which is rated at the time of purchase in the single highest classification, “P-1” by Moody’s and “A-1+” by S&P and which matures not more than 270 calendar days after the date of purchase;

(5) Investments in a money market fund rated “AAAm” or “AAAm-G” or better by S&P, including money market funds of the Trustee which satisfy such requirements;

(6) Pre-refunded Municipal Obligations defined as follows: any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice, and

(A) which are rated, based on an irrevocable escrow account or fund (the “escrow”), in the highest rating category of Moody’s or S&P or any successors thereto; or

(B) (i) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in paragraph (a)(2) above, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (ii) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

(7) Municipal Obligations rated “Aaa/AAA” or general obligations of States with a rating of “A2/A” or higher by both Moody’s and S&P;

(8) Investment Agreements approved in writing by the Bond Insurer (supported by appropriate opinions of counsel); and

(9) other forms of investments (including repurchase agreements) approved in writing by the Bond Insurer.

(c) The value of the above investments shall be determined as follows:

(1) For the purpose of determining the amount in any Fund, all Permitted Investments credited to such fund shall be valued at fair market value. The Trustee shall determine the fair market value based on accepted industry standards and from accepted industry providers. Accepted industry providers shall include but are not limited to pricing services provided by Financial Times Interactive Data Corporation, Merrill Lynch, Citigroup, Bear Stearns, or Lehman Brothers.

(2) As to certificates of deposit and bankers’ acceptances, the value shall equal the face amount thereof, plus accrued interest thereon.

(3) As to any investment not specified above, the value thereof shall be established by agreement among the Company, the Trustee, and the Bond Insurer.

“Person” means any individual, Corporation, trust or government or any agency or political subdivision thereof.

“Principal Account” means the account created pursuant to Section 5.02(b).

“Principal Payment Date” means, for each series of Bonds, any date upon which the principal amount of any Bond of such series is due hereunder, including the Maturity Date of such series, any redemption date for such series, or the date to which the maturity of the Bonds of such series is accelerated pursuant to the terms hereof or otherwise.

“Project” means, collectively, certain air and water pollution and waste control facilities of the Project Unit including any structures, machinery, fixtures, improvements and equipment, all as described in Exhibit A attached hereto, as the same may be amended from time to time, together with all additions thereto and substitutions therefor, less any deletions therefrom as they may at any time exist.

“Project Units” means, Unit Nos. 1, 2, 3 and 4 of the Big Bend Station and Unit Nos. 1, 2, 3, 4, 5 and 6 of the F.J. Gannon Station (now known as the H.L. Culbreath Bayside Station) electric generating facilities of the Company, and related support facilities, as they may at any time exist.

“Purchase Fund” means the fund created pursuant to Section 4.10.

“Purchase Price” means 100% of the principal amount of the Bonds being purchased plus interest accrued, if any, to (but excluding) the purchase date.

“Record Date” is defined in the form of the Bond appearing as Exhibit B hereto.

“Redemption Account” means the account created pursuant to Section 5.02(c).

“Redemption Date” means the date fixed for redemption of Bonds subject to redemption in any notice of redemption given in accordance with the terms hereof.

“Redemption Price” means an amount equal to the principal of, and premium, if any, and accrued interest to the Redemption Date, if any, on the Bonds to be redeemed.

“Refunded Bonds” means, collectively, $51,605,000 in principal amount of Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 1990 (the “Series 1990 Refunded Bonds”); $54,200,000 in principal amount of Hillsborough County Industrial Development Authority Pollution Control Revenue Bonds (Tampa Electric Company Gannon Coal Conversion Project), Series 1992 (the “Series 1992 Refunded Bonds”); and $20,000,000 in principal amount of Hillsborough County Industrial Development Authority Pollution Control Revenue Bonds (Tampa Electric Company Project), Series 1993 (the “Series 1993 Refunded Bonds”).

“Refunded Bonds Agreement” means the Loan and Trust Agreement dated as of September 24, 1990, among the Authority, the Company and The Bank of New York Trust Company, N. A. as successor trustee to NCNB National Bank of Florida, pursuant to which the

Series 1990 Refunded Bonds were issued; the Loan and Trust Agreement dated as of October 26, 1992, among the Authority, the Company and The Bank of New York Trust Company, N. A. as successor trustee to NationsBank of Florida, N.A., pursuant to which the Series 1992 Refunded Bonds were issued; and the Loan and Trust Agreement dated as of June 23, 1993, among the Authority, the Company and The Bank of New York Trust Company, N. A. as successor trustee to NationsBank of Florida, N.A., pursuant to which the Series 1993 Refunded Bonds were issued.

“Refunded Bonds Trustees” means the Trustees under the Refunded Bonds Agreements.

“Refunding Fund” means the fund by that name created in Section 5.07.

“Remarketing Agent” means the Person appointed as Remarketing Agent pursuant to Section 11.17, and its successors under this Agreement.

“Remarketing Proceeds Account” means the account created pursuant to Section 4.11(a).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

“Revenues” means and includes all payments by or on behalf of the Company to or for the account of the Authority under this Agreement and all other revenues derived by the Authority from or in connection with this Agreement, including the income thereon and the investment thereof, if any, and any moneys received on the First Mortgage Bonds but not including payments with respect to the indemnification or reimbursement of certain expenses of the Authority under Section 5.05(b)(1), Section 8.04 and Section 10.13 of this Agreement or under any other guaranty or indemnification agreement. The term “Revenues” does not include any moneys or investments in the Purchase Fund.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies and its successors and assigns, and, if such division or corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with written notice to the Trustee and the Authority.

“Securities Depository” means The Depository Trust Company, New York, New York or its nominee, and its successors and assigns, or any successor appointed under Section 6.01.

“Series 2007A Bonds” is defined in Section 3.01(a).

“Series 2007B Bonds” is defined in Section 3.01(a).

“Series 2007C Bonds” is defined in Section 3.01(a).

“State” means the State of Florida.

“Trustee” means The Bank of New York Trust Company, N.A., a national banking association, or any other bank or trust company duly incorporated and existing under and by virtue of the laws of any state or of the United States of America, which may be substituted in its place as provided in Section 11.05 or Section 11.08.

“Underwriter” means, with respect to the Series 2007A Bonds SunTrust Capital Markets, Inc., with respect to the Series 2007B Bonds UBS Securities LLC, and with respect to the Series 2007C Bonds Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors and assigns.

“Weekly Rate” means an interest rate on the Bonds set under Section 3.02(a).

Section 1.02. Interpretation.

(a) In this Agreement, unless the context otherwise requires:

(1) The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Agreement, refer to this Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement;

(2) An accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(3) References to Articles and Sections are to the Articles and Sections of this Agreement, except as expressly stated otherwise;

(4) The singular form of any word, including the terms defined in Section 1.01, includes the plural, and vice versa, and a word of any gender includes all genders;

(5) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons; and

(6) Any headings preceding the text of the several Articles and Sections of this Agreement, and any index or table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(b) Whenever in this Agreement, the Authority, the Company, the Bond Insurer, the Trustee, the Auction Agent, any Broker-Dealer or the Remarketing Agent is named or referred to, it shall include, and shall be deemed to include, its respective successors and assigns whether so expressed or not. All of the covenants, stipulations, obligations and agreements by or on behalf of, and other provisions for the benefit of, the Authority, the Company, the Bond Insurer, the Trustee, the Auction Agent, any Broker-Dealer or the Remarketing Agent contained in this

Agreement shall bind and inure to the benefit of such respective successors and assigns and shall bind and inure to the benefit of any officer, board, commission, authority, agency or instrumentality to whom or to which there shall be transferred by or in accordance with law any right, power or duty of the Authority or of its successors or assigns, the possession of which is necessary or appropriate in order to comply with any such covenants, stipulations, obligations, agreements or other provisions of this Agreement.

ARTICLE II

THE ASSIGNMENT AND PLEDGE

Section 2.01. The Assignment and Pledge of Revenues and Funds. The Authority assigns and pledges to the Trustee in trust upon the terms hereof (a) all Revenues to be received from the Company or derived from any security provided hereunder, and (b) all rights to receive such Revenues and the proceeds of such rights, and all other rights and interests of the Authority provided hereunder, provided, however, that this assignment and pledge does not include the rights of the Authority pursuant to Section 5.05(b)(1), Section 8.04 and Section 10.13.

Section 2.02. Pledge of First Mortgage Bonds.

(a) In order to provide collateral security for the Company’s obligations to make payments of principal, premium, if any, and interest on any series of Bonds, as required under this Agreement, the Company may elect to issue and deliver to the Trustee one or more series of First Mortgage Bonds (i) registered in the name of the Trustee, (ii) which shall have the same stated rate or rates of interest prior to maturity, payable at the same times, and (iii) which shall become due in the same principal amount or amounts, either by redemption, through operation of a sinking fund or by maturity, on the same date or dates, as such series of Bonds. The First Mortgage Bonds shall be held subject to the terms and provisions of this Agreement and the First Mortgage.

(b) To exercise the election described in Section 2.02(a), the Company shall, not less than 14 days prior to the proposed date of delivery of the First Mortgage Bonds (i) give to the Authority, the Trustee, the Bond Insurer and each nationally recognized securities rating agency which then rates the Bonds written notice that shall designate the date on which such series of First Mortgage Bonds shall be delivered and (ii) deliver to the Trustee, the Authority and the Bond Insurer an Opinion of Tax Counsel to the effect that such election and the delivery of such series of First Mortgage Bonds will not cause the interest on the Bonds to become includable in gross income for federal income tax purposes.

Section 2.03. Release of First Mortgage Bonds.

(a) To the extent that (i) Bonds have been paid or become due and sufficient moneys are held by the Trustee in trust for the payment thereof, (ii) Bonds are deemed to have been paid in accordance with Section 13.01 and (iii) Bonds (other than Bonds which have been redeemed or called for redemption) have been delivered to, or have been acquired by, the Trustee and canceled and other Bonds of the same series shall not be issuable in lieu thereof, in substitution therefor, in exchange therefor or upon registration of transfer thereof, the obligation of the

Company to make payments with respect to the principal, premium, if any, and interest on the First Mortgage Bonds shall be satisfied and discharged and the Trustee shall release and surrender to the Company First Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of such Bonds, bearing the same rate or rates of interest as such Bonds and becoming due, either by redemption through operation of a sinking fund or by maturity, on the same date or dates as such Bonds.

(b) If First Mortgage Bonds have been delivered to the Trustee as required by the terms of the Insurance Agreement, and under the conditions of the Insurance Agreement the Company is entitled to the release of the First Mortgage Bonds, upon delivery to the Trustee of a written consent of the Bond Insurer confirming that the First Mortgage Bonds may be released, the obligation of the Company to make payments with respect to the principal, premium, if any, and interest on the First Mortgage Bonds shall be satisfied and discharged, and the Trustee shall release and surrender the First Mortgage Bonds to the Company.

Section 2.04. Further Assurances. The Company, the Authority and the Trustee shall from time to time execute, deliver and register, record and file such instruments as the Authority or the Trustee may reasonably require to confirm, perfect or maintain the security created or intended to be created hereby.

ARTICLE III

CONDITIONS AND TERMS OF BONDS

Section 3.01. Authorization and Issuance of Bonds; Dating.

(a) There is hereby authorized the issuance of the Bonds in the aggregate principal amount of One Hundred Twenty-Five Million Eight Hundred Thousand Dollars ($125,800,000), in three series, of which $54,200,000 shall be designated as “Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007A” (the “Series 2007A Bonds”); $51,600,000 shall be designated as “Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007B” (the “Series 2007B Bonds”); and $20,000,000 shall be designated as “Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007C” (the “Series 2007C Bonds”).

(b) The Series 2007A Bonds shall mature on May 15, 2018, the Series 2007B Bonds shall mature on September 1, 2025, and the Series 2007C Bonds shall mature on November 1, 2020 (in each case the “Maturity Date” for such series). All Bonds of each series will be dated the date of original issuance and delivery, will bear interest from that date and shall mature, subject to prior redemption or mandatory tender, on the Maturity Date for such series.

(c) The Bonds are special obligations of the Authority and shall be payable solely from the Revenues.

(d) The Trustee is hereby authorized to authenticate and to deliver the Bonds only upon (i) written direction of the Authority, (ii) receipt of a copy of the Bond Insurance Policy and evidence satisfactory to it of delivery of that Policy and (iii) receipt of the proceeds of sale thereof in the amounts set forth in the written direction of the Authority.

Section 3.02. Interest on the Bonds. Interest on each series of Bonds will be payable as provided in the Bonds and in this Section. The Determination Method for each series of Bonds may be changed by the Company as described in paragraph (b) below. The methods of determining the various interest rates are as provided in paragraph (a) below, provided that no interest rate set or determined by the Remarketing Agent or the Auction Agent under (a)(1), (2), (3), (4) or (5), or an Alternate Rate determined under (a)(6), shall exceed the Maximum Rate.

(a) Interest Rate Determination Methods. In accordance with the notification requirements described herein, the Company shall determine the applicable interest rate determination method (each a “Determination Method”) on each series of Bonds. The interest rate on each series of Bonds shall be determined by one of the following Determination Methods.

(1) Daily Rate. When interest on a series of Bonds is payable at a Daily Rate, the Remarketing Agent will set a Daily Rate on or before 10:00 a.m., New York City time, on each Business Day for that Business Day. Each Daily Rate will be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Bonds on the day the rate is set at their principal amount (without regard to accrued interest). The Daily Rate for any non-Business Day will be the rate for the last day for which a rate was set.

(2) Weekly Rate. When interest on a series of Bonds is payable at a Weekly Rate, the Remarketing Agent will set a Weekly Rate on or before 5:00 p.m., New York City time, on the last Business Day before the commencement of a period during which the Bonds bear interest at a Weekly Rate and on each Wednesday thereafter so long as interest on the Bonds is to be payable at a Weekly Rate or, if any Wednesday is not a Business Day, on the next preceding Business Day. Each Weekly Rate will be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) for the Remarketing Agent to sell the Bonds on the date the rate is set at their principal amount (without regard to accrued interest). Thereafter, each Weekly Rate shall apply to (i) the period beginning on the Thursday after the Weekly Rate is set and ending on the following Wednesday or, if earlier, ending on the day before the effective date of a new method of determining the interest rate on such series of Bonds or (ii) the period beginning on the effective date of the change to a Weekly Rate and ending on the next Wednesday.

(3) Commercial Paper Rate. During a Commercial Paper Mode, each Bond of a series will bear interest during the Commercial Paper Period for such Bond at the Commercial Paper Rate for such Bond. Different Commercial Paper Periods may apply to different Bonds at any time and from time to time. Except as otherwise described in this subparagraph (3), the Commercial Paper Period and Commercial Paper Rate for each Bond will be determined by the Remarketing Agent no later than 1:00 p.m., New York City time, on the first day of each Commercial Paper Period.

(i) Determination of Commercial Paper Periods. Subject to Section 3.02(b)(2)(vii), each Commercial Paper Period will be a period of at least 1 day and not more than 270 days, determined by the Remarketing Agent to be the period which, together with all other Commercial Paper Periods for all Bonds of such series then outstanding, will, in the judgment of the Remarketing Agent, result in the lowest overall interest expense on such series of Bonds over the next 270 days. Each Commercial Paper Period will end on either the day before a Business Day or on the day before the Maturity Date for such Bond. However, any Bond purchased on behalf of the Company and remaining unsold by the Remarketing Agent as of the close of business on the first day of the Commercial Paper Period for that Bond will have a Commercial Paper Period of 1 day or, if that Commercial Paper Period would not end on a day before a Business Day, a Commercial Paper Period of the shortest possible duration greater than 1 day ending on a day before a Business Day.

In determining the number of days in each Commercial Paper Period, the Remarketing Agent shall take into account the following factors: (I) existing short-term tax-exempt market rates and indices of such short-term rates, (II) the existing market supply and demand for short-term tax-exempt securities, (III) existing yield curves for short-term and long-term tax-exempt securities for obligations of credit quality comparable to the Bonds, (IV) general economic conditions, (V) industry economic and financial conditions that may affect or be relevant to the Bonds, (VI) the number of days in other Commercial Paper Periods applicable to the Bonds and (VII) such other facts, circumstances and conditions as the Remarketing Agent, in its sole discretion, shall determine to be relevant.

(ii) Determination of Commercial Paper Rates. The Commercial Paper Rate for each Commercial Paper Period for each Bond of a series shall be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell such Bond on the date and at the time of such determination at its principal amount (without regard to accrued interest).

(4) Long-Term Interest Rate. The Remarketing Agent will set a Long-Term Interest Rate on a date not less than the Business Day before the beginning of any period determined by the Company prior to the effective date of the Long-Term Interest Rate (a “Long-Term Interest Rate Period”) in which interest on any of the Bonds of any series will be payable at a Long-Term Interest Rate. The last day of each such Long-Term Interest Rate Period shall be determined by the Company in accordance with Section 3.02(b)(1). Each Long-Term Interest Rate will be the minimum rate necessary (as determined by the Remarketing Agent with respect to any Long-Term Interest Rate Period based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Bonds of such series for delivery on the effective date of the Long-Term Interest Rate at their principal amount (without regard to accrued interest).

When all Bonds in a Long-Term Interest Rate are not purchased on the date set for mandatory tender for such bonds pursuant to “Mandatory Tender at Beginning of a New Long-Term Interest Rate Period” or “Mandatory Tender Upon a Change in the

Determination Method” under paragraph 7 in the form of the Bond, such Bonds (i) shall be returned to their holders and remain outstanding, (ii) shall continue in the Long-Term Interest Rate until purchased, as described in the immediately succeeding clause (iii), and shall bear interest at a Long-Term Interest Rate of the lower of the Maximum Rate or such rate as determined by the Remarketing Agent based upon prevailing market conditions at the time the Bonds were converted to the Long-Term Interest Rate previously in effect until so purchased, (iii) shall be purchased upon the availability of remarketing proceeds to purchase such Bonds (or funds as provided for in Section 4.07(b) hereof), and (iv) in such event such Purchase Price shall not be considered due and payable so that no Event of Default shall be deemed to have occurred.

The Remarketing Agent shall use its best efforts to cause the Bonds in a Long-Term Interest Rate required to be purchased on the date set for mandatory tender for such Bonds pursuant to “Mandatory Tender at Beginning of a New Long-Term Interest Rate Period” or “Mandatory Tender Upon a Change in the Determination Method” under paragraph 7 in the form of the Bonds, to be remarketed (in such Determination Method or Methods) on the first date thereafter at which time all such Bonds can be sold at par, at a rate not exceeding the Maximum Rate.

(5) Auction Period Rate. During an ARS Rate Period, the Auction Period Rate will be determined by the Auction Agent in accordance with the provisions set forth in Exhibit C hereto, which is part of this Agreement.

(6) Failure of Remarketing Agent to Announce Interest Rates on the Bonds. Except as set forth in Exhibit C, if the appropriate interest rate or Commercial Paper Period on the Bonds of any series is not or cannot be determined for any reason, the method of determining interest on such Bonds shall be as provided in this Section 3.02(a)(6). If such Bonds bear interest at the Daily Rate or the Weekly Rate, interest will be payable at the Alternate Rate, and such Bonds bearing interest at the Commercial Paper Rate shall be automatically converted to the Weekly Rate (without the necessity of complying with the requirements of Section 3.02(b)), and if the Weekly Rate cannot be determined, interest thereon will be payable at the Alternate Rate, until such time as the Determination Method can be changed in accordance with Section 3.02(b). If such Bonds bear interest at the Long-Term Interest Rate, the Bonds (i) shall not be purchased on the date set for mandatory tender occurring the day after the last day of the then-current Long-Term Interest Rate Period for such Bonds in accordance with “Mandatory Tender at Beginning of a New Long-Term Interest Rate Period” or “Mandatory Tender Upon a Change in the Determination Method” under paragraph 7 in the form of Bond but shall instead be returned to their holders and remain outstanding, (ii) shall continue in the Long-Term Interest Rate until purchased, as described in the immediately succeeding clause (iii), and shall bear interest at a Long-Term Interest Rate of the lower of the Maximum Rate or such rate as determined by the Remarketing Agent based upon prevailing market conditions at the time such Bonds were converted to the Long-Term Interest Rate previously in effect until so purchased, and (iii) shall be purchased upon the availability of remarketing proceeds to purchase such Bonds (or funds as provided for in Section 4.07(b) hereof). In such event the Purchase Price shall not be considered due and payable so that no Event of Default shall be deemed to have occurred. The Remarketing Agent shall use its best efforts to cause the Bonds in a Long-Term Interest Rate required to be purchased on the date set for mandatory tender for such Bonds pursuant to “Mandatory Tender at Beginning of a New Long-Term Interest Rate Period” or “Mandatory

Tender Upon a Change in the Determination Method” under paragraph 7 in the form of Bond, to be remarketed (in such Determination Method or Methods) on the first date thereafter at which time all such Bonds can be sold at par, at a rate not exceeding the Maximum Rate. The Trustee shall promptly notify the Bondholders of any such automatic change as set forth in Section 4.06(b).

While Bonds of any series are in a Commercial Paper Mode, during any transition period caused by an automatic conversion of such Bonds to a Weekly Rate in accordance with this Subsection (6), Bonds bearing interest at a Weekly Rate and Bonds bearing interest at a Commercial Paper Rate, as applicable, shall be governed by the provisions of this Agreement applicable to such methods of determining interest on the Bonds.

(b) Initial Interest Rate Determination Method; Change in Interest Rate Determination Method.

(1) The Bonds of each series shall bear interest for the Initial Period for such series at the respective rates determined in accordance with this Agreement on or prior to the date of delivery of the Bonds by the Underwriter for each series as the minimum rate required to sell the Bonds of such series on the date of issuance at a purchase price of par. Thereafter the Auction Period Rate to be applicable to the Bonds of each series during an Auction Period shall be determined by the Auction Agent and notice thereof shall be given as provided in Exhibit C hereto. Interest shall accrue from one Interest Payment Date to, but not including, the next Interest Payment Date. Following the Initial Period, the Bonds of each series shall bear interest at Auction Period Rates for Auction Periods established in accordance with this Agreement, until changed in accordance with this Agreement. The Company may change the Determination Method, of all but not part of the Bonds, from time to time by notifying, as applicable, the Authority, the Trustee, the Bond Insurer, the Remarketing Agent, the Auction Agent and the Broker-Dealer. Such notice (a “Conversion Notice”) shall contain the effective date of such change; provided, however, that if the change is to the Auction Period Rate Determination Method from another Determination Method or from the Auction Period Rate Determination Method to another Determination Method, the Conversion Notice shall be given in accordance with Section 3.03(a) or Section 3.03(b), as applicable. The Conversion Notice for the Bonds of any series must be accompanied by a Favorable Opinion of Tax Counsel addressed to the Bond Insurer, the Authority and the Trustee. If the Company’s Conversion Notice complies with this paragraph, and if the Company shall deliver to the Trustee, the Bond Insurer and the Authority a confirming Favorable Opinion of Tax Counsel on the effective date as specified in the Conversion Notice, the interest rate on the Bonds of such series will be determined on the basis of the new rate on the effective date specified by the Company until there is another change as provided in this Section.

If the Company wishes to change the Determination Method for the Bonds of any series to or from an Auction Period Rate, the Company must comply with Section 3.03.

If, 30 days before the end of a Long-Term Interest Rate Period for the Bonds of any series, the Company has not provided for the next interest rate period, a new Long-Term Interest Rate Period of the same duration will follow (or if shorter, a Long-Term Interest Rate Period ending on the day before the Maturity Date for the Bonds of such series).

When one Long-Term Interest Rate Period for the Bonds of any series follows another, all provisions of this Agreement applying to a change in the Determination Method will apply, except:

(A) the mandatory tender described under “Mandatory Tender Upon a Change in the Determination Method” in the Bonds will not apply, but the mandatory tender described under “Mandatory Tender at Beginning of a New Long-Term Interest Rate Period” in the Bonds will apply;

(B) the Company will not be required to deliver a Favorable Opinion of Tax Counsel if a new Long-Term Interest Rate Period begins as a result of the Company failing to provide for the next interest rate period; and

(C) the Company will not be required to deliver a Favorable Opinion of Tax Counsel if (i) the Company has previously designated a series of successive Long-Term Interest Rate Periods which, together with the current Long-Term Interest Rate Period, are substantially equal in length, (ii) a Favorable Opinion of Tax Counsel addressed to the Trustee was delivered before the first such Long-Term Interest Rate Period in that series which applies to each such successive Long-Term Interest Rate Period and (iii) no other change in the security for the Bonds of such series or in this Agreement or the terms of the Bonds of such series is made which is effective as of, or agreed to in connection with, the effective date of such subsequent Long-Term Interest Rate Period.

(2) Limitations. Any change in the Determination Method for the Bonds of any series pursuant to paragraph (1) above must comply with the following:

(i) the effective date of a change (or each effective date in the case of a change from a Commercial Paper Mode) shall be a Business Day which is at least 15 days (30 days if a Long-Term Interest Rate is then in effect and the effective date is before the day after the last day of a Long-Term Interest Rate Period, and 20 days if an ARS Rate Period is then in effect) after receipt by the Trustee of the Company’s Conversion Notice;

(ii) if a Long-Term Interest Rate is then in effect, the effective date of any change must be either the day after the last day of the then current Long-Term Interest Rate Period or, except as described in clause (iii) below, a day on which such Bonds would otherwise be subject to redemption under the paragraph “Optional Redemption During Long-Term Interest Rate Period” in paragraph 9 of the Bonds if the change did not occur;

(iii) if the Company has previously designated successive Long-Term Interest Rate Periods, the effective date of each Long-Term Interest Rate Period must be the day after the last day of the previous Long-Term Interest Rate Period;

(iv) if a Commercial Paper Mode is then in effect, the effective date of any change must be either the day after the last day of the Commercial Paper Mode or, as to any Bond, the day after the last day of the Commercial Paper Period then in effect (or to be in effect) with respect to that Bond;

(v) if any Bonds have been called for redemption and the redemption has not yet occurred, the effective date of the change cannot be before such redemption date;

(vi) if a Long-Term Interest Rate for the Bonds of such series is then in effect, the effective date of any change cannot occur during the period after a Record Date and to, but not including, the related Interest Payment Date;

(vii) if a Commercial Paper Mode is then in effect, the Remarketing Agent shall determine Commercial Paper Periods of such duration that will, in the judgment of the Remarketing Agent, best promote an orderly transition on the effective date. After the receipt by the Trustee of the Company’s Conversion Notice, the day after the last day of each Commercial Paper Period shall be, with respect to such Bond, not later than the effective date of the change. The Remarketing Agent shall promptly give written notice of each such last date and each such effective date with respect to each Bond to the Authority, the Company and the Trustee;

(viii) if an Auction Period Rate is then in effect, the effective date of any change must be the day after the last day of the Auction Period then in effect; and

(ix) in the event of a conversion to an Auction Period Rate Determination Method from Commercial Paper Mode, the effective date of such conversion may not be earlier than the day following the last day of the longest Commercial Paper Period for the Bonds of such series then in effect.

During any transition period in connection with a change in Determination Method for the Bonds of any series from the Commercial Paper Mode to a Daily Rate, Weekly Rate or a Long-Term Interest Rate, as applicable, in which the Remarketing Agent is setting different Commercial Paper Periods in order to effect an orderly transition of such change, Bonds of such series bearing interest at a Commercial Paper Rate shall be governed by the provisions of this Agreement applicable to a Commercial Paper Mode, and Bonds of such series bearing interest at a Daily Rate, Weekly Rate or Long-Term Interest Rate, as applicable, shall be governed by the provisions of this Agreement applicable to such Determination Methods.

(c) Calculation of Interest. The Remarketing Agent, and in the case of subparagraph 5 below, the Auction Agent, shall provide the Trustee and the Company with notice by Electronic Means (any such notice by telephone to be delivered to a Responsible Officer of the Trustee) by 1:00 p.m., New York City time,

(1) on the last Business Day of a month in which interest on any series of Bonds was payable at a Daily Rate, of the Daily Rate for each day in such month,

(2) on each day on which a Weekly Rate becomes effective, of the Weekly Rate,

(3) on the first day of each Commercial Paper Period, of the length thereof and the Commercial Paper Rate, and, if there is more than one Commercial Paper Rate then in effect, of the related applicable principal amounts,

(4) on the first Business Day of a Long-Term Interest Rate Period, of the Long-Term Interest Rate or Long-Term Interest Rates set for that period,

(5) on the first Business Day of each Auction Period, of the Auction Period Rate set for that period, and

(6) on any Business Day preceding any redemption or purchase date, any interest rate requested by the Trustee in order to enable it to calculate the accrued interest, if any, due on such redemption or purchase date.

Using the rates supplied by this notice, the Trustee will calculate the interest payable on the Bonds. The Remarketing Agent or the Auction Agent, as the case may be, will inform the Trustee and the Company orally at the oral request of either of them of any interest rate so set. The Trustee will confirm the effective interest rate in writing to any Bondholder who requests it.

The setting of the rates by the Remarketing Agent or the Auction Agent, as applicable, the determination of Commercial Paper Periods by the Remarketing Agent and the calculation of interest payable on the Bonds by the Trustee as provided in this Agreement will be conclusive and binding on the Authority, the Company, the Trustee and the owners of the Bonds.

(d) Change in Rate Determination Method-Opinions of Counsel. Notwithstanding any provision of this Section 3.02, no change shall be made in the Determination Method for the Bonds of any series at the direction of the Company pursuant to Section 3.02(b)(1), and the Bonds of each series shall continue to bear interest in accordance with the then current Determination Method, if the Trustee shall receive written notice prior to the effective date of such change that (i) the Favorable Opinion of Tax Counsel and confirmation thereof if required under Section 3.02(b)(1) has not been delivered or (ii) that the Company has revoked its election. If the Trustee shall have sent any notice to the Bondholders of any series regarding a change in rate pursuant to Section 4.06(b), then in the event of such failure to deliver such opinion or confirmation, or revocation by the Company, the Trustee shall promptly notify all Bondholders of any affected series of such failure and, except for Bonds of such series in the Auction Period Rate, the Bonds of such series shall still be subject to mandatory tender on that proposed date and the Remarketing Agent shall remarket the Bonds of such series pursuant to the terms of this Agreement. If the change was from an Auction Period Rate, Section 3.03(b)(4) will apply.

Section 3.03. Changes to and from Auction Period Rate Determination Method.

(a) Changes to Auction Period Rate. At the option of the Company, all of the Bonds of any series (in an amount which is an authorized denomination for the new Rate Period) may be converted from another Determination Method to the ARS Rate Period Determination Method. Any such conversion shall be made as follows:

(1) In any such conversion from a Daily Rate or a Weekly Rate, the ARS Conversion Date shall be a regularly scheduled Interest Payment Date on which interest is payable for the Interest Period from which the conversion is to be made; provided, however, that if the conversion is from a Long-Term Interest Rate, the ARS Conversion Date shall be a regularly scheduled Interest Payment Date on which a new Long-Term Interest Rate would otherwise have commenced, and in any such conversion from a Commercial Paper Rate, the

ARS Conversion Date shall be the last regularly scheduled Interest Payment Date on which interest is payable for any Interest Period theretofore established for the Bonds of such series to be converted.

(2) The Company shall give written notice of any such conversion to the Remarketing Agent, the Bond Insurer, the Authority, the Trustee, the Auction Agent, and each Broker-Dealer, as applicable, not less than seven (7) Business Days prior to the date on which the Trustee is required to notify the Bondholders of such series of the conversion pursuant to subparagraph (3) below. Such notice shall specify the Bonds to be converted, the ARS Conversion Date and the length of the initial Auction Period. Together with such notice, the Company shall file with the Authority and the Trustee a Favorable Opinion of Tax Counsel to the effect that the conversion of the Bonds to an ARS Rate Period shall not adversely affect the validity of the Bonds or any exclusion from gross income for federal income tax purposes to which interest on the Bonds would otherwise be entitled. No such change to an ARS Rate Period shall become effective unless the Company shall also file, with the Authority, the Bond Insurer and the Trustee, a Favorable Opinion of Tax Counsel to the same effect dated the ARS Conversion Date.

(3) Not less than fifteen (15) days prior to the ARS Conversion Date, the Trustee shall mail a written notice of the conversion to the registered owners of all Bonds to be converted setting forth the same information contained in subparagraph (2) above and stating that such Bonds shall be subject to mandatory tender at a purchase price equal to 100% of the principal amount thereof plus accrued interest on the ARS Conversion Date; provided, however, that the Trustee shall not mail such written notice if converting from a Commercial Paper Rate until it has received a written confirmation from the Remarketing Agent that no Interest Period for such Bonds extends beyond the ARS Conversion Date.

(4) The Auction Period Rate for the Auction Period commencing on the ARS Conversion Date shall be the lowest rate which, in the judgment of the Broker-Dealers for the Bonds of such series, is necessary to enable the Bonds of such series to be remarketed at a price equal to the principal amount thereof, plus accrued interest, if any, on the ARS Conversion Date. Such determination shall be conclusive and binding on the Authority, the Company, the Trustee, the Auction Agent, the Bond Insurer, the Beneficial Owners and the Bondholders.

(5) Not later than 5:00 p.m., New York City time, on the date of determination of the Auction Period Rate, the Broker-Dealer, shall notify the Trustee, the Company, and the Auction Agent of the Auction Period Rate by Electronic Means.

(6) Interest on the Bonds in an Auction Period of 180 days or less will be computed on the basis of actual days over 360 and in an Auction Period greater than 180 days on the basis of a 360-day year of twelve 30-day months.

(7) The Company may revoke its election to effect a conversion of the interest rate on any series of Bonds to an Auction Period Rate by giving written notice of such revocation to the Trustee, the Remarketing Agent, the Auction Agent, the Bond Insurer and each Broker-Dealer, as applicable, at any time prior to the setting of the Auction Period Rate by the Broker-Dealer.

(8) No series of Bonds may be converted to the Auction Period Rate Determination Method when such series of Bonds is not held by a Securities Depository in book-entry form.

(b) Conversions from Auction Period Rate Determination Method. At the option of the Company, all of the Bonds of any series (in an amount which is an authorized denomination for the new Rate Period) may be converted from an ARS Rate Period to another Determination Method. Any such conversion shall be made as follows:

(1) The Conversion Date from an ARS Rate Period shall be the Interest Payment Date following the final Auction Period.

(2) The Company shall give written notice of any such conversion to the Authority, the Bond Insurer, the Trustee, the Remarketing Agent, if any, the Auction Agent and the Broker Dealer(s) not less than seven (7) Business Days prior to the date on which the Trustee is required to notify the registered owners of the conversion pursuant to subparagraph (3) below. Such notice shall specify the series of Bonds to be converted, the Conversion Date and the new rate period to which the conversion shall be made. Together with such notice, the Company shall file with the Authority and the Trustee a Favorable Opinion of Tax Counsel to the effect that the conversion of the Bonds to be converted shall not adversely affect the validity of the Bonds or any exclusion from gross income for federal income tax purposes to which interest on the Bonds would otherwise be entitled. No change to a Daily Rate, a Weekly Rate, a Long-Term Interest Rate or a Commercial Paper Rate shall become effective unless the Company shall also file, with the Authority, the Authority and the Trustee, a Favorable Opinion of Tax Counsel to the same effect dated the Conversion Date.

(3) Not less than twenty (20) days prior to the Conversion Date, the Trustee shall mail a written notice of the conversion to the registered owners of all Bonds to be converted, specifying the Conversion Date.

(4) At any time prior to 10:00 a.m. New York City time on the Business Day immediately preceding the Conversion Date the Company may withdraw its notice of conversion and the Auction for such Bonds shall be held on such Auction Date as if no conversion notice had ever been given. If on a Conversion Date there has not been a timely withdrawal of the conversion notice as set forth in the preceding sentence or any condition precedent to such conversion is not satisfied, the Trustee shall give notice by Electronic Means as soon as practicable and in any event not later than the next succeeding Business Day to the registered owner of the Bonds to have been converted, the Authority, the Auction Agent, the Broker-Dealers and the Bond Insurer that such conversion has not occurred, that the Bonds shall not be purchased on the failed Conversion Date, that the Auction Agent shall continue to implement the Auction Procedures on the Auction Dates with respect to such Bonds which otherwise would have been converted excluding however, the Auction Date falling on the Business Day next preceding the failed Conversion Date, and that the interest rate shall continue to be the Auction Period Rate; provided, however, that the interest rate borne by the Bonds which otherwise would have been converted during the Auction Period commencing on such failed Conversion Date shall be the Maximum Rate, and the Auction Period shall be the seven-day Auction Period.

(5) On the Conversion Date applicable to the Bonds to be converted, the Bonds to be converted shall be subject to mandatory tender at a purchase price equal to 100% of the principal amount thereof, plus accrued interest. The principal portion of the purchase price of the Bonds so tendered shall be payable solely from the proceeds of the remarketing of such Bonds. In the event that the conditions of a conversion are not satisfied, including the failure to remarket all applicable Bonds on a mandatory tender date, the Bonds shall not be subject to mandatory tender, shall be returned to their owners, shall automatically convert to a seven-day Auction Period and shall bear interest at the Maximum Rate.

(6) A liquidity facility shall be required to support the Bonds of a series in the event the Bonds of such series are changed to a Determination Method other than an Auction Period Rate or a Long-Term Interest Rate for which the Long-Term Interest Rate Period is five years or more. The Bond Insurer’s prior written approval of the liquidity facility and the liquidity facility provider shall be obtained prior to the liquidity facility being entered into. The Authority (at the direction of the Company) and the Trustee shall amend this Agreement to incorporate provisions necessary to effect any such change in Determination Method.

Section 3.04. Undelivered Bonds. If a Bond is tendered for purchase as provided in Article III, or if the holder of a Bond gives irrevocable instructions to the Remarketing Agent for purchase, and in each case funds are deposited with the Trustee sufficient for the purchase, the Trustee upon request of the Company or the Remarketing Agent will authenticate a new Bond in the same maturity and in the same denomination registered as the Company or the Remarketing Agent may direct and deliver it to the Company or upon the Company’s order, whether or not the Bond purchased is ever delivered, and the undelivered Bonds shall be canceled on the books of the Trustee, whether or not said undelivered Bonds have been delivered to the Trustee. From and after the purchase date, interest on such Bond shall cease to be payable to the prior holder thereof, such holder shall cease to be entitled to the benefits or security of this Agreement and shall have recourse solely to the funds held by the Trustee for the purchase of such Bond, and the Trustee shall not register any further transfer of such Bond by such prior holder. If Bonds to be purchased are not delivered by the holders by 12:00 noon, New York City time, on any purchase date, the Trustee shall hold any funds received for the purchase of those Bonds in trust in a separate account and shall pay such funds to the former owners of the Bonds upon presentation of the Bonds. All funds held by the Trustee for the purchase of undelivered Bonds shall be held uninvested.

Section 3.05. Form of Bonds. The Bonds of each series shall be substantially in the form of Exhibit B, which is part of this Agreement, in the denominations provided for in the Bonds, with appropriate or necessary insertions, omissions and variations as permitted or required hereby, including the appropriate series designation and Maturity Date. The Bonds shall express the purpose for which they are issued and any other statements or legends which may be required by law or the provisions hereof, including the provisions of Section 6.01. Bonds will be numbered as determined by the Trustee. All Bonds, unless a supplemental agreement shall have been executed and delivered pursuant to Section 12.01, shall be in fully registered form, and, subject to Section 12.04, the holder of a Bond shall be regarded as the absolute owner thereof for all purposes of this Agreement.

Section 3.06. Execution and Authentication of Bonds. Each Bond shall be signed by the Chairman of the Authority and attested by the Secretary of the Authority in their official capacities (provided that any or all of those signatures may be facsimiles) and shall bear the seal or a facsimile of the seal, if any, of the Authority. In case any officer whose signature or a facsimile of whose signature appears on any Bond shall cease to be that officer before the issuance of the Bond, his signature or the facsimile thereof nevertheless shall be valid and sufficient for all purposes, the same as if he had remained in office until that time. Any Bond may be executed on behalf of the Authority by an officer who, on the date of execution is the proper officer, although on the date of the Bond that person was not the proper officer.

No Bond shall be valid or become obligatory for any purpose or shall be entitled to any security or benefit under this Agreement unless and until a certificate of authentication, substantially in the form set forth in Exhibit B to this Agreement, shall have been signed by the Trustee. The authentication by the Trustee upon any Bond shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder and is entitled to the security and benefit of this Agreement. The certificate of the Trustee may be executed by any person authorized by the Trustee, but it shall not be necessary that the same authorized person sign the certificates of authentication on all of the Bonds. In authenticating the Bonds, the Trustee shall add the date of its authentication of Bonds. No Bond shall be authenticated except in an authorized denomination.

Section 3.07. Transfer and Exchange of Bonds. Subject to Section 6.01, all Bonds are transferable or exchangeable by the holder thereof, in person or by the Bondholder’s attorney duly authorized in writing, at the office of the Trustee in the books required to be kept by the Trustee pursuant to the provisions of Section 3.08, upon surrender of such Bonds accompanied by delivery of a duly executed written instrument of transfer or exchange in a form approved by the Trustee. Whenever any Bond or Bonds shall be surrendered for transfer or exchange, the Trustee shall execute and deliver a new Bond or Bonds of authorized denominations of the same aggregate principal amount, except that the Trustee may require the payment by any Bondholder requesting such transfer or exchange of any tax or other governmental charge required to be paid with respect to such transfer or exchange. All Bonds surrendered pursuant to the provisions of this Section shall be canceled by the Trustee, shall not be redelivered and shall be disposed of as provided in Section 3.11. The Trustee shall not be required to transfer or exchange (i) any Bonds of the maturity or maturities being redeemed during the period commencing on the date ten days prior to the date of mailing of a notice of redemption of Bonds of that maturity for redemption and ending on such date of mailing or (ii) any Bond selected for redemption in whole or in part.

Section 3.08. Registration Books. The Trustee will keep at its office sufficient books for the registration of the ownership, transfer or exchange of the Bonds, which books shall be available for inspection by the Authority, the Company and the Trustee at reasonable hours and under reasonable conditions; and upon presentation for such purpose the Trustee shall, under such reasonable regulations as it may prescribe, register the ownership, transfer or exchange of the Bonds in such books as hereinabove provided. The ownership of any Bonds may be proved by the books required to be kept by the Trustee pursuant to the provisions of this Section.

Section 3.09. Temporary Bonds. The Bonds may be initially delivered in temporary form exchangeable for definitive Bonds when ready for delivery, which temporary Bonds shall be printed, lithographed or typewritten, shall be of such denominations as may be determined by the Trustee, shall be in fully registered form and shall contain such reference to any of the provisions hereof as may be appropriate. Every temporary Bond shall be authenticated and delivered by the Trustee upon the same conditions and terms and in substantially the same manner as definitive Bonds. If the Trustee authenticates and delivers temporary Bonds, the Authority will prepare and execute and the Trustee will authenticate definitive Bonds without delay, and in that case upon demand of the holder of any temporary Bonds such definitive Bonds shall be exchanged without cost to such Bondholder for temporary Bonds at the office of the Trustee upon surrender of such temporary Bonds, and until so exchanged such temporary Bonds shall be entitled to the same benefit, protection and security hereunder as the definitive Bonds executed and delivered hereunder. All temporary Bonds surrendered pursuant to the provisions of this Section shall be canceled by the Trustee, shall not be redelivered and shall be disposed of as provided in Section 3.11.

Section 3.10. Bond Mutilated, Destroyed, Lost or Stolen. If any Bond shall become mutilated, the Trustee shall authenticate and deliver a new Bond of like tenor and of the same Maturity Date in lieu of the mutilated Bond, but only upon surrender to the Trustee of the mutilated Bond, and every mutilated Bond surrendered to the Trustee shall be canceled by it and shall not be redelivered and shall be disposed of as provided in Section 3.11. If any Bond shall be destroyed, lost or stolen, evidence of such destruction, loss or theft may be submitted to the Trustee and if such evidence is satisfactory to the Trustee, and the Trustee and the Authority receive indemnity satisfactory to them, the Trustee shall authenticate and deliver a new Bond of like tenor and of the same Maturity Date in substitution for the destroyed, lost or stolen Bond. The Trustee may require payment of a sum not exceeding the actual cost of preparing each new Bond authenticated and delivered by it under this Section and of the expenses which may be incurred by it under this Section. Any replacement Bond authenticated and delivered under the provisions of this Section in lieu of or in substitution for any mutilated, destroyed, lost or stolen Bond shall be equally and proportionately entitled to the benefit, protection and security hereof with all other Bonds executed and delivered hereunder, to the same extent as the mutilated, destroyed, lost or stolen Bond replaced; and neither the Trustee nor the Authority shall be required to treat both the original Bond and any replacement Bond as being outstanding for the purpose of determining the principal amount of Bonds which may be authenticated and delivered hereunder or for the purpose of determining any percentage of Bonds outstanding hereunder, but both the original and the replacement Bond shall be treated as one and the same. Notwithstanding any other provision of this Section, rather than authenticating and delivering a new Bond for a mutilated, destroyed, lost or stolen Bond which has been called for redemption, the Trustee may make payment of the principal of such mutilated, destroyed, lost or stolen Bond directly to the holder thereof under such regulations as the Trustee may prescribe.

Section 3.11. Safekeeping and Cancellation of Bonds. Any Bond surrendered pursuant to this Article for the purpose of payment or retirement, or for exchange, replacement or transfer, shall be canceled upon presentation and surrender thereof to the Trustee.

The Company on behalf of the Authority, may deliver at any time to the Trustee for cancellation any outstanding Bonds previously authenticated and delivered hereunder, which the Authority or the Company may have acquired in any manner whatsoever. All Bonds so delivered shall be canceled promptly by the Trustee. Certification of the surrender and cancellation shall be made by the Trustee to the Authority and the Company upon the request of either therefor. Such canceled Bonds shall be disposed of by the Trustee in accordance with its customary procedures.

Section 3.12. Special Agreement with Bondholders. Notwithstanding any provision of this Agreement or of any Bond to the contrary, with the approval of the Company, the Trustee may enter into an agreement with any holder of at least $1,000,000 aggregate principal amount of Bonds providing for making all payments to that holder on that Bond or any part thereof (other than any payment of the entire unpaid principal amount thereof) at a place and in a manner other than as provided in this Agreement and in the Bond, without presentation or surrender of the Bond, upon any conditions which shall be satisfactory to the Trustee and the Company; provided, that payment in any event shall be made to the person in whose name a Bond shall be registered on the books required to be kept by the Trustee pursuant to the provisions of Section 3.08, with respect to payment of principal and premium, on the date such principal and premium is due, and, with respect to the payment of interest, as of the applicable Record Date.

Section 3.13. CUSIP Numbers. The Authority in issuing the Bonds may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Bondholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers of which the Company has written notice.

ARTICLE IV

REDEMPTION, MANDATORY TENDER AND REMARKETING

Section 4.01. Redemption.

(a) Special Mandatory Redemption Upon Taxability. If, as a result of the failure of the Company to observe any covenant, agreement or representation in this Agreement, a court of competent jurisdiction or any administrative agency finally determines (such determination not to be considered final unless the Authority has been given written notice and, if, in consultation with the Company, the Authority determines to contest, at the Company’s expense, either directly or in the name of any holder of a Bond, any such determination, until the conclusion of any appellate review if sought by the Authority in consultation with the Company) that the interest payable on any Bond is includable for federal income tax purposes in the gross income, as defined in Section 61 of the Code, of any Bondholder (other than a “substantial user” of the Project or a “related person,” as defined in the Code), the Bonds shall be subject to special mandatory redemption prior to maturity, as a whole, or in part if such partial redemption will preserve the exclusion from gross income for federal income tax purposes of interest on the remaining Bonds outstanding (and if in part, to be selected by the Trustee or by the Securities Depository, as applicable, by lot or in any other customary manner as determined by the Trustee or by the Securities Depository, as applicable) at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, without premium. The Company will give notice to the Authority and the Trustee in writing of the amount of Bonds to be redeemed and of the date selected for such redemption not later than 90 days after the date of such final determination, such redemption date to be not more than 180 days after the date of such final determination.

(b) Extraordinary Optional Redemption. The Bonds are subject to redemption prior to maturity at the option of the Company, by notice to the Trustee and the Authority, in whole, at any time, at a redemption price equal to the principal amount of the outstanding Bonds, plus accrued interest thereon to the date of redemption, without premium, on any date selected by the Company, but not less than 45 days after nor more than 180 days after the Company shall have given notice of its exercise of the right to make such prepayment. The Company may exercise its right to cause the Bonds to be redeemed at its option, if:

(1) In the opinion of the Company, the continued operation by the Company of all or substantially all of the Project Units is impracticable, uneconomical or undesirable due to (A) the imposition of taxes or other liabilities or burdens not being imposed as of the date of the Bonds, (B) changes in technology or in the economic availability of raw materials or operating supplies or equipment or (C) destruction of or damage to all or a substantial portion of such Project Units; provided, however, that the Company may not exercise its right to redeem the Bonds for reasons described in this clause (1) if any portion of the redemption price is to be paid from the proceeds of tax-exempt bonds;

(2) All or substantially all of the Project Units shall have been condemned or taken by eminent domain;

(3) The operation by the Company of all or substantially all of the Project Units shall have been enjoined and the Company shall have been prevented from carrying on normal operations at such Project Units for a period of six months or more; or

(4) In the event the First Mortgage Bonds have been issued, all or substantially all the mortgaged and pledged property constituting bondable property (as defined in the First Mortgage) which at the time shall be subject to the lien of the First Mortgage as a first lien shall be released from the lien of the First Mortgage pursuant to the provisions thereof, and available moneys in the hands of the trustee or trustees at the time serving as such under the First Mortgage, including any moneys deposited by the Company available for the purpose, are sufficient to redeem all the first mortgage bonds of all series issued pursuant to the First Mortgage at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

For purposes of clause (1) of this Section 4.01(b), the “opinion of the Company” shall be expressed to the Authority and the Trustee by delivery of a certified copy of a resolution of the Board of Directors of the Company or the Executive Committee thereof stating that it is the opinion of said Board of Directors or Executive Committee that the circumstances, situations or conditions described in subclause (A), (B) or (C) of such clause (1) exist to the extent required for the Company to exercise the option provided.

(c) Optional Redemption. The Bonds of each series shall be subject to redemption at the option of the Company as provided under “Optional Redemption During Long-Term Interest Rate Period”, “Optional Redemption During Daily or Weekly Rate Period”, or “Optional Redemption During ARS Rate Period” in paragraph 9 of the form of the Bonds. The Company will notify the Trustee in writing of such redemption at least 15 days before the date on which the Trustee is required to deliver notice of redemption to the Bondholders.

(d) Special Mandatory Redemption upon Reorganization. In the event that the Bond Insurance Policy is in effect and the Company is a party to any “Reorganization” as defined in the Insurance Agreement to which the Bond Insurer has not consented, and the obligations of the Company under, and in respect of, the Bonds, this Agreement and the Insurance Agreement have not been assumed by and become direct and primary obligations of a “Regulated Utility Company” as defined in the Insurance Agreement, the Bonds shall be subject to special mandatory redemption prior to maturity, as a whole, at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, without premium. The Company will give notice to the Authority and the Trustee in writing of the date selected for such redemption not later than 45 days before the effective date of such Reorganization, such redemption date to be not later than one Business Day before the effective date of such Reorganization.

Section 4.02. Optional Redemption Dates. The redemption date of Bonds of any series to be redeemed pursuant to any optional redemption provision in this Agreement and the Bonds will be a date permitted by the Bonds and specified by the Company in the notice delivered pursuant to Section 4.04.

Section 4.03. Selection of Bonds to Be Redeemed. Except as provided in the Bonds, if fewer than all the Bonds of any series are to be redeemed, the Trustee will select the Bonds to be redeemed by lot, except that the Trustee will first select any Bonds owned by the Company or any of its nominees or held by the Trustee for the account of the Company or any of its nominees. The Trustee will make the selection from Bonds not previously called for redemption. For this purpose, the Trustee will consider each Bond in a denomination larger than the minimum denomination permitted by the Bonds at the time to be separate Bonds each in the minimum denomination. Provisions of this Agreement that apply to Bonds called for redemption also apply to portions of Bonds called for redemption.

Section 4.04. Redemption Notices.

(a) Official Notice of Redemption. The Trustee will give notice of each redemption as provided in the Bonds and will at the same time give a copy of the notice to the Remarketing Agent, the Auction Agent, the Bond Insurer and each Broker-Dealer, as applicable. The notice shall identify the Bonds to be redeemed (including CUSIP numbers) and shall state (1) the redemption date (and, if the Bonds provide that accrued interest will not be paid on the redemption date, the date it will be paid), (2) the redemption price, (3) that the Bonds called for redemption must be surrendered to collect the redemption price, (4) the address at which the Bonds must be surrendered and (5) that interest on the Bonds called for redemption ceases to accrue on the redemption date.

With respect to an optional redemption of any Bonds under “Optional Redemption During Long-Term Interest Rate Period,” “Extraordinary Optional Redemption,” “Optional Redemption During Daily or Weekly Rate Period” or “Optional Redemption During ARS Rate Period” in paragraph 9 of the form of the Bonds, unless moneys sufficient to pay the principal of, premium, if any, and interest on the Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice of redemption, such notice may state that said redemption shall be conditional upon the receipt of such moneys by the Trustee on or prior to the date fixed for redemption. If such moneys are not received, such notice shall be of no force and effect, such Bonds shall not be redeemed, the redemption price shall not be due and payable and the Trustee shall give notice, in the same manner in which the notice of redemption was given, that such moneys were not so received and that such Bonds will not be redeemed.

Failure to give any required notice of redemption as to any particular Bonds or any defect therein will not affect the validity of the call for redemption of any Bonds in respect of which no such failure or defect has occurred. Any notice mailed as provided in the Bonds shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by any holder.

(b) Additional Notice of Redemption. In addition to the redemption notice required above, further notice (the “Additional Redemption Notice”) shall be given by the Trustee as set out below. No defect in the Additional Redemption Notice nor any failure to give all or any portion of the Additional Redemption Notice shall in any manner defeat the effectiveness of a call for redemption if notice is given as prescribed in paragraph (a) above.

(1) Each Additional Redemption Notice shall contain the information required in paragraph (a) above for an official notice of redemption plus (i) the CUSIP numbers of all Bonds being redeemed; (ii) the date of the Bonds as originally issued; (iii) the Determination Method for, or the rate of interest borne by, each Bond being redeemed; (iv) the maturity date of each Bond being redeemed; and (v) any other descriptive information needed to identify accurately the Bonds being redeemed.

(2) Each Additional Redemption Notice shall be sent at least 30 days before the redemption date by registered or certified mail or overnight delivery service (or by such other means as the Trustee may have established with the Securities Depository or any information service) to all registered securities depositories then in the business of holding substantial amounts of obligations similar to the Bonds (such depository now being The Depository Trust Company of New York, New York) and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds.

The information required in any redemption notice (including an Additional Redemption Notice) pursuant to this Section and the information required in any notice of tender (including an Additional Tender Notice, as hereinafter defined) may be combined in a single notice if it is sent to Bondholders in the manner and at the time specified under “Notice of Redemption” in paragraph 9 of the form of the Bonds.

Any redemption notice may state that no representation is made as to the correctness of “CUSIP” numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers.

If any Bonds which bear interest at an Auction Period Rate are to be redeemed in part and such Bonds are held by a Securities Depository, the Trustee shall include in the notice of the call for redemption delivered to the Securities Depository (i) a date placed under an item entitled “Publication Date for Securities Depository Purposes” and such date shall be three Business Days after the Auction Date immediately preceding such redemption date and (ii) an instruction to the Securities Depository to (x) determine on such Publication Date after the Auction held on the immediately preceding Auction Date has settled, the Securities Depository Participants whose Securities Depository positions shall be redeemed and the principal amount of such Auction Rate Bonds to be redeemed from each such position (the “Securities Depository Redemption Information”), and (y) notify the Auction Agent immediately after such determination of (1) the positions of the Securities Depository Participants in such Bonds immediately prior to such Auction settlement, (2) the position of the Securities Depository Participants in such Auction Period Rate Bonds immediately following such Auction settlement, and (3) the Securities Depository Redemption Information. The Trustee shall send a copy of such notice to the Auction Agent.

Upon surrender to the Trustee, Bonds called for redemption shall be paid as provided in this Article at the redemption price (including premium, if any) stated in the notice, plus interest accrued to the redemption date, or at a purchase price as provided in the form of Bond. Bonds called for redemption and purchased pursuant to a tender before the redemption date will not be redeemed but will be dealt with as provided below in this Article.

Section 4.05. Bonds Redeemed in Part. Subject to ARTICLE VI, upon surrender of a Bond redeemed in part, the Trustee will authenticate for the holder a new Bond or Bonds in authorized denominations equal in principal amount to the unredeemed portion of the Bond surrendered.

Section 4.06. Mandatory Tender.

(a) Mandatory Tender of Bonds. The Bonds are subject to mandatory tender as provided in paragraph 7 of the form of the Bonds.

(b) Notice to Bondholders of Change in Interest Rate Determination Method. When a change in the Determination Method is to be made or upon commencement of a new Long-Term Interest Rate Period for any series of Bonds, the Trustee will, upon notice from the Company pursuant to Section 3.02(b), notify the Bondholders of such series by first class mail at least 15 days before the effective date of the change or the commencement of a new Long-Term Interest Rate Period, except that (i) such notice shall be given at least 30 days prior to the effective date if a Long-Term Interest Rate Period is in effect and the effective date is before the end of the Long-Term Interest Rate Period and (ii) no notice shall be given with respect to a tender under “Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode” in paragraph 7 of the form of the Bonds. The notice shall be effective when sent and shall state:

(1) the purchase date;

(2) the Purchase Price;

(3) that the Bonds to be tendered must be surrendered to collect the Purchase Price;

(4) the address at which or the manner in which the Bonds must be surrendered;

(5) that interest on the Bonds to be tendered ceases to accrue to such holder on the purchase date and such holder will be entitled only to the Purchase Price on the purchase date;

(6) that the interest rate determination method will be changed;

(7) the proposed effective date of the new rate;

(8) that a mandatory tender will result on the effective date of the change as provided in the Bonds; and

(9) any conditions precedent to such change and that, if such conditions are not satisfied, the Bonds will continue to bear interest in accordance with the then current method.

Failure to give any required notice of tender as to any particular Bonds or any defect therein will not affect the validity of the tender of any Bonds in respect of which no such failure or defect has occurred. Any notice mailed as provided in the Bonds shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by any holder.

(c) Additional Notice of Tender. In addition to the tender notice required above, further notice (the “Additional Tender Notice”) shall be given by the Trustee as set out below. No defect in the Additional Tender Notice nor any failure to give all or any portion of the Additional Tender Notice shall in any manner defeat the effectiveness of a tender notice if notice is given as prescribed in paragraph (b) above.

(1) Each Additional Tender Notice shall contain the information required in paragraph (c) above for an official notice of tender plus (i) the CUSIP numbers of all Bonds being tendered; (ii) the date of the Bonds as originally issued; (iii) the maturity date of each Bond being purchased; and (iv) any other descriptive information needed to identify accurately the Bonds being purchased.

(2) Each Additional Tender Notice shall be sent at least 15 days before the purchase date by registered or certified mail or overnight delivery service (or by such other means as the Trustee may have established with the Securities Depository or any information service) to all registered securities depositories then in the business of holding substantial amounts of obligations similar to the Bonds (such depository now being The Depository Trust Company of New York, New York) and to one or more national information services that disseminate notices of purchase of obligations such as the Bonds.

The information required in any tender notice (including an Additional Tender Notice) pursuant to this Section and the information required in any redemption notice (including an Additional Redemption Notice) may be combined in a single notice if it is sent to Bondholders in the manner and at the time specified under “Notice of Tender” in paragraph 7 of the form of the Bonds.

Section 4.07. Source of Funds for Purchase of Bonds. Funds for the payment of the Purchase Price of tendered Bonds shall be derived solely from the following sources in the order of priority indicated and neither the Trustee nor the Remarketing Agent shall be obligated to provide funds from any other source:

(a) proceeds of the remarketing of Bonds to persons other than the Company, the affiliates of the Company and the Authority and furnished immediately to the Trustee by the Remarketing Agent and deposited directly into and held continuously in, the Remarketing Proceeds Account; and

(b) money provided by the Company or otherwise available for the payment of the purchase price, and proceeds from the investment thereof.

In no event shall the Purchase Price of tendered Bonds, including a mandatory tender resulting from the conversion of an interest rate mode on the Bonds, be payable under the Bond Insurance Policy.

Section 4.08. Delivery of Bonds. On each tender date, the Bonds shall be delivered as follows:

(a) Bonds purchased by the Trustee with moneys described in Section 4.07(a) shall be delivered by the Remarketing Agent to the purchasers of those Bonds by 3:00 p.m., New York City time; and

(b) Bonds purchased by the Trustee with moneys described in Section 4.07(b) (the “Company-Held Bonds”) shall be, at the direction of the Company, either (i) delivered to and registered in the name of the Company on or before 3:00 p.m., New York City time, or (ii) delivered to or held by the Trustee for the account of the Company.

Section 4.09. No Purchase or Sale after Event of Default. Anything in this Agreement to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default under this Agreement, the Remarketing Agent shall not remarket any Bonds.

Section 4.10. Purchase Fund. There is hereby established and there shall be maintained with the Trustee a separate fund to be known as the “Purchase Fund”. The Trustee shall further establish separate accounts within the Purchase Fund to be known as the “Remarketing Proceeds Account” and the “Company Purchase Account.”

(a) Remarketing Proceeds Account. Upon receipt from the Remarketing Agent of the proceeds of a remarketing of Bonds on a purchase date, the Trustee shall directly deposit such proceeds, and shall deposit only such proceeds, in the Remarketing Proceeds Account for application to the Purchase Price of the Bonds. Neither the Authority nor the Company shall have any interest in the Remarketing Proceeds Account.

(b) Company Purchase Account. Upon receipt of funds provided to the Trustee by the Company pursuant to Section 5.05(c), the Trustee shall directly deposit such money, and shall deposit only such money, in the Company Purchase Account for application to the Purchase Price of the Bonds. Neither the Authority nor the Company shall have any interest in the Company Purchase Account.

(c) Investment. Amounts held in the Remarketing Proceeds Account and the Company Purchase Account by the Trustee shall be held uninvested.

Section 4.11. Disposition of Purchased Bonds.

(a) Bonds to Be Remarketed. Bonds purchased pursuant to tenders as provided in the form of Bonds or as provided in Section 4.06 will be offered for sale by the Remarketing Agent as provided in this Section except as follows:

(1) Bonds required to be tendered or redeemed, which are tendered between the date notice of mandatory tender or redemption is given and the mandatory tender date or redemption date, may be remarketed before the mandatory tender date or redemption date only if the buyer receives a copy of the mandatory tender notice or the redemption notice, as the case may be, from the Remarketing Agent; and

(2) Bonds will not be offered for sale under this Section during the continuance of an Event of Default under Section 10.01 of this Agreement.

(b) Remarketing Effort. Except to the extent the Company directs the Remarketing Agent not to do so, the Remarketing Agent will offer for sale and use reasonable efforts to sell all Bonds to be sold as provided in paragraph (a) above and, when directed by the Company, any Company-Held Bonds. The sale price of each Bond must be equal to the principal amount of each Bond plus accrued interest, if any, to the purchase date. The Company may direct the Remarketing Agent from time to time to cease and to resume sales efforts with respect to some of or all the Bonds. The Remarketing Agent may buy as principal any Bonds to be offered under this Section 4.11.

(c) Notices in Respect of Tenders. When the Trustee receives a notice from a Bondholder (or a Beneficial Owner through its direct Participant) as specified in paragraph 6 of the form of the Bond for the Bondholder (or a Beneficial Owner through its direct Participant) that Bonds are being tendered, the Trustee will promptly notify the Remarketing Agent and the Company by facsimile transmission or telephone, promptly confirmed in writing, of the receipt of such notice, but in no event later than the following times:

(1) when the Bonds bear interest at a Daily Rate, no later than 11:15 a.m. (New York City time) on the same Business Day; and

(2) when the Bonds bear interest at a Weekly Rate, no later than 11:15 a.m. (New York City time) on the Business Day next succeeding receipt of such notice.

(d) Delivery of Remarketed Bonds.

(1) Except when the Book-Entry System is in effect, the Trustee shall hold all Bonds delivered pursuant to this Section 4.11 in trust for the benefit of the owners thereof until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Bondholders, and thereafter, if such Bonds are remarketed, shall deliver replacement Bonds, prepared by the Trustee in accordance with the directions of the Remarketing Agent and authenticated by the Trustee, for any Bonds purchased in accordance with the written directions of the Remarketing Agent, to the Remarketing Agent for delivery to the purchasers thereof.

(2) Except in the case of Bonds bearing interest at an Auction Period Rate, the Remarketing Agent shall advise the Trustee and the Company in writing or by facsimile transmission of (A) the principal amount of Bonds which have been remarketed and that the proceeds of such remarketing have been received by the Remarketing Agent, and, (B) the denominations and registration instructions (including taxpayer identification numbers), in each case, in accordance with the following schedule (all times of which are New York City time):

CURRENT METHOD OF INTEREST RATE DETERMINATION OR, IN CONNECTION WITH A CHANGE IN SUCH METHOD, THE NEW METHOD OF INTEREST RATE DETERMINATION	TIME BY WHICH INFORMATION TO BE FURNISHED TO TRUSTEE
Commercial Paper Period	12:15 p.m. on the purchase date

Daily Rate Period	11:45 a.m. on the purchase date

Weekly Rate Period	11:45 a.m. on the purchase date

Long-Term Interest Rate Period	12:15 p.m. on the purchase date

(3) The terms of any sale by the Remarketing Agent shall provide for the authorization of the payment of the purchase price by the Remarketing Agent to the Trustee in exchange for Bonds registered in the name of the new Bondholder which shall be delivered by the Trustee to the Remarketing Agent at or before 2:00 p.m. (12:00 p.m. if the Bonds are not in a Book-Entry System) (New York City time) on the purchase date if the purchase price has been received from the Remarketing Agent by the time set forth in Section 4.11(e) on the purchase date.

(e) Delivery of Proceeds of Sale. The Remarketing Agent shall deliver directly to the Trustee an amount equal to the principal amount thereof plus accrued interest, if any, of the Bonds which the Remarketing Agent has advised the Trustee have been remarketed pursuant to Section 4.11(d)(2) no later than 1:30 p.m. (New York City time) on the purchase date.

Section 4.12. Purchase of Bonds in Lieu of Redemption. When Bonds are called for redemption pursuant to “Optional Redemption During Long-Term Interest Rate Period,” “Optional Redemption During Daily or Weekly Rate Period” or “Optional Redemption During ARS Rate Period” as provided under paragraph 9 in the form of Bond, the Company may purchase some or all of the Bonds called for redemption if it (or the Remarketing Agent) gives written notice to the Trustee, the Remarketing Agent, the Auction Agent, the Broker-Dealers and the Bond Insurer not later than the day before the redemption date that it wishes to purchase the principal amount of Bonds specified in the notice, at a purchase price equal to the redemption price. On the date specified as the redemption date, the Trustee will be furnished sufficient remarketing proceeds (or other funds provided by the Company as provided in Section 4.07(b) hereof) in sufficient time for the Trustee to make the purchase on the redemption date. Any such purchase of Bonds by the Company shall not be deemed to be a payment or redemption of the Bonds or any portion thereof and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

ARTICLE V

FUNDS AND ACCOUNTS

Section 5.01. Application of Proceeds. The proceeds received from the sale of the Bonds shall be applied as follows:

(a) any proceeds representing accrued interest on the Bonds will be deposited into the Bond Fund; and

(b) all other proceeds will be deposited into the Refunding Fund.

Section 5.02. Bond Fund. There is hereby established and created a fund for each series of Bonds to be designated “Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project) Series 2007 Bond Fund” and with a further designation for each series.

The Bond Fund for each series of Bonds and the moneys and Permitted Investments therein shall be used solely and exclusively for the payment of Bond Service Charges for such series of Bonds as they become due at stated maturity, by redemption, or by acceleration, all as provided herein.

Bond Service Charges shall be payable, as they become due, (i) in the first instance from the payments to be made by the Company to the Trustee pursuant to Section 5.05(a) and to be deposited in the Bond Fund, (ii) if those payments are not made or if moneys then on deposit in the Bond Fund and available for that purpose are not sufficient to pay the Bond Service Charges, from other Revenues to the extent then available, and (iii) from any other source lawfully available to the Trustee.

Except where moneys have been deposited with or paid to the Trustee pursuant to an instrument restricting their application to particular Bonds, all moneys required or permitted to be deposited with or paid to the Trustee under any provision of this Agreement, and any investments thereof, shall be held by the Trustee in trust. Except for (i) moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of the redemption of which shall have been duly given, and (ii) moneys held by the Trustee pursuant to Section 13.03, all moneys described in the preceding sentence held by the Trustee shall be subject to the lien hereof while so held.

The Trustee shall apply money contained in the accounts described below at the following respective times in the manner hereinafter provided, which accounts the Trustee hereby agrees to establish and maintain within the Bond Fund so long as this Agreement is not discharged in accordance with ARTICLE XIII and each such account shall constitute a trust fund for the benefit of the holders of the Bonds and the Bond Insurer, and the money in each such account shall be disbursed only for the purposes and uses hereinafter authorized.

(a) Interest Account. The Trustee, on each Interest Payment Date, shall withdraw and apply from moneys on deposit in the Interest Account for each series of Bonds an amount which shall be sufficient to pay interest payable on the outstanding Bonds of such series on such Interest Payment Date.

(b) Principal Account. The Trustee, on each Principal Payment Date, shall withdraw and apply from moneys on deposit in the Principal Account for each series of Bonds, an amount equal to the principal becoming due on Bonds of such series on such Principal Payment Date (other than a redemption date). Money in the Principal Account for such series shall be used and withdrawn by the Trustee on each Principal Payment Date solely for the payment of the principal of outstanding Bonds for such series.

(c) Redemption Account. The Trustee, on or before each redemption date, shall withdraw and apply from moneys on deposit in the Redemption Account for each series of Bonds amounts required to pay the principal of and premium, if any, and accrued interest on Bonds for such series to be redeemed prior to their stated maturity. Money in the Redemption Account for such series shall be used and withdrawn by the Trustee on each redemption date solely for the payment of the principal of and premium, if any, and accrued interest on outstanding Bonds of such series upon the redemption thereof prior to their stated maturity.

Section 5.03. First Mortgage Bond Fund. There is hereby established and created a fund to be designated “Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project) Series 2007 First Mortgage Bond Fund” and with a further designation for each series. There shall be deposited to the credit of the First Mortgage Bond Fund for such series all payments, if any, made on the First Mortgage Bonds, if any securing such series of Bonds. The moneys in the First Mortgage Bond Fund shall be held by the Trustee in trust and applied to the amounts which the Company may be required to pay to the Trustee for deposit in the Bond Fund for the applicable series of Bonds and, pending such application, shall be subject to a lien and charge in favor of the Bondholders of such series.

Section 5.04. Payment of Bonds. The Trustee will make payments of purchase price of, principal of, premium, if any, and interest on the Bonds from moneys available to the Trustee under Section 4.07, Section 4.10 and Section 5.02; provided, however, that during an ARS Rate Period, payment of purchase price shall occur pursuant to Section 3.03(b)(5) hereof.

All moneys received as proceeds of remarketing the Bonds under Section 4.11 shall be held segregated by the Trustee in the Remarketing Proceeds Account, a separate and segregated trust account, as provided in Section 4.10. To the extent that the payment of principal or interest on the Bonds is made from moneys as described in this Section, such payment shall also satisfy and discharge any payment obligation of the Company under this Agreement and the Trustee shall promptly notify the Company in writing if such payment requirement has not been satisfied. If any Bond is redeemed prior to maturity or if the Company surrenders any Bond to the Trustee for cancellation, the Trustee shall cancel such Bond.

Section 5.05. Payments by the Company.

(a) Debt Service.

(1) Not later than the opening of business on the Business Day on which a payment of principal or interest is due on the Bonds of any series, the Company shall pay or cause to be paid to the Trustee for deposit in the Bond Fund for the Bonds of such series an amount available on such payment date equal to such payment less the amount, if any, in the Bond Fund for the Bonds of such series and available therefor.

(2) The payments to be made under the foregoing subsection shall be appropriately adjusted to reflect the date of issue of Bonds, accrued interest deposited in the Bond Fund for such series, if any, and any purchase or redemption of Bonds of such series so that there will be available on each payment date in the Bond Fund for each series of Bonds the amount necessary to pay the interest and principal due or coming due on the Bonds of such series and so that accrued interest will be applied to the installments of interest to which it is applicable.

(3) At any time when any principal of the Bonds of any series is overdue, the Company shall also have a continuing obligation to pay to the Trustee for deposit in the Bond Fund for such series an amount equal to interest on the overdue principal but the installment payments required under this Section shall not otherwise bear interest. Premiums, if any, shall not bear interest.

(4) Payments by the Company to the Trustee for deposit in the Bond Fund under this Agreement shall discharge the obligation of the Company to the extent of such payments; provided, that if any moneys are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay principal and interest on the Bonds of any series when due, the Company shall supply the deficiency.

(b) Additional Payments.

(1) Within thirty (30) days after notice from the Authority, the Company shall pay to the Authority all its reasonable costs and expenses (except general administrative expenses or overhead) incurred by the Authority relating to the issuance of the Bonds, and for any continuing duties or obligations of the Authority relating to the Bonds, this Agreement or any other documents executed in connection therewith, including any audit or any modification, amendment or interpretation of this Agreement or the Bonds.

(2) Within thirty (30) days after notice from the Trustee, any paying agent, tender agent or registrar, the Company shall pay to the Trustee, paying agent, tender agent or registrar, as the case may be, its reasonable fees and expenses as set forth in Section 11.02 of this Agreement.

(c) Company’s Purchase of Bonds. If the amount received by the Trustee for the purchase of Bonds tendered pursuant to Section 4.06(a) not sufficient to pay the purchase price of such Bonds on the date when due, the Company shall pay the amount of such deficiency to the Trustee for application in accordance with Section 4.07(b).

Section 5.06. Moneys Held in Trust; Unclaimed Funds. The Trustee shall deposit into the Bond Fund for each series of Bonds, which shall be a separate and segregated trust account for the benefit of the Bondholders of such series, all moneys received by it for any payment on the Bonds of such series. Money received by the Remarketing Agent or the Trustee from the sale of a Bond under Section 4.11 or for the purchase of a Bond will be held segregated from other funds of the Remarketing Agent or the Trustee in trust for the benefit of the person from whom such Bond was purchased or the person delivering such purchase money, as the case may be, and will not be invested. The Trustee shall promptly, but in no event later than 30 days of their original deposit, apply moneys received from the Company in accordance with this Agreement and as specifically directed in writing by the Company.

Notwithstanding the provisions of the immediately preceding paragraph, any moneys which shall be set aside by the Trustee or deposited with the Trustee and which shall remain unclaimed by the holders of such Bonds for a period of one year after the date on which such Bonds shall have become due and payable shall upon request in writing be paid to the Company, and thereafter the holders of such Bonds shall look only to the Company for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee and the Authority shall have no responsibility with respect to such moneys. In the absence of any such written request, the Trustee shall from time to time deliver such unclaimed funds to or as directed by pertinent escheat authority, as identified by the Trustee in its sole discretion, pursuant to and in accordance with applicable unclaimed property laws, rules or regulations. Any such delivery shall be in accordance with the customary practices and procedures of the Trustee and the escheat authority. All moneys held by the Trustee and subject to this Section shall be held uninvested and without liability for interest thereon. Before making any payment under this Section 5.06, the Trustee shall be entitled to receive at the Company’s expense an Opinion of Counsel to the effect that said payment is permitted under applicable law.

Section 5.07. Refunding Fund; Notice to Redeem Refunded Bonds.

(a) There is hereby established and created a fund to be designated “Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project) Series 2007 Refunding Fund”. On the date of original issuance of the Bonds, upon receipt of the Bond proceeds the Trustee shall deposit such proceeds into the Refunding Fund in accordance with Section 5.01(b) of this Agreement. Promptly following such deposit, all moneys in the Refunding Fund shall be transferred by the Trustee in the amount of $51,600,000 to the Refunded Bonds Trustees for the Series 1990 Refunded Bonds for redemption of the Series 1990 Refunded Bonds, $54,200,000 to the Refunded Bonds Trustee for

the Series 1992 Refunded Bonds for redemption of the Series 1992 Refunded Bonds, and the balance of such proceeds to the Refunded Bonds Trustee for the Series 1993 Refunded Bonds for redemption of the Series 1993 Refunded Bonds, in each case in accordance with the respective Refunded Bonds Agreement for such Refunded Bonds.

(b) The Trustee shall cause to be kept and maintained records of receipts and disbursements pertaining to the Refunding Fund.

Section 5.08. Investments. So long as the Bonds are outstanding and there is no default hereunder of which the Trustee is deemed to have knowledge pursuant to Section 11.03, moneys on deposit to the credit of the Funds shall, at the written request of the Company Representative, specifying and directing that such investment of such funds be made, be invested by the Trustee in Permitted Investments having a maturity no later than the date such moneys will be needed. The Trustee is entitled to conclusively rely on said instructions for purposes of this Section.

The Trustee may commingle any of the money held by it hereunder. The Trustee may present for redemption or sell any such deposit or investment whenever it shall be necessary in order to provide money to meet any payment of the money so deposited or invested. The Trustee shall not be liable or responsible for any losses, fees, taxes or other charges resulting from any such deposit or investment presented for redemption or sold.

Any interest or profits on deposits and investments in the Bond Fund received by the Trustee shall be retained therein.

The Trustee shall have no responsibility for determining whether any investment is a legally permitted investment of the Authority or the Company, and the Trustee shall be fully protected in relying upon instructions received in accordance with this Section.

ARTICLE VI

BOOK-ENTRY SYSTEM

Section 6.01. Book-Entry System. The Bonds shall be initially issued in the name of Cede & Co., as nominee for The Depository Trust Company as the initial Securities Depository and registered owner of such Bonds, and held in the custody of the Securities Depository. A single certificate will be issued and delivered to the Securities Depository, or a custodian thereof, for each series of Bonds. The Beneficial Owners will not receive physical delivery of Bond certificates except as provided herein. For so long as the Securities Depository shall continue to serve as securities depository for such Bonds as provided herein, all transfers of beneficial ownership interests will be made by book-entry only on the records of the Securities Depository, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of such Bonds is to receive, hold or deliver any Bond certificate. The Authority, the Company and the Trustee will recognize the Securities Depository or its nominee as the Bondholder of such Bonds for all purposes, including payment, notices and voting.

The Authority and the Trustee covenant and agree, so long as The Depository Trust Company shall continue to serve as Securities Depository for the Bonds, to meet the requirements of The Depository Trust Company with respect to required notices and other provisions of any Letter of Representations executed with respect to, or any Blanket Letter of Representations applicable to, the Bonds.

The Authority, the Trustee, the Company and the Remarketing Agent may conclusively rely upon (i) a certificate of the Securities Depository as to the identity of the Participants in the Book-Entry-System and (ii) a certificate of any such Participant as to the identity of, and the respective principal amount of Bonds beneficially owned by, the Beneficial Owners.

Whenever, during the term of the Bonds, the beneficial ownership thereof is determined by a book-entry at the Securities Depository, the requirements in this Agreement of holding, delivering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of the Securities Depository as to registering or registering the transfer of the book-entry to produce the same effect. Any provision hereof permitting or requiring delivery of Bonds shall, while the Bonds are in a Book-Entry System, be satisfied by the notation on the books of the Securities Depository in accordance with applicable law.

The Trustee and the Authority, at the direction and expense of the Company and with the consent of the Remarketing Agent, may from time to time appoint a successor Securities Depository and enter into an agreement with such successor Securities Depository to establish procedures with respect to the Bonds consistent with current industry practice. Any successor Securities Depository shall be a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended.

None of the Authority, the Company, the Trustee, any Broker-Dealer nor the Remarketing Agent will have any responsibility or obligation to any Securities Depository, any Participants in the Book-Entry System or the Beneficial Owners with respect to (i) the accuracy of any records maintained by the Securities Depository or any Participant; (ii) the payment by the Securities Depository or by any Participant of any amount due to any Beneficial Owner in respect of the principal amount or redemption or purchase price of, or interest on, any Bonds; (iii) the delivery of any notice by the Securities Depository or any Participant; (iv) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Bonds; or (v) any other action taken by the Securities Depository or any Participant.

Bond certificates are required to be delivered to and registered in the name of the Beneficial Owner if the Securities Depository determines to discontinue providing its service with respect to the Bonds and no successor Securities Depository is appointed as described above. Such a determination may be made at any time by giving 30 days’ notice to the Authority, the Company, the Auction Agent, the Remarketing Agent and the Trustee and discharging its responsibilities with respect thereto under applicable law.

The Trustee is hereby authorized to make such changes to the form of bond attached hereto as Exhibit B which are necessary or appropriate to reflect that the Book-Entry System is not in effect, that a successor Securities Depository has been appointed or that an additional or co-paying agent or tender agent has been designated pursuant to Section 11.14.

If at any time, the Securities Depository ceases to hold the Bonds, all references herein to the Securities Depository shall be of no further force or effect.

ARTICLE VII

THE PROJECT

Section 7.01. Maintenance and Modifications of Project by Company. Subject to the provisions of Section 7.02, the Company agrees that so long as any Bonds are outstanding it will at its own expense maintain, repair and operate the Project. The Company may make modifications to completed components of the Project. The Company will not make any modification that will result in the Project not being a “project” with in the meaning of the Act.

Section 7.02. Removal of Portions of the Project.

(a) The Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove such portion from the Project and sell, trade in, exchange or otherwise dispose of such removed portion of the Project without any responsibility or accountability to the Authority, the Trustee or the holders of the Bonds.

(b) The removal of any portion of the Project pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the amounts required to be paid with respect to the Bonds.

Section 7.03. Assignment, Leasing and Sale by the Company. This Agreement may be assigned, and the Project may be leased or sold as a whole or in part, by the Company without the consent of either the Authority or the Trustee, subject, however, except as provided in Section 8.03, to each of the following conditions:

(a) no assignment, lease or sale shall relieve the Company from liability for any of its obligations hereunder, and, in the event of any such assignment, lease or sale, the Company shall continue to remain primarily liable for the payments required to be made pursuant to this Agreement and for the performance and observance of the other agreements on its part herein contained;

(b) the assignee, lessee or buyer shall assume the obligations of the Company hereunder to the extent of the interest assigned, leased or sold, and may assume the Company’s obligations under Article V;

(c) the Company shall, not later than 10 days prior to the delivery thereof, furnish or cause to be furnished to the Authority and to the Trustee a true and complete copy of the form of each such proposed assignment, lease or conveyance, as the case may be; and

(d) the Company shall, not later than the effective date of such assignment or lease, furnish or cause to be furnished to the Authority and the Trustee a Favorable Opinion of Tax Counsel that such assignment or lease will not cause the interest on the Bonds to become includable in gross income for federal income tax purposes.

ARTICLE VIII

THE COMPANY

Section 8.01. Representations by the Company. The Company makes the following representations as of the date of delivery of this Agreement:

(a) The Company is a corporation organized and existing under the laws of the State of Florida and has power to enter into this Agreement;

(b) By proper corporate action, the officers of the Company executing and attesting this Agreement have been duly authorized to execute and deliver this Agreement;

(c) Neither the execution or delivery of this Agreement or the consummation of the transactions contemplated herein (including, without limitation, execution and delivery of the First Mortgage Bonds, if any, nor the fulfillment of or compliance with the terms hereof) will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Company’s Restated Articles of Incorporation, its bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it is bound;

(d) The facilities comprising the Project constitute a “project” within the meaning of Section 159.44(2) of the Act;

(e) The Company has caused and will cause the acquisition, construction and installation of the Project at the Project Units, pursuant to the terms and conditions expressed herein, all for the purpose of promoting effective and efficient pollution control throughout the State;

(f) Not less than ninety percent (90%) of the proceeds of the Series 2007A Bonds and the Series 2007B Bonds, respectively, will be used to refinance costs of “sewage or solid waste disposal facilties” and “air or water pollution control facilities” within the meaning of Sections 103(b)(4)(E) or (F), respectively, of the Internal Revenue Code of 1954, as amended;

(g) Not less than ninety-five percent (95%) of the “net proceeds” of the Bonds will be used to refinance costs of “sewage or solid waste disposal facilities” and “air or water pollution control facilities” within the meaning of Sections 103(b)(4)(E) or (F), respectively of the Code; and

(h) All necessary authorizations, approval, consents and other orders of any governmental authority or agency for the execution and delivery by the Company of this Agreement have been obtained and are in full force and effect.

Section 8.02. Access to the Project. The Authority and its duly authorized agents shall have such rights of access to the Project and the Project Units as may be reasonably necessary to inspect the Project, but nothing herein shall be construed to provide that the Authority has any duty or obligation to inspect the Project.

Section 8.03. Company May Consolidate, Etc., Only on Certain Terms.

(a) The Company shall not consolidate with or merge into any other Corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Corporation formed by such consolidation into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety (a) shall be, if a Corporation, a Corporation organized and existing under the laws of (i) the United States of America or any State or the District of Columbia or (ii) a foreign jurisdiction which consents to the jurisdiction of the courts of the United States of America or of any State, and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Bonds and the performance of every covenant of this Agreement on the part of the Company to be performed or observed.

(b) Upon any consolidation or merger, or any sale of the property and assets of the Company as, or substantially as, an entirety in accordance with the provisions of this Section 8.03, the Corporation formed by such consolidation or into which the Company shall have been merged or the Person to which such sale shall have been made shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and thereafter from time to time such Corporation may exercise each and every right and power of the Company under this Agreement, in the name of the Company or in its own name; and any act or proceeding by any provision of this Agreement required or permitted to be done by any board of officer of the Company may be done with like force and effect by the like board or officer of any Corporation that shall at the time be the successor of the Company hereunder.

(c) The Trustee shall receive and may conclusively rely on and shall be protected in relying upon an Opinion of Counsel as conclusive evidence that any such consolidation, merger or sale, and any such assumption of payment and performance complies with the provisions of this Section 8.03.

Section 8.04. Indemnification Covenants.

(a) The Company hereby agrees to indemnify the Authority, the Trustee, any paying agent, tender agent and registrar and each of their respective members, directors, officers, employees, agents and attorneys (collectively, the “Indemnified Persons”) against claims arising out of the construction or operation of the Project and to pay or bond and discharge and indemnify and hold harmless each Indemnified Person from and against (i) any lien or charge upon payments by the Company to or for the account of the Authority hereunder and (ii) any taxes, assessments, impositions and other charges of any federal, state or municipal government or political body in respect of the Project. If any such claim is asserted, or any such lien or charge upon payments, or charges are sought to be imposed, the applicable Indemnified Person shall give prompt notice to the Company, and the Company shall pay the same or bond and assume the defense thereof, with full power to contest, litigate, compromise or settle the same in its reasonable discretion.

(b) The Company shall at all times protect, indemnify and hold each Indemnified Person harmless against any claim or liability arising from this Agreement, the Bond Resolution,

the issuance of the Bonds and all transactions pertaining thereto, including but not limited to any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or to the use thereof, in excess of any insurance proceeds available to the Authority in connection therewith, such indemnification to include reasonable expenses and attorneys’ fees and expenses incurred by any Indemnified Person in connection therewith. Nothing contained herein shall require the Company to indemnify an Indemnified Person for any claim or liability resulting from the willfully wrongful acts or gross negligence of any Indemnified Person. The provisions of this Section shall survive the termination of this Agreement.

Section 8.05. Consent to Assignment of Contract Rights by the Authority. The Company hereby consents to the pledge and assignment by the Authority to the Trustee of (i) all of its rights under this Agreement (except its rights under Section 5.05(b)(1) and Section 10.13 to payment of certain costs and expenses and under Section 8.04 to indemnification) to the Trustee for the benefit of the holders from time to time of the Bonds as security for payment of the principal of and premium, if any, and interest on the Bonds, and (ii) any interest it may have in the First Mortgage Bonds, if any, as additional security for the payment of the principal of and premium, if any, and interest on the Bonds. The Company hereby agrees that by virtue of such pledge and assignment the Trustee may enjoy and enforce all such rights of the Authority hereunder.

Section 8.06. Obligations of Company Hereunder Unconditional.

(a) Until such time as the principal of and premium, if any, and interest on the Bonds shall have been fully paid or deemed to have been paid as provided pursuant to Section 13.01 of this Agreement, to the extent permitted by law, the Company’s obligations under this Agreement shall be absolute and unconditional, free of deductions and without any abatement, offset, recoupment, diminution or set-off whatsoever, and the Company (i) will not suspend or discontinue payment of any amounts required to be paid by it hereunder, (ii) will perform and observe all of its other agreements contained in this Agreement, (iii) will not knowingly take or authorize or permit, to the extent such action is within the control of the Company, any action with respect to the Project, the proceeds of the Bonds or any insurance, condemnation or other proceeds derived directly or indirectly in connection with the Project, which will result in the loss of the exclusion of interest on the Bonds from federal gross income, and (iv) except as permitted by this Agreement, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any act or circumstance that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either of them, any failure of the Authority or the Trustee to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, or arising out of any indebtedness or liability at any time owing to the Company by the Authority or the Trustee.

(b) Nothing contained in this Section will be construed to release the Authority from the performance of any of the agreements on its part herein contained; and in the event the Authority should fail to perform any such agreement on its part, the Company may institute such action against the Authority as the Company may deem necessary to compel performance of the

Authority hereunder so long as such action shall not violate the agreements on the part of the Company contained in Section 8.04 or diminish the amounts required to be paid by the Company under this Agreement. The Company may also, at its own cost and expense and in its own name or in the name of the Authority, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Authority hereby agrees to cooperate fully with the Company and, at the Company’s expense, to take all action necessary to effect the substitution of the Company for the Authority in any action or proceeding if the Company shall so request.

Section 8.07. Arbitrage Bonds. The Company will comply in all respects with the requirements of Section 148 of the Code as it relates to the Bonds. Without limiting the generality of the foregoing, the Company shall pay to the United States any rebate that may be due with respect to the Bonds under Section 148(f) of the Code and any regulations promulgated thereunder.

ARTICLE IX

THE AUTHORITY

Section 9.01. Representations by the Authority. The Authority makes the following representations as of the date of delivery of this Agreement:

(a) The Authority covenants that it is duly authorized under the laws of the State, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to execute this Agreement, to assign the payments and amounts hereby assigned in the manner and to the extent herein set forth and to undertake the transactions contemplated by this Agreement and to carry out its obligations hereunder, and that all action on its part for the issuance of the Bonds and the execution and delivery of this Agreement has been duly and effectively taken; and

(b) By proper action of the Authority, the officers of the Authority executing and attesting this Agreement have been duly authorized to execute and deliver this Agreement.

Section 9.02. No Warranty of Condition or Suitability by the Authority. THE AUTHORITY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY’S PURPOSES OR NEEDS.

Section 9.03. Payment of Principal, Premium and Interest. The Authority covenants that it will promptly pay the principal of, premium, if any, and interest on every Bond issued under this Agreement but only from the Revenues and any accrued interest on the Bonds deposited in the Bond Fund as provided herein at the place, on the dates, from the funds and in the manner provided herein and in said Bonds according to the true intent and meaning thereof. The Authority makes no representation or warranty as to the financial condition of the Company or any other party or value, validity or enforceability of any security for the Bonds or the Company’s obligations under this Agreement.

Section 9.04. Authority To Use Best Efforts To Require Company To Make Payments. The Authority shall use its best efforts, acting through the Trustee, to require the Company to pay all of the payments and other costs and charges payable by the Company under this Agreement.

Section 9.05. Take Further Action. The Authority covenants that it shall from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purposes of this Agreement; provided, however, that no such instruments or actions shall pledge the credit of the Authority, and provided further, however, that the Authority shall not be required to execute and deliver such instruments or take such further actions unless reasonable indemnity is furnished by the Company for any expense or liability to be incurred therein in accordance with Section 5.05(b)(1) and Section 8.04. The Authority shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken in good faith in reliance on such advice. The Authority may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Authority shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment or consent or other action by the Authority is called for by this Agreement, the Authority may defer such action pending receipt of such evidence, if any, as it may reasonably require in support thereof. A permissive right or power to act shall not be construed as a requirement to act. The Authority shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person, firm or corporation except by its own members, officers, agents and employees. No recourse shall be had by the Company, the Trustee or any Bondholder for any claim based on this Agreement or the Bonds or any agreement securing the same against any member, officer, agent or employee of the Authority unless such claim is based upon the bad faith, fraud or deceit of such person.

Section 9.06. No Disposition of Revenues. The Authority agrees that, except for its pledge and assignment to the Trustee hereunder, the Authority will not pledge, assign, mortgage, encumber, convey or otherwise transfer any of its interest or rights to the Revenues or otherwise under this Agreement; provided, however, that if the laws of the State at the time shall so permit, nothing contained in this Section shall prevent the consolidation of the Authority with, or merger of the Authority into, any public corporation the property and income of which are not subject to taxation; and provided, further, that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bonds according to their tenor, and the due and punctual performance and observance of all the agreements and conditions of this Agreement to be kept and performed by the Authority, shall be expressly assumed in writing by the entity resulting from such consolidation or surviving such merger.

Section 9.07. No Extensions. In order to prevent any accumulation of claims for interest after maturity, the Authority will not directly or indirectly extend or assent to the extension of the time of payment of claims of interest on any of the Bonds and will not directly or indirectly be a party to or approve any such arrangement by purchasing or funding such claims for interest or in any other manner. In case any such claim for interest shall be extended or funded in violation hereof, such claim for interest shall not be entitled, in case of any default hereunder, to the benefit or security of this Agreement except subject to the prior payment in full of the principal of and premium, if any, on all Bonds issued and outstanding hereunder, and all claims for interest which shall not have been so extended or funded.

Section 9.08. Covenant To Perform Further Acts. The Authority covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such supplements and amendments to this Agreement and such further acts, instruments and transfers as the Trustee may reasonably require in order to fully preserve, protect and perfect the rights and security of the Bondholders and the rights of the Trustee under this Agreement, provided, however, that the Authority shall not be required to execute and deliver such documents or take such further actions unless reasonable indemnity is furnished by the Company for any expense or liability to be incurred therein in accordance with Section 5.05(b)(1) and Section 8.04

Section 9.09. Faithful Performance. The Authority covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions required to be performed by it and contained in this Agreement, in any and every Bond executed and delivered hereunder and in all of its proceedings pertaining hereto.

ARTICLE X

DEFAULT AND LIMITATIONS OF LIABILITY

Section 10.01. Events of Default. If any of the following events occur, it is hereby declared to constitute an “Event of Default”; provided that, in determining whether an Event of Default has occurred under paragraph (a) or (b), no effect shall be given to payments made on the Bonds pursuant to the Bond Insurance Policy:

(a) Default in the due and punctual payment of interest on any Bond;

(b) Default in the due and punctual payment of the principal of, or premium, if any, on any Bond, whether at the stated maturity thereof, redemption thereof pursuant to Section 4.01, or upon the acceleration thereof;

(c) Default in the due and punctual payment of the purchase price of any Bond required to be purchased in accordance with its terms;

(d) First Mortgage Bonds shall have been delivered in connection with the Bonds and a “default” as defined in Section 12.01 of the First Mortgage shall have occurred and be continuing;

(e) A trustee, receiver, custodian or similar official or agent shall be appointed for the Company or for any substantial part of its property and such trustee or receiver shall not be discharged within sixty (60) days;

(f) The Company shall commence a voluntary case under the federal bankruptcy laws, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property;

(g) The Company shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it and shall be consented to by it or shall remain undismissed for sixty (60) days;

(h) An “Event of Default” as defined in the Insurance Agreement shall have occurred and be continuing; or

(i) The Company or the Authority shall fail to observe or perform in any material way any covenant, condition, agreement or provision contained in the Bonds or in this Agreement on the part of the Company or the Authority to be performed other than those set forth in clause (a), (b), (c), (d), (e), (f), (g) or (h) of this Section, and such failure shall continue for ninety (90) days after written notice specifying such failure and requiring the same to be remedied shall have been given to the Company and the Authority by the Trustee, which notice may be given by the Trustee in its discretion and shall be given by the Trustee at the written request of the holders of not less than twenty-five percent (25%) in aggregate principal amount of all Bonds then outstanding, unless the Trustee and Bondholders of a principal amount of Bonds not less than the principal amount of the Bonds the Bondholders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided however, that the Trustee and the Bondholders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Authority or the Company on behalf of the Authority within such period and is being diligently pursued.

Section 10.02. Acceleration. Subject to the rights of the Bond Insurer set forth in Section 10.03 and Section 12.04, upon the occurrence and continuance of any Event of Default described in clause (a), (b), (c), (d), (e), (h) or (i) of the preceding paragraph and further upon the condition that if any First Mortgage Bonds shall have been delivered, all first mortgage bonds outstanding under the First Mortgage shall have become immediately due and payable in accordance with the terms of the First Mortgage, the Trustee may, and at the written request of Bondholders of not less than 25% in principal amount of the Bonds then outstanding shall, by written notice to the Authority and to the Company declare the Bonds to be immediately due and payable, whereupon, and upon the occurrence of an Event of Default as specified in clause (f) or (g) of the preceding paragraph without any further notice or action by the Trustee or the Authority, the Bonds shall, without further action, become and be immediately due and payable, any provisions hereof or the Bonds to the contrary notwithstanding, and the Trustee shall give notice of acceleration to the Authority, and shall give notice thereof by mail to the Bondholders.

The provisions of the preceding paragraph, however, are subject to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Company or the Authority shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Bonds and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum specified herein) and such amounts as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee and any paying agent, tender agent and registrar, and all Events of Default hereunder other than nonpayment of the principal of Bonds which shall have become due by said declaration shall have been remedied, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission or annulment to the Authority and the Company, and shall give notice thereof to the Bondholders; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon; provided, however, that if any First Mortgage Bonds shall have been delivered in connection with the Bonds, any waiver of “default” under the First Mortgage and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default under this Agreement and a rescission and annulment of the consequences thereof, and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the Authority and the Company, and notice to the Bondholders in the same manner as a notice of redemption under Section 4.04; but no such waiver, rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right or remedy consequent thereon.

Section 10.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the principal of and premium, if any, or interest on the Bonds or to enforce the performance of any provision of the Bonds or this Agreement. Notwithstanding anything to the contrary set forth herein, so long as the Policy is in full force and effect and the Bond Insurer is not in default thereunder, the Bond Insurer shall be deemed to be the sole owner of all the Bonds with respect to the remedies and granting of waivers herein.

The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Bondholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 10.04. Waiver of Past Defaults. Subject to the rights of the Bond Insurer set forth in Section 10.03 and Section 12.04, a majority in aggregate principal amount of the outstanding Bonds by notice to the Trustee may waive an existing Event of Default and its consequences. When an Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent to it.

Section 10.05. Control by Majority. Subject to the rights of the Bond Insurer, the holders of a majority in aggregate principal amount of Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. The Trustee may refuse to follow any direction that conflicts with law or this Agreement or that the Trustee determines is unduly prejudicial to the rights of other Bondholders or if the Trustee has not been indemnified pursuant to Section 11.01(k)

Section 10.06. Limitation on Suits. A Bondholder may not pursue any remedy with respect to this Agreement or the Bonds unless (a) the Bondholder gives the Trustee notice stating that an Event of Default is continuing, (b) the holders of at least 25% in aggregate principal amount of the outstanding Bonds make a written request to the Trustee to pursue the remedy, (c) such Bondholder or Bondholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and (e) with respect to the Bonds, the Policy is not in effect or the Bond Insurer has defaulted in its obligations under the Policy.

Section 10.07. Rights of Bondholders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Bondholder to receive payment of principal of, premium, if any, and interest on a Bond, on or after the due dates expressed in the Bond, or to bring suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of the Bondholder.

Section 10.08. Collection Suit by Trustee. If an Event of Default under paragraph (a), (b), (c) or (h) of Section 10.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust (but only from the sources provided herein, including without limitation, the limitations under Section 9.03 hereof) for the whole amount remaining unpaid.

Section 10.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Bondholders allowed in any judicial proceedings relative to the Company or the Bond Insurer, their creditors or property and, unless prohibited by law or applicable regulations, may vote on behalf of the Bondholders in any election of a trustee in bankruptcy or other person performing similar functions.

Section 10.10. Priorities. As contemplated by and provided for in this Agreement, funds drawn under the Bond Insurance Policy will be used only for the payment of principal of and interest on the Bonds, as provided in the Bond Insurance Policy. If the Trustee collects any money pursuant to this Article or if any moneys shall be on deposit in the Bond Fund at the time of the acceleration of the Bonds pursuant to Section 10.02 or shall be deposited into the Bond Fund as a result of such an acceleration, it shall pay out such moneys in the following order: first, to the Trustee for amounts to which it is entitled under Section 11.02 (provided, that if such money constitutes proceeds from the Bond Insurance Policy, the Trustee shall only use such proceeds to pay the holders of the Bonds); second, to holders for amounts due and unpaid on the Bonds for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal, premium and interest, respectively; third, to the Bond Insurer to the extent it certifies that moneys are owed to it under the Insurance Agreement; and fourth, to the Company. The Trustee may fix a payment date for any payment to the Bondholders.

Section 10.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Bondholder pursuant to Section 10.06 or a suit by holders of more than 25% in aggregate principal amount of Bonds outstanding.

Section 10.12. Payment Procedures under Bond Insurance Policy. So long as the Bond Insurance Policy shall be in full force and effect and no default has occurred and is occurring thereunder, the Trustee shall comply with the following provisions:

(a) If, on any Interest Payment Date for the Bonds there is not on deposit with the Trustee sufficient moneys available to pay all principal of and interest on the Bonds due on such date, the Trustee shall immediately notify the Bond Insurer and U.S. Bank Trust National Association, New York, New York or its successor as its Fiscal Agent (the “Fiscal Agent”) of the amount of such deficiency. If, by said Interest Payment Date, the Company has not provided the amount of such deficiency, the Trustee shall simultaneously make available to the Bond Insurer and to the Fiscal Agent the registration books for the Bonds maintained by the Trustee. In addition:

(1) The Trustee shall provide the Bond Insurer with a list of the Bondholders entitled to receive principal or interest payments from the Bond Insurer under the terms of the Bond Insurance Policy and shall make arrangements for the Bond Insurer and its Fiscal Agent (i) to mail checks or drafts to Bondholders entitled to receive full or partial interest payments from the Bond Insurer and (ii) to pay principal of the Bonds surrendered to the Fiscal Agent by the Bondholders entitled to receive full or partial principal payments from the Bond Insurer; and

(2) The Trustee shall, at the time it makes the registration books available to the Bond Insurer pursuant to (1) above, notify Bondholders entitled to receive the payment of principal of or interest on the Bonds from the Bond Insurer (i) as to the fact of such entitlement, (ii) that the Bond Insurer will remit to them all or part of the interest payments coming due subject to the terms of the Bond Insurance Policy, (iii) that, except as provided in paragraph (b) below, in the event that any Bondholder is entitled to receive full payment of principal from the Bond Insurer, such Bondholder must tender his Bond with the instrument of transfer in the form provided on the Bond executed in the name of the Bond Insurer, and (iv) that, except as provided in paragraph (b) below, in the event that such Bondholder is entitled to receive partial payment of principal from the Bond Insurer, such Bondholder must tender his Bond for payment first to the Trustee, which shall note on such Bond the portion of principal paid by the Trustee, and then, with an acceptable form of assignment executed in the name of the Bond Insurer, to the Fiscal Agent, which will then pay the unpaid portion of principal to the Bondholder subject to the terms of the Bond Insurance Policy.

(b) In the event that the Trustee has notice that any payment of principal of or interest on a Bond has been recovered from a Bondholder pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time it provides notice to the Bond Insurer, notify all Bondholders that in the event that any Bondholder’s payment is so recovered, such Bondholder will be entitled to payment from the Bond Insurer to the extent of such recovery, and the Trustee shall furnish to the Bond Insurer its records evidencing the payments of principal of and interest on the Bonds which have been made by the Trustee and subsequently recovered from Bondholders, and the dates on which such payments were made.

(c) The Bond Insurer shall, to the extent it makes payment of principal of or interest on the Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Bond Insurance Policy and, to evidence such subrogation, (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Bond Insurer’s rights as subrogee on the registration books maintained by the Trustee upon receipt from the Bond Insurer of proof of the payment of interest thereon to the Bondholders of such Bonds and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Bond Insurer’s rights as subrogee on the registration books for the Bonds maintained by the Trustee upon receipt of proof of the payment of principal thereof to the Bondholders of such Bonds. Notwithstanding anything in this Agreement or the Bonds to the contrary, the Trustee shall make payment of such past due interest and past due principal directly to the Bond Insurer to the extent that the Bond Insurer is a subrogee with respect thereto.

Section 10.13. Agreement To Pay Attorneys’ Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement or the First Mortgage if any First Mortgage Bonds shall have been delivered to the Trustee and the Authority should employ attorneys or incur other expenses for the collection of any amounts due from the Company hereunder or the enforcement of performance or observance of any obligation or agreement of the Company herein contained, the Company agrees that it will on demand therefor pay to the Authority the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Authority.

Section 10.14. Remedies in Article X in Addition to Remedies in the First Mortgage. The remedies conferred in this Article shall be in addition to any remedies available to the Trustee as holder of the First Mortgage Bonds, if any, under the First Mortgage.

ARTICLE XI

THE TRUSTEE, THE REMARKETING AGENT AND THE AUCTION AGENT

Section 11.01. Conditions of Trust. The Trustee (which term shall be deemed to include for purposes of this Section 11.01 the paying agent and registrar, unless the context otherwise requires) hereby accepts the trusts imposed upon it by this Agreement, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

(a) The Trustee may execute any of the obligations or powers hereof and perform any of its duties either directly or by or through attorneys, agents, receivers or employees and the Trustee shall not be responsible for any misconduct or negligence on the part of any attorney, agent, receiver or employee appointed with due care by it hereunder.

(b) The Trustee may consult with counsel of its selection concerning all matters of trust hereof and duties hereunder, and the written advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee shall not be responsible for, nor have any liability with respect to, any recital herein or in the Bonds (except in respect of the certificate of the Trustee endorsed on the

Bonds), the validity of this Agreement or of any supplements hereto or instruments of further assurance, the maintenance, validity or sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or any lien or property to be created hereby, but the Trustee may require of the Authority or the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid.

(d) The Trustee shall not be accountable for, or have any liability with respect to, the use of any Bonds authenticated or delivered hereunder after such Bonds shall have been delivered in accordance with instructions of the Authority. The Trustee may become the owner of Bonds secured hereby with the same rights that it would have if it were not the Trustee.

(e) The Trustee shall be fully protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Agreement upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond shall be conclusive and binding upon all future owners of the same Bond or portions thereof and upon Bonds issued in exchange therefor or for portions thereof or in place thereof.

(f) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate of the Authority signed by an Authority Representative or any certificate of the Company signed by a Company Representative as sufficient evidence of the facts therein contained, and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) of this section, or of which by said subsection it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary of the Authority under its seal to the effect that a resolution has been duly adopted, and is in full force and effect.

(g) The permissive right of the Trustee to do things enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct. After the occurrence and during the continuance of a default hereunder, in the exercise of such of the rights and powers vested in it by this Agreement, the Trustee shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(h) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except (i) failure by the Authority to cause to be made any of the payments to the Trustee required to be made by Article V hereof and (ii) default of which a Responsible Officer of the Trustee has actual knowledge, unless the Trustee shall be specifically notified in writing of such default by the Authority or by the holders of at least 25% in aggregate principal amount of Bonds then Outstanding; and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid. For the purposes hereof, the Trustee shall not be deemed to have actual knowledge of any default or Event of Default unless a trust officer, assistant trust officer or other person charged with the administration of the obligations of the Trustee hereunder shall during the course of his duties have actual knowledge thereof.

(i) The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged or for salaries or nonfulfillment of contracts during any period in which it may be in the possession of or managing the real and tangible personal property as in this Agreement provided.

(j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(k) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, but the Trustee shall not require indemnity as a condition to making payment on the Bonds, provided that moneys are available for such purpose in the Bond Fund, or declaring the principal of and interest on the Bonds to be due immediately under Section 10.02, or requesting payment under the Bond Insurance Policy, or with respect to its duties under Section 5.07.

(l) All money received by the Trustee or any paying agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which it was received but need not be segregated from other funds except to the extent required by this Agreement or by law.

(m) The Trustee shall not be bound to make an investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours and upon reasonable notice the books, records and premises of the Authority, personally or by agent or by attorney.

(n) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 11.02. Reimbursement of Administrative Expenses.

(a) The Trustee, any paying agent, tender agent and registrar shall be entitled to payment and/or reimbursement for Administrative Expenses, including such fees as shall be agreed in writing between the Company and the Trustee for their services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by them in connection with such services under this Agreement. The Trustee and any paying agent shall be entitled to payment and reimbursement for their reasonable fees and charges as paying agents for the Bonds as hereinabove provided. Upon the occurrence of an Event of Default, but only upon an Event of Default, the Trustee and any paying agent shall have a first lien with right of payment prior to payment on account of interest or principal of any Bond for the foregoing advances, fees, costs and expenses incurred by them, respectively, or any indemnification due, on moneys held by the Trustee hereunder, other than moneys held for the payment of Bonds which are deemed to have been purchased or paid (including payment upon acceleration of maturity) under the terms of this Agreement.

(b) All fees, charges and other compensation to which the Trustee, any paying agent, tender agent or registrar may be entitled under the provisions of this Agreement are required to be paid by the Company, and, accordingly, the Authority shall not be liable in any respect to indemnify such entities for fees, charges and other compensation to which they may be entitled and, by acceptance of the trusts hereunder, each entity shall be deemed to have agreed to the foregoing.

(c) The provisions of this Section shall survive the termination of this Agreement.

Section 11.03. Notice of Defaults. If an Event of Default occurs and is continuing, the Trustee will mail, first class, postage prepaid, notice of the Event of Default to the Bondholders and the Bond Insurer as promptly as practicable after the Trustee has knowledge of the Event of Default. The Trustee shall not be deemed to have knowledge of any event which, with the giving of notice or lapse of time or both, would be an Event of Default or of any Event of Default, except an Event of Default pursuant to Section 10.01(a), Section 10.01(b), or Section 10.01(c), unless a responsible representative of the Trustee receives written notice of such event or Event of Default.

Section 11.04. Trustee’s Right To Intervene; First Mortgage Bonds.

(a) In any judicial proceedings to which the Authority is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Bondholders, the Trustee may intervene on behalf of Bondholders and shall do so if requested in writing by the holders of at least 25% of the aggregate principal amount of Bonds then outstanding. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

(b) Except as required to effect an assignment to a successor Trustee, the Trustee shall not sell, assign or transfer any First Mortgage Bond, if any, and the Trustee is authorized to enter into an agreement with the Company to such effect, including a consent to the issuance of stop transfer instructions to the First Mortgage Trustee.

(c) If First Mortgage Bonds shall have been delivered in connection with the Bonds, the Trustee, as a holder of such First Mortgage Bonds, shall attend any meeting of first mortgage bondholders under the First Mortgage as to which it receives due notice. Either at such meeting, or otherwise where consent of holders of first mortgage bonds of the Company is sought without a meeting, the Trustee shall vote as such holder, or shall consent with respect thereto, proportionately with what the Trustee reasonably believes will be the vote or consent of all other holders of first mortgage bonds of the Company then outstanding and eligible to vote or consent.

Notwithstanding the foregoing, the Trustee shall not vote as such holder in favor of, or give its consent to, any action which would materially adversely affect the interests of the Bondholders, except upon notification by the Trustee to the Bondholders of such proposal and consent thereto of the holders of at least two-thirds (2/3) in aggregate principal amount of the Bonds then outstanding or, if such proposal would so affect the rights of some but less than all the outstanding Bonds, the consent thereto of the holders of at least two-thirds (2/3) in aggregate principal amount of all Bonds so affected voting as a class.

Section 11.05. Successor Trustee Upon Merger, Etc. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further acts, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The successor Trustee shall give the Authority, the Company, the Remarketing Agent, the Auction Agent, each Broker-Dealer, the Bond Insurer, and each Bondholder written notice of its succession as successor Trustee promptly after such succession.

Section 11.06. Resignation of Trustee. A Trustee and any successor Trustee may resign by giving 60 days’ written notice by first class mail to the Authority, the Company, the Remarketing Agent, the Auction Agent, each Broker-Dealer, the Bond Insurer, and each Bondholder as shown on the records of the Trustee, prior to the date specified in such notice when such resignation shall take effect. Such notice to the Authority, the Company, the Remarketing Agent, the Auction Agent, the Bond Insurer, and each Bondholder may be served personally or sent by registered mail or telegram. Such resignation shall take effect only upon the appointment of a successor or temporary Trustee by the Bondholders or by the Authority as hereinafter provided. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

Section 11.07. Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee, the Authority, the Company, the Remarketing Agent, the Auction Agent, each Broker-Dealer, and the Bond Insurer and signed by the owners of a majority in aggregate principal amount of Bonds then outstanding. In addition, provided that no Event of Default, or event or circumstance which with the passage of time or the giving of notice could become an Event of Default, has occurred and is continuing, the Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Authority, the Trustee, the Remarketing Agent, the Auction Agent, each Broker-Dealer, the Bond Insurer and the Bondholders and signed by the Company, such removal to be effective only upon the acceptance of such appointment by a qualified successor Trustee in accordance with Section 11.09. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

Section 11.08. Appointments of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in the case it shall be taken under control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then outstanding, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys in fact, duly authorized; provided, however, that in case of such vacancy the Company shall forthwith appoint a temporary successor Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondholders in the manner above provided, and any such temporary successor Trustee as appointed by the Company shall immediately and without further act be superseded by the successor Trustee so appointed by such Bondholders. Every such successor Trustee and temporary successor Trustee appointed pursuant to the provisions of this Section shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers having a reported capital and surplus of not less than $100,000,000, subject to supervision or examination by federal or state authority, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

Section 11.09. Acceptance by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Authority, the Company, the Remarketing Agent, the Auction Agent, and the Bond Insurer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessors; but such predecessor Trustee shall nevertheless, upon payment of its charges hereunder, on the written request of the Company, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estate, properties, rights, powers and trusts, duties and obligations of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and money held by it as Trustee hereunder to its successor. Should any instrument in writing from the Company be required by a successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

Section 11.10. Reliance Upon Instruments. The resolutions, opinions, certificates and other instruments provided for in this Agreement may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full protection and authority to the Trustee for the withdrawal of cash hereunder, and the taking or omitting to take of any other action under this Agreement.

Section 11.11. Former Trustee No Longer Custodian or Paying Agent. Any Trustee which has resigned or been removed shall cease to be custodian of the funds and, if it has been so appointed, paying agent, and the successor Trustee shall become such custodian, and a successor paying agent shall be appointed under Section 11.14.

Section 11.12. Directions From Company; Company May Perform.

(a) Whenever after a reasonable written request by the Company the Authority shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any other action which the Authority is required to have the Trustee take pursuant to the provisions of this Agreement, the Company instead of the Authority may give any such direction to the Trustee or require the Trustee to take any such action, and the Trustee, upon receipt of proof of delivery of the request to the Authority and unless otherwise instructed by the Authority, is hereby irrevocably empowered and directed to accept such direction from the Company as sufficient for all purposes of this Agreement. The Company shall have the right to cause the Trustee to comply with any of the Trustee’s obligations under this Agreement to the same extent that the Authority is empowered so to do.

(b) The Authority and the Trustee acknowledge that certain actions or failures to act by the Authority under this Agreement may create or result in a default hereunder. The Authority hereby agrees that the Company may perform any and all acts or take such action as may be necessary for and on behalf of the Authority to prevent or correct said default, and the Trustee agrees that it shall take or accept such performance by the Company as performance by the Authority in such event.

Section 11.13. Trading in Bonds by Trustee, Paying Agent, Tender Agent or Registrar. The Trustee, any paying agent, tender agent or registrar, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder, and may join in any action which any Bondholders may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, any paying agent, tender agent or registrar, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Company, and may act as depositary, trustee, or agent for any committee or body of Bondholders secured hereby or other obligation of the Authority as freely as if it did not act in any capacity hereunder.

Section 11.14. Appointment of Separate Paying Agent and/or Tender Agent. If, at any time, the Securities Depository ceases to hold the Bonds, with the effect that the Bonds are no longer subject to the Book Entry System, then the Authority and the Trustee, acting at the request of the Company, may appoint one or more banks or trust companies to act as paying agent and/or tender agent for the Bonds hereunder. Any such paying agent or tender agent shall be a bank or trust company organized under the laws of the United States of America or any state thereof, shall have a reported capital and surplus of at least $100,000,000 and a corporate trust office located in New York, New York at which Bonds may be presented for payment or purchase and shall perform such duties and responsibilities as may be delegated to it hereunder. If such a paying agent or tender agent is appointed, then all references herein to the “Trustee” shall include such paying agent or tender agent to the extent of the duties performed by such entity.

Section 11.15. Entities Serving in More Than One Capacity. Anything in this Agreement to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the paying agent, tender agent and the registrar and in any other combination of such capacities, to the extent permitted by law.

Section 11.16. Duties of Remarketing Agent. Except as otherwise described herein, the Remarketing Agent will set the interest rates on the Bonds and perform the other duties provided for in Section 3.02 and will remarket the Bonds as provided in Section 4.11, subject to any provisions of a remarketing agreement between the Company and the Remarketing Agent. The Remarketing Agent may for its own account or as broker or agent for others deal in Bonds and may do anything any other Bondholder may do to the same extent as if the Remarketing Agent were not serving as such.

Section 11.17. Eligibility of Remarketing Agent. The Remarketing Agent shall be a bank, trust company or member of the National Association of Securities Dealers, Inc. organized and doing business under the laws of the United States or any state or the District of Columbia, will have a combined capital stock, surplus and undivided profits of at least $15,000,000 as shown in its most recently published annual report, will be a Participant in the Securities Depository and will be authorized by law to perform all the duties imposed upon it by this Agreement. Any Remarketing Agent shall be rated at least Baa3/P-3 or otherwise qualified by Moody’s or have an equivalent rating of another rating agency.

Section 11.18. Replacement of Remarketing Agent. The Remarketing Agent may resign by notifying the Authority, the Trustee and the Company. Such resignation will take effect on the day a successor Remarketing Agent appointed in accordance with this Section 11.18 has accepted the appointment, or as otherwise provided in a remarketing agreement between the Company and the Remarketing Agent. The Company may remove the Remarketing Agent at any time by an instrument signed by the Company and filed with the Remarketing Agent, the Authority and the Trustee at least 30 days prior to the effective date of such removal (which will not in any event occur prior to the appointment of a successor Remarketing Agent). A new Remarketing Agent may be appointed by the Company upon the resignation or removal of the Remarketing Agent. The Trustee shall promptly notify the Bondholders of any change in the Remarketing Agent.

Section 11.19. Compensation of Remarketing Agent. The Remarketing Agent will not be entitled to any compensation from the Authority or the Trustee or to any property held under this Agreement but must make separate arrangements with the Company for compensation.

Section 11.20. Successor Remarketing Agent. If the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all its assets (or, in the case of a bank or trust company, its corporate trust assets) to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Remarketing Agent, provided that such successor shall be eligible under the applicable provisions in this Article.

Section 11.21. Inapplicability of Provisions Relating to Remarketing Agent. The provisions of this Agreement relating to the Remarketing Agent, including, but not limited to, Section 11.16, Section 11.17, Section 11.18, Section 11.19 and Section 11.20, shall not apply when the Bonds are in an ARS Rate Period.

Section 11.22. Auction Agent.

(a) The Auction Agent shall be appointed by the Trustee at the written direction of the Company, to perform the functions specified herein. The Auction Agent shall signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument, delivered to the Company, the Trustee, the Authority and each Broker-Dealer which shall set forth such procedural and other matters relating to the implementation of the Auction Procedures as shall be satisfactory to the Authority, the Company and the Trustee.

(b) Subject to any applicable governmental restrictions, the Auction Agent may be or become the owner of or trade in Bonds with the same rights as if such entity were not the Auction Agent.

Section 11.23. Qualifications of Auction Agent; Resignation; Removal. The Auction Agent shall be (a) a bank or trust company organized under the laws of the United States or any state or territory thereof having a combined capital stock, surplus and undivided profits of at least $30,000,000, or (b) a member of NASD having a capitalization of at least $30,000,000 and, in either case, authorized by law to perform all the duties imposed upon it by this Agreement and a member of or a participant in, the Securities Depository. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least ninety (90) days notice to the Company, the Authority, the Bond Insurer and the Trustee. The Auction Agent may be removed at any time by the Company by written notice delivered to the Auction Agent, the Authority, the Bond Insurer, the Trustee and each Broker-Dealer. Upon any such resignation or removal, the Trustee at the direction of the Company, shall appoint a successor Auction Agent meeting the requirements of this section. In the event of the resignation or removal of the Auction Agent, the Auction Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor. The Auction Agent shall continue to perform its duties until its successor has been appointed by the Trustee; provided, however, that if a successor Auction Agent has not been appointed within 45 days of the giving of such notice of resignation or removal of the Auction Agent, the Auction Agent may petition a court of competent jurisdiction to appoint a substitute Auction Agent. In the event that the Auction Agent has not been compensated for its services, the Auction Agent may resign by giving forty-five (45) days’ notice to the Company, the Authority and the Trustee (who shall give notice of the same to each Broker-Dealer) even if a successor Auction Agent has not been appointed.

ARTICLE XII

AMENDMENT OF OR SUPPLEMENT TO THE AGREEMENT; RIGHTS OF BOND INSURER

Section 12.01. Supplemental Agreements Without Notice to or Consent of Bondholders. The Authority, the Company and the Trustee may without the consent of, or notice to, any of the Bondholders, enter into an agreement or agreements supplemental to this Agreement for any one or more of the following purposes:

(a) to cure any ambiguity, defect or omission in this Agreement, or otherwise amend this Agreement, in such manner as shall not in the opinion of the Trustee impair the security hereof;

(b) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Bondholders or the Trustee;

(c) (i) to evidence any succession to the Authority and the assumption by its successor of the covenants, agreements and obligations of the Authority under this Agreement and the Bonds, (ii) to add additional covenants of the Authority, or (iii) to surrender any right or power herein conferred upon the Authority;

(d) to subject to this Agreement additional revenues, properties or collateral, which may be accomplished by, among other things, entering into instruments with the Company and/or other persons providing for further security, covenants, limitations or restrictions for the benefit of the Bonds;

(e) to modify, amend or supplement this Agreement or any Agreement supplemental hereto in such manner as may be required to permit the qualification hereof and thereof under the Trust Agreement Act of 1939 or any similar federal statute hereafter in effect, and to add to this Agreement or any Agreement supplemental hereto such other terms, conditions and provisions as may be required by said Trust Agreement Act of 1939 or similar federal statute;

(f) to amend any provision pertaining to matters under Federal income tax laws, including Section 148(f) of the Code;

(g) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Agreement regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature;

(h) to increase or decrease the number of days specified for the giving of notices in Section 4.06 and to make corresponding changes to the period for notice of mandatory tender of the Bonds; provided that no decreases in any such number of days shall become effective except while the Bonds bear interest at a Daily Rate or a Weekly Rate and until 30 days after the Trustee has given notice to the owners of the Bonds;

(i) to provide for an uncertificated system of registering the Bonds or to provide for the change to or from a Book Entry System for the Bonds;

(j) to evidence the succession of a new Trustee or the appointment by the Trustee or the Authority of a co trustee;

(k) to make any change related to the Bonds that does not materially adversely affect the rights of any Bondholder;

(l) prior to, or concurrently with, the conversion of the Bonds of any series to an ARS Rate Period, to make any change appropriate or necessary with respect to the procedures, definitions or provisions herein or in Exhibit C hereto related to the Auction Period Rate in order to provide for or facilitate the marketability of Bonds in the Auction Period Rate; and

(m) to make any other changes to this Agreement that take effect as to any or all remarketed Bonds following a mandatory tender.

Section 12.02. Supplemental Agreements Requiring Consent of Bondholders.

(a) Exclusive of supplemental agreements covered by Section 12.01 and subject to the terms and provisions contained in this Section, and not otherwise, the holders of not less than a majority in aggregate principal amount of the Bonds outstanding shall have the right, from time to time, to consent to and approve the execution by the Company, the Authority and the Trustee of such other agreement or agreements supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of terms or provisions contained in this Agreement or in any agreement supplemental hereto; provided, however, that nothing in this Section contained shall permit, or be construed as permitting (i) without the consent of the holder of the affected Bond an extension of the maturity of the principal of or the interest on any Bond issued hereunder, or a reduction in the principal amount of, or redemption premium on, any Bond or the rate or rates of interest thereon, or (ii) without the consent of the holders of all Bonds outstanding a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental agreement.

(b) If at any time the Company or the Authority shall request the Trustee to enter into any such supplemental agreement for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental agreement to be mailed to the holder of each Bond at his address as it appears on the registration books hereinabove provided for. Such notice shall be prepared by the Company and shall briefly set forth the nature of the proposed supplemental agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by all Bondholders. If, within sixty (60) days or such longer period as shall be prescribed by the Company following the mailing of such notice, the holders of the requisite aggregate principal amount of the Bonds outstanding at the time of the execution of any such supplemental agreement shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee, the Company or the authority from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental agreement as in this Section permitted and provided, this Agreement shall be and be deemed to be modified and amended in accordance therewith and without the necessity for notation on the outstanding Bonds.

Section 12.03. Reliance on Opinion of Counsel; Favorable Opinion of Tax Counsel Required. The Trustee and the Authority are authorized to join in the execution and delivery of any supplemental agreement pursuant to Section 12.01 and Section 12.02 and in so doing they shall be provided with and fully protected by an Opinion of Counsel that such supplemental agreement is so permitted and has been duly authorized by the Company, that all things necessary to make it a valid and binding supplemental agreement have been done and that upon execution it will be valid and binding upon the Company and the Authority in accordance with its terms; provided, however, that neither the Trustee nor the Authority shall be required to enter into any supplemental agreement that it reasonably deems to be prejudicial to its interests. Before the Authority and the Trustee shall enter into any supplemental agreement pursuant to Section 12.01 or Section 12.02 there shall have been delivered to the Authority, the Bond Insurer and the Trustee a Favorable Opinion of Tax Counsel.

Section 12.04. Bond Insurer to Be Deemed Bondholder; Rights of Bond Insurer; Notices.

(a) So long as the Bond Insurance Policy shall be in full force and effect and no Bond Insurer Event of Insolvency shall have occurred and be continuing, the Company and the Trustee agree to comply with the following provisions:

(1) In determining whether a payment default has occurred or whether a payment on the Bonds has been made under this Agreement, no effect shall be given to payments made under the Bond Insurance Policy.

(2) Any acceleration of the Bonds or any annulment thereof shall be subject to the prior written consent of the Bond Insurer (if it has not failed to comply with its payment obligations under the Bond Insurance Policy).

(3) The Trustee shall provide immediate notice to the Bond Insurer of any payment default and notice of any other default known to the Trustee within 30 days of the Trustee’s knowledge thereof.

(4) For all purposes of the provisions of this Agreement governing Events of Default and remedies, except the giving of notice of default to Bondholders, the Bond Insurer shall be deemed to be the sole holder of the Bonds it has insured for so long as it has not failed to comply with its payment obligations under the Bond Insurance Policy.

(5) The Bond Insurer shall be deemed to be the owner of the Bonds for purposes of giving consents (including consent to amendments to this Agreement other than those requiring unanimous consent of the affected Bondholders), notices, directions and waivers to the Company, the Authority and the Trustee under this Agreement.

(6) The Bond Insurer shall be a party in interest and as a party entitled to (i) notify the Trustee of the occurrence of an Event of Default and (ii) request the Trustee to intervene in judicial proceedings that affect the Bonds or the security therefor. The Trustee shall be required to accept notice of default from the Bond Insurer.

(7) The Trustee shall provide or shall cause to be provided to the Bond Insurer the following information:

(i) Notice of any drawing upon or deficiency due to market fluctuation in the amount, if any, on deposit, in the Bond Fund;

(ii) Notice of the redemption of any of the Bonds, or of any advance refunding of the Bonds, including the principal amount, maturities and CUSIP numbers thereof;

(iii) Notice of any material events pursuant to Rule 15c2-12 under the Securities Exchange Act of 1934, as amended; and

(iv) Such additional information as the Bond Insurer may reasonably request from time to time.

(8) Any amendment or supplement to the authorizing document or any other principal financing documents shall be subject to the prior written consent of the Bond Insurer. Any rating agency rating the Bonds must receive notice of each amendment and a copy thereof at least 15 days in advance of its execution or adoption. The Bond Insurer shall be provided with a full transcript of all proceedings relating to the execution of any such amendment or supplement.

(b) To the extent that this Agreement confers upon or gives or grants to the Bond Insurer any right, remedy or claim under or by reason of this Agreement, the Bond Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

(c) Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Bond Insurer, and the registered owners of the Bonds, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Agreement contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Bond Insurer and the registered owners of the Bonds.

(d) The provisions contained in this Section 12.04 and all other rights and remedies granted to the Bond Insurer under this Agreement, except those rights that the Bond Insurer has by virtue of subrogation, shall be null and void upon the happening of any of the following: (1) a Bond Insurer Event of Insolvency; or (2) failure of the Bond Insurer to pay in accordance with the Bond Insurance Policy.

ARTICLE XIII

DEFEASANCE

Section 13.01. Defeasance. If and when the Bonds secured hereby shall become due and payable in accordance with their terms or through redemption proceedings as provided in this Agreement, or otherwise, and the whole amount of the principal, or Redemption Price and the interest so due and payable upon all of the Bonds shall be paid, or provision shall have been made for the payment of the same, together with all other sums payable under this Agreement by the Company on behalf of the Authority, including all fees and expenses of the Trustee and the Authority, then and in that case, this Agreement and the lien created hereby shall be discharged and satisfied and the Authority shall be released from the covenants, agreements and obligations contained in this Agreement, and the Trustee shall assign and transfer to or upon the order of the Company all property (in excess of the amounts required for the foregoing) then held by the Trustee free and clear of any encumbrances and shall execute such documents as may be reasonably required by the Authority and the Company in this regard.

Subject to the provisions of the above paragraph, when any of the Bonds shall have been paid and if, at the time of such payment, all the covenants and promises in such Bonds and in this Agreement required or contemplated to be kept, performed and observed by the Authority (or by the Company on behalf of the Authority) or on its part on or prior to that time, then this Agreement shall be considered to have been discharged in respect of such Bonds and such Bonds shall cease to be entitled to the lien of this Agreement and such lien and all covenants, agreements and other obligations hereunder shall cease, terminate, become void and be completely discharged as to such Bonds.

Notwithstanding the satisfaction and discharge of this Agreement or the discharge of this Agreement in respect of any Bonds, those provisions of this Agreement relating to the maturity of the Bonds, interest payments and dates thereof, tender and exchange provisions, exchange and transfer of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, nonpresentment of Bonds and the duties of the Trustee in connection with all of the foregoing, and compliance with the covenants contained in Section 8.07, shall remain in effect and shall be binding upon the Authority, the Trustee and the holders of the Bonds and the Trustee shall continue to be obligated to hold in trust any moneys or investments then held by the Trustee for the payment of the principal of, Redemption Price of and interest on the Bonds, to pay to the Bondholders the funds so held by the Trustee as and when such payment becomes due.

Section 13.02. Bonds Deemed to Have Been Paid. Any outstanding Bond shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 13.01 if (a) in case said Bonds are to be redeemed on any date prior to their maturity, the Company shall have given to the Trustee in form satisfactory to the Trustee irrevocable instructions to mail, in accordance with the provisions of ARTICLE IV of this Agreement, notice of redemption of such Bonds on said Redemption Date, (b) there shall have been deposited with the Trustee either moneys (insured at all times by the Federal Deposit Insurance Corporation or otherwise collateralized with Government Obligations), in an amount which shall be sufficient, or Government Obligations, the principal of and the interest on which when due, and without any reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee at the same time, shall be sufficient (as verified by a report of an independent certified public accountant), to pay when due the principal or Redemption Price (as applicable) of, and interest due and to become due on, said Bonds on and prior to the Redemption Date or Maturity Date thereof, as the case may be, and (c) in the event any of said Bonds are not to be redeemed within the next succeeding sixty (60) days, the Company shall have given the Trustee in form satisfactory to the Trustee irrevocable instructions to mail, as soon as practicable in the same manner as a notice of redemption is mailed pursuant to ARTICLE IV of this Agreement, a notice to the holders of such Bonds and to the Securities Depository and an Information Service that the deposit required by (b) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Section and stating such maturity or redemption dates upon which moneys are to be available for the payment of the principal or Redemption Price (as applicable) of said Bonds. Neither the securities nor moneys deposited with the Trustee pursuant to this Section nor principal or interest payments on any such securities shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal or Redemption Price (as applicable) of, and interest on said Bonds; provided that any cash received from such principal or interest payments on such obligations deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable and consistent with the terms of this Agreement and any escrow agreement pertaining thereto, and at the written direction of the Company, be reinvested in Government Obligations maturing at times and in amounts, together with the other moneys and payments with respect to Government Obligations then held by the Trustee pursuant to this Section, sufficient to pay when due the principal or Redemption Price (as applicable) of, and interest to become due on said Bonds on and prior to such Redemption Date or Maturity Date, as the case may be, and interest earned from such reinvestments shall, upon receipt by the Trustee of a written direction of a Company Representative, be paid over to the Company, as received by the Trustee, free and clear of any trust, lien or pledge.

Any release under this Section shall be without prejudice to the right of the Trustee to be paid the agreed upon compensation for all services rendered by it under this Agreement and all its reasonable expenses, charges and other disbursements and those of its attorneys, agents and employees, incurred on and about the administration of trusts by this Agreement created and the performance of its powers and duties under this Agreement; provided, however, that the Trustee shall have no right, title or interest in, or lien on, any moneys or securities deposited pursuant to this ARTICLE XIII.

Section 13.03. Moneys Held for Particular Bonds. Except as otherwise provided in Section 13.02, the amounts held by the Trustee for the payment of the interest, principal, or Redemption Price due on any date with respect to particular Bonds shall, on and after such date and pending such payment, be set aside on its books and held in trust by it for the holders of the Bonds entitled thereto.

Section 13.04. Insured Bonds; Defeasance. Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Bonds shall be paid by the Bond Insurer pursuant to the Bond Insurance Policy, the Bonds shall remain outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by and the assignment and pledge of the Revenues and Funds and all rights to receive them, and all covenants, agreements and other obligations under this Agreement to the registered owners shall continue to exist and shall run to the benefit of the Bond Insurer, and the Bond Insurer shall be subrogated to the rights of such registered owners.

ARTICLE XIV

MISCELLANEOUS

Section 14.01. Benefits of This Agreement Limited to Parties. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon, or to give to, any person other than the Company, the Authority, the Trustee, the Remarketing Agent, the Auction Agent, the Broker-Dealers, the Bond Insurer, the Indemnified Persons and the holders of the Bonds, including their respective agents, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof. All the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of the Authority shall be for the sole benefit of the Trustee, the Remarketing Agent, the Auction Agent, the Bond Insurer, the Company and the holders of the Bonds, including their respective agents.

Section 14.02. No Recourse Against Authority. No recourse under or upon any obligations, covenants or agreement of this Agreement, or of any Bond, or in any way based thereon or otherwise in respect thereof, shall be had against any past, present or future member or officer, as such, of the Authority or any successor body politic, either directly or through the Authority, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being hereby expressly waived and released as a conclusion of and as consideration for, the execution of this Agreement and the issue of the Bonds.

Section 14.03. Successor Deemed Included in All References to Predecessor. Whenever the Bond Insurer, the Authority, the Company, the Remarketing Agent, the Auction Agent or the Trustee or any officer thereof is named or referred to herein, such reference shall be deemed to include the successor to the powers, duties and functions that are presently vested in the Bond Insurer, the Authority, the Company, the Remarketing Agent, the Auction Agent or the Trustee or such officer, and all agreements, conditions, covenants and terms contained herein required to be observed or performed by or on behalf of the Bond Insurer, the Authority, the Company, the Remarketing Agent, the Auction Agent or the Trustee or any officer thereof shall bind and inure to the benefit of the respective successors thereof whether so expressed or not.

Section 14.04. Extent of Covenants; No Personal Liability. All covenants, stipulations, obligations and agreements of the Authority contained in this Agreement are and shall be deemed to be subject to the limitations set forth in Section 14.02 hereof. No covenant, stipulation, obligation or agreement of the Authority contained in this Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the Authority in other than that person’s official capacity. Neither the members of the Authority nor any official executing the Bonds, this Agreement, or any amendment or supplement hereto or thereto shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance or execution hereof or thereof.

Section 14.05. Notices.

(a) All notices, certificates, requests, complaints, demands, consents and other communications hereunder shall be deemed sufficiently given or filed for all purposes of this Agreement if and when sent by registered mail, return receipt requested, or by telecopy, promptly confirmed in writing:

to the Authority, if addressed to the:

Hillsborough County Industrial Development Authority

c/o Morrison & Mills, P.A.

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Attention: Thomas Morrison, Esq.

Telecopy No. 813-258-3209

to the Company, if addressed to:

Tampa Electric Company

Post Office Box 111

Tampa, Florida 33601

Attention: Corporate Secretary

Telecopy No. 813-228-1328

to the Trustee, if addressed to:

The Bank of New York Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Corporate Trust Department

Telecopy No. 904-645-1997

to the Bond Insurer, if addressed to:

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

Attention: Risk Management

Telecopy No. 212-312-2707

to the Fiscal Agent, if addressed to:

U.S. Bank Trust National Association

100 Wall Street, 19th Floor

New York, New York 10005

Attention: Corporate Trust Department

Telecopy No. 212-809-4993

or, as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice. All notices to a Bondholder shall be in writing and shall be deemed sufficiently given if sent by mail, postage prepaid, to the Bondholder at the address shown on the registration books for the Bonds maintained by the Trustee. A Bondholder may direct the Trustee to change its address as shown on the registration books by written notice to the Trustee.

(b) Notice hereunder may be waived prospectively or retrospectively by the Person entitled to the notice, but no waiver shall affect any notice requirement as to other Persons.

(c) All documents received by the Trustee under the provisions of this Agreement, or photographic copies thereof, shall be retained in its possession until this Agreement shall be released under the provision of this Agreement, subject at all reasonable times to the inspection of the Authority, the Company, any Bondholder and any agent or representative thereof.

Section 14.06. Notices to Rating Agencies. Written notice shall be provided by the Trustee to Moody’s, S&P and Fitch of (i) the appointment of any successor Trustee or Remarketing Agent, (ii) any amendment or supplement to this Agreement or Bond Insurance Policy, (iii) the payment of all principal, interest and premium, if any, on all of the Bonds, (iv) any change in the Determination Method of the Bonds, and (v) any mandatory tender or acceleration of the Bonds.

Section 14.07. Funds. Any Fund required to be established and maintained herein by the Trustee may be established and maintained in the account records of the Trustee either as an account or a fund, and may, for the purpose of such accounting records, any audits thereof and any reports or statements with respect thereto, be treated either as an account or a fund; but all such records with respect to all such Funds shall at all times be maintained in accordance with sound industry practice and with due regard for the protection of the security of the Bonds and the rights of the Bondholders.

Section 14.08. Severability. In case any Section or provision of this Agreement, or any covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Agreement, or any application thereof, is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect the remainder thereof or any other Section or provision of this Agreement or any other covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Agreement, all of which shall be construed and enforced at the time as if the illegal, invalid or inoperable portion were not contained therein.

Any illegality, invalidity or inoperability shall not affect any legal, valid and operable section, provision, covenant, agreement, stipulation, obligation, act, action, part or application, all of which shall be deemed to be effective, operative, made, assumed, entered into or taken in the manner and to the full extent permitted by law from time to time.

Section 14.09. Florida Law to Govern. This Agreement and each Bond shall be deemed to be a contract made under the laws of the State and for all purposes shall be construed in accordance with the laws of the State.

Section 14.10. Instruments of Bondholders. Any writing including, without limitation, any consent, request, direction, approval, objection or other instrument or document, required under this Agreement to be executed by any Bondholder may be in any number of concurrent writings of similar tenor and may be executed by that Bondholder in person or by an agent or attorney appointed in writing. Proof of (i) the execution of any writing including, without limitation, any consent, request, direction, approval, objection or other instrument or document, (ii) the execution of any writing appointing any agent or attorney, and (iii) the ownership of Bonds, shall be sufficient for any of the purposes of this Agreement, if made in the following manner, and if so made, shall be conclusive in favor of the Trustee with regard to any action taken thereunder, namely:

(a) The fact and date of the execution by any individual of any writing may be proved by the certificate of any officer in any jurisdiction, who has power by law to take acknowledgments within that jurisdiction, that the individual signing the writing acknowledged that execution before that officer, or by affidavit of any witness to that execution; and

(b) The fact of ownership of Bonds shall be proved by the register maintained by the Trustee.

Nothing contained herein shall be construed to limit the Trustee to the foregoing proof, and the Trustee may accept any other evidence of the matters stated therein which it deems to be sufficient. Any writing including, without limitation, any consent, request, direction, approval, objection or other instrument or document, of the holder of any Bond shall bind every future holder of the same Bond, with respect to anything done or suffered to be done by the Authority or the Trustee pursuant to that writing.

Section 14.11. Priority of this Agreement. This Agreement shall be superior to any liens which may be placed upon the Revenues or any other funds or accounts created pursuant to this Agreement.

Section 14.12. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Company and the Trustee and their respective successors and assigns, subject to the limitations contained herein.

Section 14.13. Payments Due or Other Actions on Nonbusiness Days.

(a) If the date for any payment on the Bonds at a place of payment shall be other than a Business Day, then payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period other than as specifically provided for herein.

(b) Unless otherwise noted in this Agreement, in the event that any day on which any act or function is to be performed or done, other than payment on the Bonds, is not a Business Day, such act or function shall be done or performed on the next succeeding Business Day.

Section 14.14. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

Section 14.15. Waiver of Jury Trial. EACH OF THE AUTHORITY, THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BONDS OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 14.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

(Official Seal)		HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
Attest:

By:	/s/ Earl Haugabook	By:	/s/ Kary Andrews
	Earl Haugabook		Kary Andrews
	Assistant Secretary		Chairman

Approved by General Counsel to the Hillsborough County Industrial Development Authority as to Form and Legal Sufficiency:

/s/ Thomas K. Morrison
Thomas K. Morrison, Esq.

TAMPA ELECTRIC COMPANY

		By:	/s/ Sandra W. Callahan
		Name:	Sandra W. Callahan
		Title:	Vice President – Treasurer and Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A. As Trustee

		By:	/s/ Ethel White
		Name:	Ethel White
		Title:	Vice President

Signature Page of Loan and Trust Agreement S-1

Exhibit A

Description of the Project

The Project includes certain pollution control facilities located at the Unit Nos. 5 and 6 of the F. J. Gannon Station and at the Big end Station of Tampa Electric Company in Hillsborough County, Florida, more particularly described as follows:

	Project Components	Properties of the Company in or on which Component is Located
1.	Upgrading Electrostatic Precipitator, Unit No. 6	Gannon Station

2.	Ash Silos and Associated Ash Handling Equipment, Unit Nos. 1 and 2	Big Bend Station

3.	Sanitary System (extended aeration package treatment plant), Unit Nos. 1, 2 and 3	Big Bend Station

4.	Electrostatic Precipitator, Unit No. 2	Big Bend Station

5.	Circulating Cooling Water Dilution Systems, Unit Nos. 1 and 2	Big Bend Station

6.	Waste Neutralization System (treatment of Excess acid and base), Unit No. 3	Big Bend Station

7.	Upgrading Electrostatic Precipitator, Unit No. 5	Gannon Station

8.	Upgrading Electrostatic Precipitator, Unit No. 1	Big Bend Station

9.	Waste Treatment and Collection Equipment, excluding Waste Neutralization System, Unit Nos. 1, 2 and 3	Big Bend Station

10.	Big Bend Unit No. 3 Electrostatic Precipitator, Ash Silos, Ash Handling Equipment and Ash Reinjection Equipment	Big Bend Station

11.	Spray Cooling System for Unit No. 3	Big Bend Station

The project also includes the following pollution control facilities acquired, constructed and installed at Unit No. 4 of the Big Bend Station of the Company in Hillsborough County, Florida, more particularly described as follows:

A.	Electrostatic Precipitator

Particulate control for Big Bend Unit No. 4 will be accomplished by the use of a rigid frame electrostatic precipitator. The Precipitator is designed for a 99.7+% particulate removal efficiency and includes the following associated equipment: ductwork and breaching, structural steel, foundations, pilings, hoppers/hopper heat tracing and electrical power and control devices.

1.	Precipitator Flyash Storage Silo

This silo is a cylindrical tank supported by structural steel columns. The associated equipment includes bag filter, vent controls, weigh scale, pumps, supporting structural steel, foundations and piling.

2.	Storage Ponds

Earthen storage ponds with dikes to a maximum elevation of 35 feet will be provided for the storage of flyash in the event flyash cannot be marketed. These ponds will be lined to protect the ground water systems from leachate.

3.	Piping

This item consists of the necessary piping, pumps and controls to convey the precipitator flyash from the precipitator hoppers by way of a dry vacuum system to the flyash silo. From dry flyash silo, flyash is transported wet by way of piping to the above noted flyash storage ponds.

B.	Bottom Ash Removal

1.	Hoppers

Steel hoppers collect ash which falls out the bottom of the pulverized fuel furnace. Included with the bottom ash hopper are the necessary structural steel supports, foundations, pilings and associated electrical controls.

2.	Ponds

Bottom ash storage ponds are provided for storage of the collected bottom ash. The initial or primary settling pond receives the water from the ash hoppers. This water is then decanted and recycled to the plant for reuse. After the primary ponds are filled, they will be hydraulically dredged to a more permanent long-term storage pond. The primary decanting or settling receiving ponds will be lined; the larger more permanent bottom ash storage pond will be unlined.

3.	Piping

This item includes the necessary piping to sluice the bottom ash slurry from the hoppers to the bottom ash receiving ponds. Also included are the piping and pumps required to return the water to the plant for reuse in this ash system.

C.	Flue Gas Desulfurization System (FGD System)

1.	Description of System

The type of FGD System selected for Big Bend Unit No. 4 is a two stage forced oxidation limestone regenerable system designed to have an efficiency between eighty-five to ninety percent (85%-90%). The FGD System consists of three (3) modules with one (1) spare. The modules will consist of booster fans, quenchers, absorbers, absorber feed tank, associated piping and pumps. Reheat fans and a reheater are provided to reheat the exiting gas flow from the FGD System to provide the necessary buoyancy and drying requirements for the exiting stack gas.

2.	Limestone Preparation

Included with the FGD System are the raw limestone facilities required for receiving, unloading, grinding, preparation and transfer of limestone to the FGD System proper. The limestone unloading and handling system includes all necessary controls, structural supports, foundations and piling required.

3.	FGD Waste Handling

Another major portion of the FGD System is the waste handling facility. This system includes a building which houses the necessary dewatering, separation, treatment equipment and is for processing the gypsum waste from the FGD System, plus transfer facilities for moving the gypsum from the waste handling building to the on-site storage area. This area includes a stacking system and the necessary ponding and containment ditches for the gypsum pile runoff.

D.	Liquid Waste Treatment

The waste treatment system for Big Bend Unit No. 4 will be an extension of the existing waste treatment systems for Big Bend Unit Nos. 1, 2 and 3. The floor drains are collected and transferred to a common reinforced concrete transfer pump with all necessary pumping and piping and then transported to an existing settling pond before return to the plant for use as recycle water for equipment wash down.

E.	Fine Mesh Screens

Fine mesh traveling water screens and associated equipment will be installed in the circulating water system to remove small marine organisms from the circulating water system. The caught organisms will be collected with a low pressure screenwash and returned via a flume to Tampa Bay.

F.	Sanitary Waste Streams

Additional sanitary water treatment capacity will be installed with Unit No 4. The discharge from this system will be piped to the waste water transfer pump described above.

G.	Coal Pile Runoff System Modifications

The existing coal pile runoff collection system will be modified so as to collect the runoff from the extended and modified coal handling and blending system. The collected runoff water will be monitored prior to returning this water to the bay.

H.	Dust Suppression Equipment

Dust suppression equipment will be provided at all major transfer points in the newly installed coal handling and blending system. This suppression equipment will consist of either water sprays and/or vacuum type bag filters. A dust suppression system will also be included in the tripper room over the top of the blending bins.

The Project also consists of certain pollution control facilities located at the Unit Nos. 1, 2, 3 and 4 of the F. J. Gannon Station of Tampa Electric Company in Hillsborough County, Florida, more particularly described as follows:

A.	Precipitators

Precipitate and control equipment consisting of four single chamber electrostatic precipitators and includes the following associated equipment: piling, structural steel, gas duct-work and associated inlet and outlet flue gas transition nozzles, gas ductwork and associated inlet and outlet flue gas nozzles, flyash hoppers and electrical power and control devices.

B.	Flyash Silo

The silo is a cylindrical tank supported by structural steel columns. Associated equipment and controls include bag filter type vent, fluidizing blowers, ash loading chute dust exhauster, control panels, truck platform weighing scale and blowers.

C.	Piping

This item includes all necessary piping to transport the flyash pneumatically and dry from the precipitator hopper to the silo and from the silo back to the boiler for reinjection if and when required.

D.	Accessory Electrical Equipment

This item includes all accessory electrical equipment required to supply electrical power to the above noted pollution control equipment.

E.	Coal Pile Runoff System Modifications

The previously existing Coal Pile Runoff Collection System was modified so as to collect the runoff from the extended and modified coal handling system. The collected runoff water is pumped into the waste water treatment system.

F.	Dust Suppression Equipment

Dust suppression equipment consists of water sprays and/or vacuum type bag filters in the areas of the fine crusher house and a transfer structure at the expanded coal yard facilities.

G.	Bottom Ash Handling Equipment

This system includes slag tanks, pumps, high pressure saltwater piping, abrasive-resistant ash piping, and controls necessary to collect the slag and pump it, as a sluice, to the dewatering bins.

H.	Saltwater Treatment Facilities

The existing saltwater ponds were combined with freshwater ponds to form one large once-through saltwater pond to handle the increased input flow, requiring the removal of transmission poles and a dike and the construction of a new dike.

The Project also includes facilities for the collection, processing, storage, treatment and disposal or recycling of various solid wastes and sewage and heated water associated with the Company’s Big Bend Station located in Apollo Beach, Hillsborough County, Florida and the Gannon Station located in Tampa, Hillsborough County, Florida. In general, these wastes include fly ash particulates, bottom ash/slag, economizer ash, pyrites, spent demineralizer/polisher resins, flue gas desulfurization scrubber waste, coal pile runoff and sewage.

The facilities originally financed at the Big Bend Station and Gannon Station included the following:

1.	Fly Ash Facility

The fly ash facility handles, disposes and recycles waste fly ash. The facility includes the fly ash collection system, storage equipment, reinjection system, hoppers, silos, disposal area, pug mill conditioning system, related auxiliaries and structures.

2.	Bottom Ash/Slag Facility

The bottom ash/slag facility handles, disposes and recycles waste bottom ash and slag. The facility includes the slag pond, transfer equipment, sedimentation pond, related auxiliaries and structures.

3.	Economizer Ash

The economizer ash facility handles and recycles economizer ash. The facility includes the economizer hoppers, silos, transfer equipment, related auxiliaries and structures.

4.	Spent Demineralizer/Polish Resin

The spent demineralizer/polisher resin facility handles, recycles and disposes of spent demineralizer resin. The facility includes the spent resin vessels, regenerant chemical system, neutralization tanks, related auxiliaries and structures.

5.	Sewage Facility

The sewage facility collects and processes domestic sanitary sewage. The facility includes the sewage treatment plants, sewers, drains, related auxiliaries and structures.

6.	Flue Gas Desulfurization Scrubber Waste Facility

The FGD Scrubber Waste facility handles, disposes of and recycles waste scrubber reagent. The facility includes tanks, pumps, piping and related equipment and structures associated with the handling and disposal of the scrubber sludge and tanks, pumps, piping and related equipment associated with the recycling of the scrubber sludge transportation water.

Exhibit B

Form of Bond

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Authority or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

REGISTERED	REGISTERED
No. R-

UNITED STATES OF AMERICA

HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

POLLUTION CONTROL REVENUE REFUNDING BOND

(TAMPA ELECTRIC COMPANY PROJECT),

SERIES 2007

MATURITY DATE	DATED DATE	CUSIP
[ ]	, 2007

Registered Owner:             CEDE & CO.

Principal Amount: $

The Hillsborough County Industrial Development Authority, a public body corporate and politic and a public instrumentality created pursuant to the laws of the State of Florida (the “Authority”), for value received, hereby promises to pay, solely from the sources described in this Bond, to the Registered Owner identified above, or registered assigns, on the Maturity Date stated above (or if this Bond is called for earlier redemption as described herein, on the redemption date) the principal amount identified above and to pay interest as provided in this Bond.

THIS BOND AND THE PREMIUM, IF ANY, AND THE INTEREST HEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT, LIABILITY OR OBLIGATION OF ANY AUTHORITY OR COUNTY OR THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF, INCLUDING, WITHOUT LIMITATION, THE AUTHORITY AND HILLSBOROUGH COUNTY, FLORIDA. NEITHER ANY AUTHORITY OR COUNTY NOR THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF, SHALL BE OBLIGATED TO PAY THIS BOND OR THE PREMIUM, IF ANY, OR INTEREST HEREON EXCEPT FROM THE PAYMENTS FROM THE COMPANY, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF ANY AUTHORITY OR COUNTY, INCLUDING WITHOUT LIMITATION, THE AUTHORITY AND HILLSBOROUGH COUNTY, OR OF THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION,

AGENCY OR INSTRUMENTALITY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THIS BOND. THE AUTHORITY HAS NO TAXING POWER.

1. Agreement. This Bond is one of a series of bonds designated the Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007A (the “Series 2007A Bonds”); the Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007B (the “Series 2007B Bonds”); and the Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007C (the “Series 2007C Bonds”, and collectively with the Series 2007A Bonds and the Series 2007B Bonds, the “Bonds”), limited to $125,800,000 in aggregate principal amount, issued under and pursuant to the Constitution of the State of Florida, the Florida Industrial Development Financing Act, Parts II and III of Chapter 159, Florida Statutes, a resolution of the Board of County Commissioners of Hillsborough County, Florida adopted October 27, 1971 organizing the Authority, and other applicable provisions of law (the “Act”), the Loan and Trust Agreement dated as of July 2, 2007 (the “Agreement”), among the Authority, Tampa Electric Company, a Florida corporation (the “Company”), and The Bank of New York Trust Company, N.A., trustee (the “Trustee”), and a resolution duly enacted by the Authority. The terms of the Bonds include those in the Agreement and those contained herein. Bondholders are referred to the Agreement for a statement of certain of those terms. When used with reference to the Bonds, the term “principal” includes any premium payable on those Bonds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

The proceeds of the Bonds will be used to refinance a portion of the cost of acquiring, constructing and installing certain air and water pollution and waste control facilities including any structures, machinery, fixtures, improvements and equipment, at the Big Bend Station and F.J. Gannon Station (now known as the H.L. Culbreath Bayside Station) of the Company, located in Hillsborough County, Florida, together with all additions thereto, substitutions therefor and deletions therefrom, as they may at any time exist (collectively, as more fully defined in the Agreement, the “Project”). The principal of and any premium and interest (the “Bond Service Charges”) on the Bonds are payable solely from the Revenues, as defined and as provided for in the Agreement (being, generally, any amounts payable with respect to Bond Service Charges, and any investments and moneys in the Bond Fund created in the Agreement, and all income and profit from the investment of the foregoing moneys), and are an obligation of the Authority only to the extent of the Revenues.

Under the Agreement, the Company is required to make payments to the Trustee in the amounts and at the times necessary to pay the Bond Service Charges on the Bonds when due, whether at maturity, upon redemption or acceleration or otherwise until paid in full. Pursuant to the Agreement, the Authority has assigned or granted a security interest to the Trustee in all right, title and interest of the Authority in and to (i) the Revenues, (ii) all rights to receive such Revenues and the proceeds of such rights, and all other rights and interests of the Authority provided under the Agreement, except for certain rights to reimbursement and indemnity as defined in the Agreement.

The Agreement may be amended or supplemented as provided by its terms, and references to it include any amendments or supplements.

The Authority has established a book-entry only system of registration for the Bonds (the “Book-Entry System”). Except as specifically provided otherwise in the Agreement, a Securities Depository (or its nominee) will be the registered owner of this Bond. By acceptance of a confirmation of purchase, delivery or transfer, the Beneficial Owner (if any) of this Bond shall be deemed to have agreed to this arrangement. If the Securities Depository (or its nominee) is the registered owner of this Bond, it shall be treated as the owner of it for all purposes.

2. Source of Payments. THIS BOND IS PAYABLE BOTH AS TO PRINCIPAL AND INTEREST SOLELY OUT OF THE ASSETS OF THE AUTHORITY PLEDGED THERETO AS DESCRIBED HEREIN. Payments under the Agreement sufficient for the prompt payment when due of the principal of and premium, if any, and interest on, and any other amounts due with respect to, the Bonds are to be paid to the Trustee by the Company for the account of the Authority and deposited in a special trust account created by the Authority and have been duly pledged and assigned for that purpose.

3. Interest Rate. Interest on this Bond will be paid at the lesser of (a) a Daily Rate, a Weekly Rate, a Commercial Paper Rate, a Long-Term Interest Rate or an Auction Period Rate as selected by the Company and as determined in accordance with the Agreement and (b) 14% per annum. Interest will initially be payable at an Auction Period Rate determined in accordance with the Agreement. The Company may change the Determination Method from time to time. A change in the Determination Method will result in mandatory tender of the Bonds (see “Mandatory Tender for Purchase” in paragraph 7 below).

When interest is payable at a Daily Rate, Weekly Rate or Commercial Paper Rate, it will be computed on the basis of the actual number of days elapsed over a year of 365 days (366 days in leap years), when payable at an Auction Period Rate, on the basis of the actual number of days over 360 days (during Auction Periods of 180 days or less) and on the basis of a 360-day year of twelve 30-day months (during Auction Periods greater than 180 days), and when payable at a Long-Term Interest Rate, on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and, to the extent lawful, on overdue premium and interest will be payable as provided in the Agreement.

4. Interest Payment and Record Dates. Interest will accrue on the unpaid portion of the principal of this Bond from the Dated Date stated above and thereafter from the Interest Payment Date (as hereinafter defined) next preceding the date of authentication hereof to which interest has been paid or duly provided for, unless the date of authentication hereof is an Interest Payment Date to which interest has been paid or duly provided for, in which case from the date of authentication hereof, or unless no interest has been paid or duly provided for on the Bonds of this series, in which case from the Dated Date; provided, however, that if the date of authentication is between the Record Date (as hereinafter defined) for any Interest Payment Date and such Interest Payment Date, then interest will accrue from such Interest Payment Date or, if the Company shall default in payment of the interest due on such Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, then from the Dated Date.

When interest is payable at the rate in the first column below, interest accrued during the period (an “Interest Period”) shown in the second column will be paid on the date (an “Interest Payment Date”) in the third column to holders of record on the date (a “Record Date”) in the fourth column:

RATE	INTEREST PERIOD	INTEREST PAYMENT DATE	RECORD DATE
Daily*	Interest Payment Date to Interest Payment Date	First Business Day of the next month	Last Business Day before Interest Payment Date

Weekly*	Interest Payment Date to Interest Payment Date	First Business Day of the next month	Last Business Day before Interest Payment Date

Commercial Paper	From 1 to 270 days as determined for each Bond pursuant to the Agreement (“Commercial Paper Period”)	Day after the last day of Commercial Paper Period	Last Business Day before Interest Payment Date

Long-Term**	270 days or longer	Each first day of each sixth calendar month after effective date of Long-Term Interest Rate	Fifteenth of the month before the Interest Payment Date***

Auction Mode	One day or longer as determined for each Bond pursuant to the Agreement	The Business Day immediately following each Auction Period ****	The Business Day preceding an Interest Payment Date therefor

“Business Day” is defined in the Agreement. Payment of defaulted interest will be made to holders of record as of the fifth-to-last Business Day before payment.

*	If there shall be a change from a Daily Rate or a Weekly Rate on a day other than the first Business Day of a calendar month, the then current Interest Period relating to such Daily Rate or Weekly Rate shall end on the day immediately preceding the date on which the new interest rate on the Bonds shall become effective, which date in the case of a change from a Daily Rate or a Weekly Rate, shall be the Interest Payment Date for such Interest Period, for which the Record Date shall be the immediately preceding Business Day. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the day immediately preceding the first Business Day of the next month, for which the Interest Payment Date and the Record Date shall be as prescribed in this Table.
**	If there shall be a change from a Long-Term Interest Rate on a day other than a regularly scheduled Interest Payment Date for a Long-Term Interest Rate Period, or if there shall be an early termination of such Long-Term Interest Rate Period and a new Long-Term Interest Rate shall be set, such Long-Term Interest Rate Period shall end on the day immediately preceding the date on which the new interest rate shall become effective, which date shall be the Interest Payment Date for such Long-Term Interest Rate Period, for which the Record Date shall be the last day of such Long-Term Interest Rate Period or, if sooner, the first day of such Long-Term Interest Rate Period. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the day immediately preceding the first Business Day of the next month, for which the Interest Payment Date and the Record Date shall be as prescribed in this Table.
***	If an Interest Payment Date occurs less than 15 days after the first day of a Long-Term Interest Rate Period, the first day of such Long-Term Interest Rate Period is the Record Date for such Interest Payment Date.
****	The Interest Payment Date with respect to a daily Auction Period shall be the first Business Day of the month immediately succeeding such Auction Period. The Interest Payment Date with respect to a Flexible Auction Period of (i) seven or more but fewer than 183 days shall be the Business Day immediately following such Flexible Auction Period, or (ii) 183 or more days shall be each semiannual date on which interest on the Bonds would be payable if such Bonds bore interest at a fixed rate of interest and on the Business Day immediately following such Flexible Auction Period.

5. Method of Payment. Holders must surrender Bonds to the Trustee to collect principal at maturity or upon redemption. (See “Optional Tenders” and “Mandatory Tender for Purchase” below for the payment of purchase price of tendered Bonds.) Interest on Bonds bearing interest at a Commercial Paper Rate (other than Bonds in the Book Entry System) is payable only upon presentation of such Bonds to the Trustee. Interest on Bonds bearing interest at a Daily, Weekly, Auction Mode or Long-Term Interest Rate (other than Bonds in the Book-Entry System) will be paid to the registered holder as of the Record Date by check mailed by first class mail on the Interest Payment Date to such holder’s registered address. A holder of $1,000,000 or more in principal amount of Bonds may be paid interest at a Daily, Weekly, Auction Mode or Commercial Paper Rate by wire transfer in immediately available funds to an account in the continental United States if the holder makes a written request of the Trustee (in form satisfactory to the Trustee) at least two Business Days before the Record Date specifying the account address. The notice may provide that it will remain in effect for later interest payments until changed or revoked by another written notice. Principal and interest will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money. If any payment on the Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

6. Optional Tenders. “Tender” means to require, or the act of requiring, the Trustee to purchase a Bond at the holder’s option under the provisions of this paragraph 6 at 100% of the principal amount plus interest accrued to (but excluding) the date of purchase. While the Bonds bear interest at a Long-Term Interest Rate, a Commercial Paper Rate or an Auction Period Rate, the owner of a Bond does not have the option to require the Trustee to purchase its Bond.

Daily Rate Tender. When interest on the Bonds of series is payable at a Daily Rate and a Book-Entry System is in effect, a Beneficial Owner (through its direct Participant in the Securities Depository) may tender its interest in a Bond (or portion of Bond) of such series by delivering an irrevocable written notice by telecopy, facsimile transmission or e-mail transmission to the Trustee (any such notice to be delivered to a Responsible Officer of the Trustee) and an irrevocable notice by telephone, telegraph or facsimile transmission to the Remarketing Agent, in each case prior to 11:00 a.m., New York City time, on a Business Day, stating the principal amount of the Bond (or portion of Bond) being tendered, payment instructions for the purchase price and the Business Day (which may be the date the notice is delivered) the Bond (or portion of Bond) is to be purchased. The Beneficial Owner shall effect delivery of such Bond by causing such direct Participant to transfer its interest in the Bond equal to such Beneficial Owner’s interest on the records of the Securities Depository to the participant account of the Trustee with the Securities Depository. Any notice received by the Trustee after 11:00 a.m., New York City time, shall be deemed to have been given on the next Business Day.

When interest on the Bonds of a series is payable at a Daily Rate and a Book Entry System is not in effect, a holder of a Bond of such series may tender the Bond (or portion of Bond) by delivering the notices as described above (which shall include the certificate number of the Bond), and shall also deliver the Bond to the Trustee by 1:00 p.m., New York City time, on the date of purchase (see additional requirements below).

Weekly Rate Tender. When interest on the Bonds of a series is payable at a Weekly Rate and a Book-Entry System is in effect, a Beneficial Owner (through its direct Participant in the Securities Depository) may tender his interest in a Bond (or portion of Bond) of such series by delivering an irrevocable written notice by telecopy, facsimile transmission or e-mail transmission to the Trustee (any such notice to be delivered to a Responsible Officer of the Trustee) and an irrevocable notice by telephone, telegraph or facsimile transmission to the Remarketing Agent, in each case prior to 5:00 p.m., New York City time, on a Business Day stating the principal amount of the Bond (or portion of Bond) being tendered, payment instructions for the purchase price and the date, which must be a Business Day at least seven days after the notice is delivered, on which the Bond (or portion of Bond) is to be purchased. The Beneficial Owner shall effect delivery of such Bond by causing such direct Participant to transfer its interest in the Bond equal to such Beneficial Owner’s interest on the records of the Securities Depository to the participant account of the Trustee or its agent with the Securities Depository.

When interest on the Bonds of a series is payable at a Weekly Rate and a Book-Entry System is not in effect, a holder of a Bond of such series may tender the Bond (or portion of Bond) by delivering the notices as described above (which shall include the certificate number of the Bond), and shall also deliver the Bond to the Trustee by 1:00 p.m., New York City time, on the date of purchase (see additional requirements below).

Payment of Purchase Price. The purchase price for a Bond tendered under this paragraph 6 or under paragraph 7 “Mandatory Tender for Purchase” will be paid in immediately available funds to the registered owner of the Bond by 4:00 p.m., New York City time, on the date of purchase. No purchase of Bonds by the Trustee shall be deemed to be a payment or redemption of the Bonds or of any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

7. Mandatory Tender for Purchase. As provided below, the Bonds are subject to mandatory tender for purchase under certain circumstances. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, UNDER THE CONDITIONS DESCRIBED BELOW. All purchases will be made in funds immediately available on the purchase date and will be at the Purchase Price. Bonds tendered for purchase on a date after a call for redemption but before the redemption date will be purchased pursuant to the tender. No purchase of Bonds shall be deemed to be a payment or redemption of the Bonds or of any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

Mandatory Tender at Beginning of a New Long-Term Interest Rate Period. When the Bonds of a series bear interest at a Long-Term Interest Rate and a new Long-Term Interest Rate is to be determined, the Bonds of such series will be subject to mandatory tender for purchase on the effective date of the new Long-Term Interest Rate. In the case of a change prior to the day originally established as the day after the last day of a Long-Term Interest Rate Period, the Bonds of such series will be purchased at the percentage of their principal amount which would be payable upon the applicable redemption described under “Optional Redemption During Long-Term Interest Rate Period” below.

Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode. When Bonds of a series bear interest at a Commercial Paper Rate, each Bond of such series must be tendered for purchase on the Interest Payment Date for such Bond.

Mandatory Tender Upon a Change in the Determination Method. Subject to the provisions of Section 3.02(b) of the Agreement, on the effective date of the change in the Determination Method (the methods being Daily, Weekly, Commercial Paper, Long-Term or Auction Mode Interest Rates) of the Bonds of any series (the “Conversion Date”), the Bonds of such series will be subject to mandatory tender for purchase on the Conversion Date at the Purchase Price, except that in the case of a change prior to the day originally established as the date after the last day of a Long-Term Interest Rate Period, the Bonds of such series will be purchased at the percentage of their principal amount which would be payable upon the applicable redemption described under “Optional Redemption During Long-Term Interest Rate Period” below.

Notice of Tender. At least 15 days before each mandatory tender (except for the tender described under “Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode” described above, for which no notice will be given and except that such notice shall be given (i) at least 30 days prior to the effective date if a Long-Term Interest Rate Period is in effect and the effective date is before the end of the Long-Term Interest Rate Period and (ii) at least 20 days prior to the effective date if an ARS Rate Period is then in effect), the Trustee will mail a notice of tender by first-class mail to each Bondholder at the holder’s registered address. Failure to give any required notice of tender as to any particular Bonds, or any defect therein, will not affect the validity of the tender of any Bonds in respect of which no failure or defect occurs. Any notice mailed as provided in this paragraph shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by the addressee.

Effect of Notice. When notice of tender is required and given, and when Bonds are to be tendered without notice, Bonds tendered become due and payable on the purchase date; in such case when funds are deposited with the Trustee sufficient for purchase, interest on the Bonds to be purchased ceases to accrue with respect to the holder thereof as of the date of purchase.

8. Delivery Address; Additional Delivery Requirements. Notices in respect of tenders and Bonds tendered must be delivered to the Trustee, and notices in respect of tenders must be delivered to the Remarketing Agent, as provided in the Agreement.

All tendered Bonds must be accompanied by an instrument of transfer satisfactory to the Trustee, executed in blank by the registered owner or his duly authorized attorney, with the signature guaranteed by an eligible guarantor institution.

Limitation on Tenders. Except as provided under “Mandatory Tender Upon a Change in the Determination Method,” “Mandatory Tender at Beginning of a New Long-Term Interest Rate Period” and “Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode,” no Bonds may be tendered while they bear interest at a Commercial Paper Rate, Auction Period Rate or a Long-Term Interest Rate.

Irrevocable Notice Deemed to Be Tender of Bond; Undelivered Bonds. The giving of notice by the registered owner of a Bond as provided in paragraph 6 or the occurrence of a mandatory tender for purchase as described in paragraph 7 constitutes the irrevocable tender for purchase of each Bond (or portion of Bond) with respect to which such notice was given, irrespective of whether such Bond was delivered as provided in paragraph 6 or 7. The determination of the Trustee as to whether a notice of tender has been properly sent shall be conclusive and binding upon the Bondholders.

The Trustee may refuse to accept delivery of any Bond for which a proper instrument of transfer has not been provided. If any owner of a Bond who gave notice of optional tender or which is subject to mandatory tender fails to deliver his Bond to the Trustee at the place and on the applicable date and time specified, or fails to deliver his Bond properly endorsed, and moneys for the payment of such Bond are on deposit with the Trustee, his Bond shall constitute an undelivered Bond as described in the Agreement and interest shall cease to accrue on his Bonds as of the tender date and such owner shall have no right under the Agreement other than the right to receive payment of the tender price thereof. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE TRUSTEE AFTER THE GIVING OF IRREVOCABLE NOTICE OF TENDER FOR PURCHASE AS DESCRIBED ABOVE.

9. Redemptions. All redemptions (and purchases in lieu of redemption) will be made in funds immediately available on the redemption date (or purchase date) and will be at a redemption price of 100% of the principal amount of the Bonds being redeemed (unless a premium is required as provided below) plus interest accrued to the redemption date.

Optional Redemption During Long-Term Interest Rate Period. During any Long-Term Interest Rate Period applicable to a series of Bonds, if the Long-Term Interest Rate Period is less than or equal to five years, the Bonds of such series will not be redeemable pursuant to this provision during the Long-Term Interest Rate Period.

If the Long-Term Interest Rate Period is greater than five years, the Bonds of such series will not be redeemable for five years after the date on which the Bonds of such series begin to bear interest at the Long-Term Interest Rate. After the applicable no call period, the Bonds of such series may be redeemed at any time in whole or in part at 100% of their principal amount plus accrued interest, if any.

As an alternative to and in lieu of the foregoing redemption provisions, if, with respect to any Long-Term Interest Rate Period applicable to a series of Bonds, a Favorable Opinion of Tax Counsel is delivered to the Trustee not later than the date of the establishment of such Long-Term Interest Rate Period, the Bonds of such series may be redeemed during such Long-Term Interest Rate Period at the option of the Company in whole or in part at any time after a no-call period, if any, established by the Remarketing Agent, at the percentages of their principal amount, plus accrued interest, as follows: the Remarketing Agent shall, given the duration of the Long-Term Interest Rate Period, determine and inform the Trustee and the Company, on a date which is no later than the establishment of the Long-Term Interest Rate, the periods during which the Bonds of such series shall not be subject to redemption (the “Call Protection Period”), the premium or premiums payable upon redemption (the “Call Premiums”), if any, applicable to the redemption of Bonds of such series after the Call Protection Period, and the period or periods during which the Call Premiums shall be effective (the “Call Premium Periods”) necessary to establish the Long-Term Interest Rate. Such Call Protection Period, Call Premiums and Call Premium Periods shall be established in accordance with optional call redemption provisions which, in the judgment of the Remarketing Agent, are generally accepted at the time of determination as the standard features for obligations such as the Bonds, given the length of the Long-Term Interest Rate Period.

Optional Redemption During Daily or Weekly Rate Period. When interest on the Bonds of a series is payable at a Daily or Weekly Rate, the Bonds of such series may be redeemed in whole or in part at the option of the Company, on any Business Day.

Optional Redemption During ARS Rate Period. While the Bonds of a series bear interest at an Auction Period Rate, they are callable in whole or in part by the Company at par plus accrued interest on the Interest Payment Date immediately following the end of an Auction Period; provided that after any optional redemption (including an Extraordinary Optional Redemption) there shall be not less than $10,000,000 in aggregate principal amount of any Bonds bearing interest at an Auction Period Rate unless otherwise consented to by any Broker-Dealer. All redemptions (including Extraordinary Optional Redemptions) of Bonds of a series in part shall be in integral multiples of the Authorized Denomination.

Extraordinary Optional Redemption. Subject to the conditions set forth in the Agreement, any Bond is subject to extraordinary optional redemption by the Authority upon the direction of the Company, on any date, upon the occurrence of the events described in Section 4.01(b) (redemption in whole or in part) of the Agreement, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to the date of such redemption.

Mandatory Redemption Upon Determination of Taxability. Subject to the conditions set forth in the Agreement, the Bonds are subject to mandatory redemption in whole or in part following a final determination by the Internal Revenue Service or a court of competent jurisdiction that the interest paid or payable on any Bond is or will be includible in gross income for federal income tax purposes, at a redemption price equal to the principal amount to be redeemed plus accrued and unpaid interest, if any, to the date of such redemption.

Mandatory Redemption Upon Certain Reorganizations. Subject to the conditions set forth in the Agreement, the Bonds are subject to mandatory redemption in whole prior to the effective date of a “Reorganization” as defined in the Insurance Agreement, at a redemption price equal to the principal amount to be redeemed plus accrued and unpaid interest, if any, to the date of such redemption.

Notice of Redemption. At least 30 days before each redemption, the Trustee will mail a notice of redemption by first-class mail to each Bondholder with Bonds to be redeemed at such holder’s registered address. Failure to give any required notice of redemption as to any particular Bonds, or any defect therein, will not affect the validity of the call for redemption of any Bonds in respect of which no failure or defect occurs. Any notice mailed as provided in this paragraph shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by the addressee.

Effect of Notice. When notice is required and given, Bonds called for redemption become due and payable on the redemption date; in such case when funds are deposited with the Trustee sufficient for redemption, interest on the Bonds to be redeemed ceases to accrue as of the date of redemption.

Purchase in Lieu of Redemption. As provided in the Agreement, the Company has the right to purchase Bonds in lieu of the optional redemption described in this paragraph under “Optional Redemption During Long-Term Interest Rate Period”, “Optional Redemption During Daily or Weekly Rate Period” and “Optional Redemption During ARS Rate Period”.

10. Denominations; Transfer; Exchange. The Bonds may be issued in registered form without coupons in denominations as follows: (1) when interest is payable at a Daily, Weekly or Commercial Paper Rate, $100,000 and any larger denominations constituting an integral multiple of $5,000; (2) when interest is payable at a Long-Term Interest Rate, $5,000 and integral multiples thereof; and (3) when interest is payable at an Auction Period Rate, $25,000 and integral multiples thereof. A holder may register the transfer of or exchange Bonds in accordance with the Agreement. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement. Except in connection with the purchase of Bonds tendered for purchase, the Trustee will not be required to register the transfer of or exchange any Bond which has been called for redemption or during the period beginning 15 days before the mailing of notice calling the Bonds or any portion of the Bonds for redemption and ending on the redemption date.

11. Persons Deemed Owners. The registered holder of this Bond shall be treated as the owner of it for all purposes.

12. Funds in Trust; Unclaimed Funds. All moneys which the Trustee shall have withdrawn from the account of the Company or shall have received from any other source and set aside, or deposited with the paying agents, for the purpose of paying any of the Bonds hereby secured, either at the maturity thereof or upon call for redemption or tender, shall be held in trust for the respective holders of such Bonds. But any moneys which shall be so set aside or deposited by the Trustee and which shall remain unclaimed by the holders of such Bonds for a period of one year after the date on which such Bonds shall have become due and payable shall upon request in writing be paid to the Company, and thereafter the holders of such Bonds shall look only to the Company for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee, the Authority and the paying agents shall have no responsibility with respect to such moneys. In the absence of any such written request, the Trustee shall from time to time deliver such unclaimed funds to or as directed by pertinent escheat authority, as identified by the Trustee in its sole discretion, pursuant to and in accordance with applicable unclaimed property laws, rules or regulations. Any such delivery shall be in accordance with the customary practices and procedures of the Trustee and the escheat authority. All moneys held by the Trustee and subject to this paragraph 12 shall be held uninvested and without liability for interest thereon. Before making any payment under this paragraph 12, the Trustee shall be entitled to receive at the Company’s expense an opinion of counsel to the effect that said payment is permitted under applicable law.

13. Discharge Before Redemption, Tender or Maturity. If the Company at any time deposits with the Trustee money or Government Obligations as described in the Agreement sufficient to pay at redemption, tender or maturity principal of and interest on the outstanding Bonds, and if the Company also pays or provides for the payment of all other sums then payable by the Company under the Agreement, the lien of the Agreement will be discharged. After discharge, Bondholders must look only to the deposited money and securities for payment except as otherwise specifically provided in the Agreement.

14. Amendment, Supplement, Waiver. Subject to certain exceptions and to rights granted to the Bond Insurer under the Agreement, the Agreement or the Bonds may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the holders of at least a majority in principal amount of the Bonds then outstanding. Any such consent shall be irrevocable and shall bind any subsequent owner of this Bond or any Bond delivered in substitution for this Bond. Without the consent of any Bondholder, the Authority may amend or supplement the Agreement or the Bonds as described in the Agreement, among other things, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Bonds in addition to or in place of certificated Bonds, to provide for a Book Entry System for the Bonds or to make any change that does not materially adversely affect the rights of any Bondholder.

15. Defaults and Remedies. The Agreement provides that the occurrences of certain events constitute Events of Default. If an Event of Default occurs and is continuing, the Bonds may become or may be declared immediately due and payable, as provided in the Agreement. An Event of Default and its consequences may be waived as provided in the Agreement. Bondholders may not enforce the Agreement or the Bonds except as provided in the Agreement. Except as specifically provided in the Agreement, the Trustee may refuse to enforce the Agreement or the Bonds unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Bonds then outstanding may direct the Trustee in its exercise of any trust or power.

16. No Recourse Against Others. A member, director, officer or employee, as such, of the Authority shall not have any liability for any obligations of the Authority or the Company under the Bonds or the Agreement or for any claim based on such obligations or their creation. Each Bondholder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bond.

17. Authentication. This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Agreement until the certificate of authentication hereon shall have been duly executed by the Trustee.

18. Abbreviations. Customary abbreviations may be used in the name of a Bondholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

It Is Hereby Certified, Recited And Declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Agreement and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law.

This Bond shall not be valid or become obligatory for any purpose or be entitled to any benefit or security under the Agreement until it shall have been authenticated by the execution by the Trustee of the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY has caused this Bond to bear the signatures of its Chairman and Secretary and has caused its seal to be impressed hereon, all as of the Dated Date specified above.

HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

By:
Chairman

[SEAL]

Attest:

Secretary

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the series designated therein and referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

Date:	By:
Authorized Signatory

STATEMENT OF INSURANCE

The Bond Insurer has issued the Bond Insurance Policy containing the following provisions with respect to the Bonds, such policy being on file at the principal office of the Trustee, as paying agent:

The Bond Insurer hereby unconditionally and irrevocably agrees to pay for disbursement to the Bondholders that portion of the principal and interest on the Bonds which is then due for payment and which the Authority shall have failed to provide. Due for payment means, with respect to principal, the Maturity Date and does not refer to any earlier date on which the payment of principal of the Bonds is due by reason of call for redemption, acceleration or other advancement of maturity, and with respect to interest, the stated date for payment of such interest.

Upon receipt of telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from a Bondholder or the Trustee to the Bond Insurer that the required payment of principal or interest (as applicable) has not been made by the Authority to the Trustee, the Bond Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with Fiscal Agent, sufficient to make the portion of such payment not paid by the Authority. Upon presentation to the Fiscal Agent of evidence satisfactory to it of the Bondholder’s right to receive such payment and any appropriate instruments of assignment required to vest all of such Bondholder’s right to such payment in the Bond Insurer, the Fiscal Agent will disburse such amount to the Bondholder.

As used herein the term “Bondholder” means the person other than the Authority or the Company who at the time of nonpayment of a Bond is entitled under the terms of such Bond to payment thereof.

The Bond Insurance Policy is non-cancelable for any reason.

Financial Guaranty Insurance Company

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT
TEN ENT	—	as tenants by the entireties		Custodian
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in list above.

ASSIGNMENT

For Value Received, the undersigned sells, assigns and transfers unto

Please insert social security or other identifying number of assignee

(Name and Address of Assignee)

the within Bond and does hereby irrevocably constitute and appoint attorney to transfer the said Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated:

Signature guaranteed:

Medallion Number:

*Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), or New York Stock Exchange Medallion Signature Program (MSP).

Notice: The signature to this assignment must correspond with the name of the registered owner as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Exhibit C

Auction Procedures

Exhibit C

To

Loan and Trust Agreement

Auction Procedures

i

Both the Definitions in Article I and the Auction Procedures in Article II are subject to modification or amendment pursuant to Schedule I. In the event of any conflict between Article I or Article II and Schedule I, Schedule I shall prevail. Any reference herein to “Series” such as “a Series of Bonds” or “Bonds of a Series” shall not apply if there is only one Series of Bonds.

ARTICLE I

Definitions

In addition to the words and terms otherwise defined in the Authorizing Document, the following words and terms as used in this Exhibit C (hereinafter “this Exhibit”) and elsewhere in the Authorizing Document have the following meanings with respect to Bonds in an ARS Rate Period unless the context or use indicates another or different meaning or intent or the definition has been changed, modified or expanded in Schedule I:

“Agent Member” means a member of, or participant in, the Securities Depository who shall act on behalf of a Bidder.

“All Hold Rate” has the meaning set forth in Schedule I.

“ARS Conversion Date” means with respect to each Series of Bonds, the date on which the Bonds of such Series convert from an interest rate period other than an ARS Rate Period and begin to bear interest at the Auction Period Rate.

“ARS Rate Period” means, for each Series of Bonds, any period of time commencing on the day following the Initial Period and ending on the earlier of the Conversion Date or the day preceding the final maturity date of such Bonds.

“Auction” means each periodic implementation of the Auction Procedures.

“Auction Agent” means the Person appointed as Auction Agent in accordance with the Auction Agreement. The Auction Agent shall initially be the party named in Schedule I.

“Auction Agreement” means an agreement between the Auction Agent and the Trustee pursuant to which the Auction Agent agrees to follow the procedures specified in this Exhibit with respect to each Series of the Bonds while such Bonds bear interest at the Auction Period Rate, as such agreement may from time to time be amended or supplemented.

“Auction Date” means with respect to any Series of Bonds:

(a) Daily Auction Period. If the Bonds are in a daily Auction Period, each Business Day unless such day is the Business Day prior to the conversion from a daily Auction Period to another Auction Period,

(b) Flexible Auction Period. If the Bonds are in a Flexible Auction Period, the last Business Day of the Flexible Auction Period, and

(c) Other Auction Periods. If the Bonds are in any other Auction Period, the Business Day next preceding each Interest Payment Date for such Bonds (whether or not an Auction shall be conducted on such date);

provided, however, that the last Auction Date with respect to the Bonds in an Auction Period other than a daily Auction Period or Flexible Auction Period shall be the earlier of (i) the Business Day next preceding the Interest Payment Date next preceding the Conversion Date for the Bonds and (ii) the Business Day next preceding the Interest Payment Date next preceding the final maturity date for the Bonds; and

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provided, further, that if the Bonds are in a daily Auction Period, the last Auction Date shall be the earlier of (x) the second Business Day next preceding the Conversion Date for the Bonds and (y) the Business Day next preceding the final maturity date for the Bonds. The last Business Day of a Flexible Auction Period shall be the Auction Date for the Auction Period which begins on the next succeeding Business Day, if any. On the second Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be an Auction for the last daily Auction Period. On the Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be one Auction for the first Auction Period following the conversion.

The first Auction Date for each Series of Bonds is set forth in Schedule I.

“Auction Desk” means the business unit of a Broker-Dealer that fulfills the responsibilities of the Broker-Dealer under a Broker-Dealer Agreement, including soliciting Bids for the Bonds, and units of the Broker-Dealer which are not separated from such business unit by information controls appropriate to control, limit and monitor the inappropriate dissemination and use of information about Bids.

“Auction Period” means with respect to each Series of Bonds:

(a) Flexible Auction Period. A Flexible Auction Period;

(b) Daily Auction Period. With respect to a Series of Bonds in a daily Auction Period, a period beginning on each Business Day and extending to but not including the next succeeding Business Day unless such Business Day is the second Business Day preceding the conversion from a daily Auction Period to another Auction Period, in which case the daily Auction Period shall extend to, but not include, the next Interest Payment Date;

(c) Seven day Auction Period. With respect to a Series of Bonds in a seven-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table below, a period of generally seven days beginning on the day of the week specified in column B of the table below (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table below) and ending on the day of the week specified in column C of the table below in the next succeeding week (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day):

(A)	(B)	(C)
When Auctions Occur on this day	Auction Period Generally Begins this day	Auction Periods Generally End this day

Friday	Monday	Sunday
Monday	Tuesday	Monday
Tuesday	Wednesday	Tuesday
Wednesday	Thursday	Wednesday
Thursday	Friday	Thursday

(d) 28-day Auction Period. With respect to a Series of Bonds in a 28-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table above, a period of generally 28 days beginning on the day of the week specified in column B of the table above (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table above) and ending on the same day of the week specified in column C of the table above four weeks later (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day).

(e) 35-day Auction Period. With respect to a Series of Bonds in a 35-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table above, a period of generally 35 days beginning on the day of the week specified in column B of the table above (or the day following the last

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day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table above) and ending on the day of the week specified in column C of the table above five weeks later (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day).

(f) Three-month Auction Period. With respect to a Series of Bonds in a three-month Auction Period, a period of generally three months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the calendar day immediately preceding the first Business Day of the month that is the third calendar month following the beginning date of such Auction Period; and

(g) Six-month Auction Period. With respect to a Series of Bonds in a six-month Auction Period, a period of generally six months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the next succeeding date set forth in Schedule I;

Provided, however, that if there is a conversion of a Series of Bonds with Auctions generally conducted on the day of the week specified in column A of the table above, (i) from a daily Auction Period to a seven-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the next succeeding day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), (ii) from a daily Auction Period to a 28-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e., the Interest Payment Date for the prior Auction Period) and shall end of the day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 21 days but not more than 28 days from such date of conversion, and (iii) from a daily Auction Period to a 35-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 28 days but no more than 35 days from such date of conversion.

Notwithstanding the foregoing, if an Auction is for an Auction Period of more than seven days and the Auction Rate on such Auction Date is the Maximum Rate as the result of a lack of Sufficient Clearing Bids, the Auction Period shall automatically convert to a seven-day Auction Period. On the following Auction Date, the Auction shall be conducted for an Auction Period of the same length as the Auction Period prior to such automatic conversion. If such Auction is successful, the Auction Period shall revert to the length prior to the automatic conversion, and, if such Auction is not successful, the Auction Period shall be another seven-day period.

“Auction Period Rate” means the Auction Rate or any other rate of interest to be borne by the Bonds during each Auction Period determined in accordance with Section 2.04 of this Exhibit; provided, however, in no event may the Auction Period Rate exceed the Maximum Rate.

“Auction Procedures” means the procedures for conducting Auctions for Bonds during an ARS Rate Period set forth in this Exhibit.

“Auction Rate” means for each Series of Bonds for each Auction Period, (i) if Sufficient Clearing Bids exist, the Winning Bid Rate, provided, however, if all of the Bonds are the subject of Submitted Hold Orders, the All Hold Rate for such Series of Bonds and (ii) if Sufficient Clearing Bids do not exist, the Maximum Rate for such Series of Bonds.

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“Authorized Denominations” means $25,000, or such other amount specified in Schedule I, and integral multiples thereof so long as the Bonds bear interest at the Auction Period Rate, notwithstanding anything else in the Authorizing Document to the contrary.

“Authorizing Document” has the meaning set forth in Schedule I.

“Available Bonds” means, for each Series of Bonds on each Auction Date, the number of Units of Bonds that are not the subject of Submitted Hold Orders.

“Bid” has the meaning specified in subsection (a) of Section 2.01 of this Exhibit.

“Bidder” means each Existing Owner and Potential Owner who places an Order.

“Bonds” has the meaning set forth in Schedule I.

“Broker-Dealer” means any entity that is permitted by law to perform the function required of a Broker-Dealer described in this Exhibit, that is a member of, or a direct participant in, the Securities Depository, that has been selected by the Company and that is a party to a Broker-Dealer Agreement with the Auction Agent and the Company. The “Broker-Dealer of record” with respect to any Bond is the Broker-Dealer which placed the Order for such Bond or whom the Existing Owner of such Bond has designated as its Broker-Dealer with respect to such Bond, in each case as reflected in the records of the Auction Agent.

“Broker-Dealer Agreement” means an agreement among the Auction Agent, the Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures described in this Exhibit, as such agreement may from to time be amended or supplemented.

“Broker-Dealer Deadline” means, with respect to an Order, the internal deadline established by the Broker-Dealer through which the Order was placed after which it will not accept Orders or any change in any Order previously placed with such Broker-Dealer; provided, however, that nothing shall prevent the Broker-Dealer from correcting Clerical Errors by the Broker-Dealer with respect to Orders from Bidders after the Broker-Dealer Deadline pursuant to the provisions herein. Any Broker-Dealer may change the time or times of its Broker-Dealer Deadline as it relates to such Broker-Dealer by giving notice not less than two Business Days prior to the date such change is to take effect to Bidders who place Orders through such Broker-Dealer.

“Business Day” in addition to any other definition of “Business Day” included in the Authorizing Document, while Bonds bear interest at the Auction Period Rate, the term Business Day shall not include Saturdays, Sundays, days on which the New York Stock Exchange or its successor is not open for business, days on which the Federal Reserve Bank of New York is not open for business, days on which banking institutions or trust companies located in the state in which the operations of the Auction Agent are conducted are authorized or required to be closed by law, regulation or executive order of the state in which the Auction Agent conducts operations with respect to the Bonds.

“Clerical Error” means a clerical error in the processing of an Order, and includes, but is not limited to, the following: (i) a transmission error, including but not limited to, an Order sent to the wrong address or number, failure to transmit certain pages or illegible transmission, (ii) failure to transmit an Order received from one or more Existing Owners or Potential Owners (including Orders from the Broker-Dealer which were not originated by the Auction Desk) prior to the Broker-Dealer Deadline or generated by the Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline or (iii) a typographical error. Determining whether an error is a “Clerical Error” is within the reasonable judgment of the Broker-Dealer, provided that the Broker-Dealer has a record of the correct Order that shows it was so received or so generated prior to the Broker-Dealer Deadline or the Submission Deadline, as applicable.

“Company” has the meaning set forth in Schedule I.

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“Conversion Date” means the date on which any Series of the Bonds begin to bear interest at a rate which is determined other than by means of the Auction Procedures.

“Error Correction Deadline” means one hour after the Auction Agent completes the dissemination of the results of the Auction to Broker-Dealers without regard to the time of receipt of such results by any Broker-Dealer; provided, however, in no event shall the Error Correction Deadline extend past 4:00 p.m., New York City time, unless the Auction Agent experiences technological failure or force majeure in disseminating the Auction results which causes a delay in dissemination past 3:00 p.m., New York City time.

“Existing Owner” means a Person who is the beneficial owner of Bonds; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as an Existing Owner.

“Flexible Auction Period” means with respect to a Series of Bonds,

(a) any period of 182 days or less which is divisible by seven and which begins on an Interest Payment Date and ends (i) in the case of a Series of Bonds with Auctions generally conducted on Fridays, on a Sunday unless such Sunday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (ii) in the case of a Series of Bonds with Auctions generally conducted on Mondays, on a Monday unless such Monday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (iii) in the case of a Series of Bonds with Auctions generally conducted on Tuesdays, on a Tuesday unless such Tuesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (iv) in the case of a Series of Bonds with Auctions generally conducted on Wednesdays, on a Wednesday unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, and (v) in the case of a Series of Bonds with Auctions generally conducted on Thursdays, on a Thursday unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day or

(b) any period which is longer than 182 days which begins on an Interest Payment Date and ends not later than the final scheduled maturity date of such Series of Bonds.

“Hold Order” means an Order to hold the Bonds as provided in Section 2.01(a) of this Exhibit or such an Order deemed to have been submitted as provided in Section 2.01(c) of this Exhibit.

“Index” has the meaning set forth in Schedule I.

“Initial Period” has the meaning set forth in Schedule I.

“Interest Payment Date” with respect to Bonds of a Series bearing interest at Auction Period Rates, means, notwithstanding anything else in the Authorizing Document to the contrary, the first Interest Payment Date for such Series of Bonds as set forth in Schedule I and thereafter (unless changed by Schedule I) (a) when used with respect to any Auction Period other than a daily Auction Period or a Flexible Auction Period, the Business Day immediately following such Auction Period, (b) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (c) when used with respect to a Flexible Auction Period of (i) seven or more but fewer than 183 days, the Business Day immediately following such Flexible Auction Period, or (ii) 183 or more days, each semiannual date on which interest on the Bonds would be payable if such Bonds bore interest at a fixed rate of interest and on the Business Day immediately following such Flexible Auction Period, and (d) the date when the final payment of principal of the Bonds of such Series becomes due and payable (whether at stated maturity, upon redemption or acceleration, or otherwise).

“Maximum Rate” has the meaning set forth in Schedule I.

“Order” means a Hold Order, Bid or Sell Order.

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“Potential Owner” means any Person, including any Existing Owner, who may be interested in acquiring a beneficial interest in the Bonds in addition to the Bonds currently owned by such Person, if any; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as a Potential Owner.

“Record Date” means, notwithstanding anything else in the Authorizing Document, while the Bonds bear interest at the Auction Period Rate, the Business Day immediately preceding an Interest Payment Date.

“Schedule I” means Schedule I to this Exhibit.

“Securities Depository” means, notwithstanding anything else in the Authorizing Document to the contrary, The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company.

“Sell Order” has the meaning specified in subsection (a) of Section 2.01 of this Exhibit.

“Series” means each series of the Bonds.

“Submission Deadline” means, unless changed by Schedule I, 1:00 p.m., New York City time, on each Auction Date not in a daily Auction Period and 11:00 a.m., New York City time, on each Auction Date in a daily Auction Period, or such other time on such date as shall be specified from time to time by the Auction Agent if directed in writing by the Trustee or the Company pursuant to the Auction Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent. Notwithstanding the foregoing, the Auction Agent will follow the Securities Industry and Financial Markets Association’s Early Market Close Recommendations for shortened trading days for the bond markets (the “SIFMA Recommendation”) unless the Auction Agent is instructed otherwise in writing by the Trustee or the Company. In the event of a SIFMA Recommendation with respect to an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., New York City time.

“Submitted Bid” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Submitted Hold Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Submitted Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Submitted Sell Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Sufficient Clearing Bids” means for each Series of Bonds, an Auction for which the number of Units of such Bonds that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum Rate is not less than the number of Units of such Bonds that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum Rate.

“Units” has the meaning set forth in Section 2.02(a)(iii) of this Exhibit.

“Winning Bid Rate” means for each Series of Bonds, the lowest rate specified in any Submitted Bid of such Series which if calculated by the Auction Agent as the Auction Rate would cause the number of Units of such Bonds that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the number of Units of Available Bonds of such Series.

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ARTICLE II

Auction Procedures

Section 2.01. Orders by Existing Owners and Potential Owners. (a) Prior to the Broker-Dealer Deadline for each Series of Bonds on each Auction Date:

(i) each Existing Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, one or more Orders as to:

(A) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner commits to continue to hold for the next succeeding Auction Period without regard to the Auction Rate for such Auction Period,

(B) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner commits to continue to hold for the next succeeding Auction Period if the Auction Rate for the next succeeding Auction Period is not less than the rate per annum specified in such Order (and if the Auction Rate is less than such specified rate, the effect of the Order shall be as set forth in paragraph (b)(i)(A) of this Section), and/or

(C) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner offers to sell on the first Business Day of the next succeeding Auction Period (or on the same day in the case of a daily Auction Period) without regard to the Auction Rate for the next succeeding Auction Period; and

(ii) each Potential Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, an Order as to the principal amount of Bonds, which each such Potential Owner offers to purchase if the Auction Rate for the next succeeding Auction Period is not less than the rate per annum then specified by such Potential Owner.

For the purposes of the Auction Procedures an Order containing the information referred to in clause (i)(A) above is referred to as a “Hold Order,” an Order containing the information referred to in clause (i)(B) or (ii) above is referred to as a “Bid,” and an Order containing the information referred to in clause (i)(C) above is referred to as a “Sell Order.”

No Auction Desk of a Broker-Dealer shall accept as an Order a submission (whether received from an Existing Owner or a Potential Owner or generated by the Broker-Dealer for its own account) which does not conform to the requirements of the Auction Procedures, including, but not limited to, submissions which are not in Authorized Denominations, specify a rate which contains more than three figures to the right of the decimal point or specify an amount greater than the amount of Outstanding Bonds. No Auction Desk of a Broker-Dealer shall accept a Bid or Sell Order which is conditioned on being filled in whole or a Bid which does not specify a specific interest rate.

(b) (i) A Bid by an Existing Owner shall constitute an offer to sell on the first Business Day of the next succeeding Auction Period (or the same day in the case of a daily Auction Period):

(A) the principal amount of Bonds specified in such Bid if the Auction Rate for the next succeeding Auction Period shall be less than the rate specified in such Bid; or

(B) such principal amount or a lesser principal amount of Bonds to be determined as described in subsection (a)(v) of Section 2.05 hereof if the Auction Rate for the next succeeding Auction Period shall be equal to such specified rate; or

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(C) a lesser principal amount of Bonds to be determined as described in subsection (b)(iv) of Section 2.05 hereof if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

(ii) A Sell Order by an Existing Owner shall constitute an offer to sell:

(A) the principal amount of Bonds specified in such Sell Order; or

(B) such principal amount or a lesser principal amount of Bonds as described in subsection (b)(iv) of Section 2.05 hereof if Sufficient Clearing Bids do not exist.

(iii) A Bid by a Potential Owner shall constitute an offer to purchase:

(A) the principal amount of Bonds specified in such Bid if the Auction Rate for the next succeeding Auction Period shall be higher than the rate specified therein; or

(B) such principal amount or a lesser principal amount of Bonds as described in subsection (a)(vi) of Section 2.05 hereof if the Auction Rate for the next succeeding Auction Period shall be equal to such specified rate.

(c) Anything herein to the contrary notwithstanding:

(i) If an Order or Orders covering all of the Bonds of a particular Series held by an Existing Owner is not submitted to the Broker-Dealer of record for such Existing Owner prior to the Broker-Dealer Deadline, such Broker-Dealer shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds held by such Existing Owner and not subject to Orders submitted to such Broker-Dealer; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted to such Broker-Dealer prior to the Broker-Dealer Deadline covering the aggregate principal amount of Bonds of a particular Series to be converted held by such Existing Owner, such Broker-Dealer shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds to be converted held by such Existing Owner not subject to Orders submitted to such Broker-Dealer.

(ii) for purposes of any Auction, any Order by any Existing Owner or Potential Owner shall be revocable until the Broker-Dealer Deadline, and after the Broker-Dealer Deadline, all such Orders shall be irrevocable, except as provided in Sections 2.02(e)(ii) and 2.02(f); and

(iii) for purposes of any Auction other than during a daily Auction Period, any Bonds sold or purchased pursuant to subsection (b)(i), (ii) or (iii) above shall be sold or purchased at a price equal to 100% of the principal amount thereof; provided that, for purposes of any Auction during a daily Auction Period, such sale or purchase price shall be 100% of the principal amount thereof plus accrued interest to the date of sale or purchase.

Section 2.02. Submission of Orders by Broker-Dealers to Auction Agent.

(a) Each Broker-Dealer shall submit to the Auction Agent in writing, or by such Electronic Means as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date for Bonds of a Series, all Orders with respect to Bonds of such Series accepted by such Broker-Dealer in accordance with Section 2.01 above and specifying with respect to each Order or aggregation of Orders pursuant to Section 2.02(b) below:

(i) the name of the Broker-Dealer;

(ii) the number of Bidders placing Orders, if requested by the Auction Agent;

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(iii) the aggregate number of Units of Bonds of such Series, if any, that are the subject of such Order, where each Unit is equal to the principal amount of the minimum Authorized Denomination of the Bonds;

(iv) to the extent that such Bidder is an Existing Owner:

(A) the number of Units of Bonds of such Series, if any, subject to any Hold Order placed by such Existing Owner;

(B) the number of Units of Bonds of such Series, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

(C) the number of Units of Bonds of such Series, if any, subject to any Sell Order placed by such Existing Owner; and

(v) to the extent such Bidder is a Potential Owner, the rate specified in such Bid.

(b) If more than one Bid is submitted to a Broker-Dealer on behalf of any single Potential Owner, the Broker-Dealer shall aggregate each Bid on behalf of such Potential Owner submitted with the same rate and consider such Bids as a single Bid and shall consider each Bid submitted with a different rate a separate Bid with the rate and the number of Units of Bonds specified therein.

A Broker-Dealer may aggregate the Orders of different Potential Owners with those of other Potential Owners on whose behalf the Broker-Dealer is submitting Orders and may aggregate the Orders of different Existing Owners with other Existing Owners on whose behalf the Broker-Dealer is submitting Orders; provided, however, Bids may only be aggregated if the interest rates on the Bids are the same.

(c) None of the Authority, the Company, the Trustee or the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

(d) Nothing contained herein shall preclude a Broker-Dealer from placing an Order for some or all of the Bonds for its own account.

(e) Until the Submission Deadline, a Broker-Dealer may withdraw or modify any Order previously submitted to the Auction Agent (i) for any reason if the Order was generated by the Auction Desk of the Broker-Dealer for the account of the Broker-Dealer or (ii) to correct a Clerical Error in the case of any other Order, including Orders from the Broker-Dealer which were not originated by the Auction Desk.

(f) After the Submission Deadline and prior to the Error Correction Deadline, a Broker-Dealer may:

(i) submit to the Auction Agent an Order received from an Existing Owner, Potential Owner or a Broker-Dealer which is not an Order originated by the Auction Desk, in each case prior to the Broker-Dealer Deadline, or an Order generated by the Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline (provided that in each case the Broker-Dealer has a record of such Order and the time when such Order was received or generated) and not submitted to the Auction Agent prior to the Submission Deadline as a result of (A) an event of force majeure or a technological failure which made delivery prior to the Submission Deadline impossible or, under the conditions then prevailing, impracticable or (B) a Clerical Error on the part of the Broker-Dealer; or

(ii) modify or withdraw an Order received from an Existing Owner or Potential Owner or generated by the Broker-Dealer (whether generated by the Broker-Dealer’s Auction Desk or elsewhere within the Broker-Dealer) for its own account and submitted to the Auction Agent prior to the Submission Deadline or pursuant to clause (i) above, if the Broker-Dealer determines that such Order contained a Clerical Error on the part of the Broker-Dealer.

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In the event a Broker-Dealer makes a submission, modification or withdrawal pursuant to this Section 2.02(f) and the Auction Agent has already run the Auction, the Auction Agent shall rerun the Auction, taking into account such submission, modification or withdrawal. Each submission, modification or withdrawal of an Order submitted pursuant to this Section 2.02(f) by a Broker-Dealer after the Submission Deadline and prior to the Error Correction Deadline shall constitute a representation by the Broker-Dealer that (A) in the case of a newly submitted Order or portion thereof or revised Order, the failure to submit such Order prior to the Submission Deadline resulted from an event described in clause (i) above and such Order was received from an Existing Owner or Potential Owner or is an Order received from the Broker-Dealer that was not originated by the Auction Desk, in each case, prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline or (B) in the case of a modified or withdrawn Order, such Order was received from an Existing Owner, a Potential Owner or the Broker-Dealer which was not originated by the Auction Desk prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline and such Order as submitted to the Auction Agent contained a Clerical Error on the part of the Broker-Dealer and that such Order has been modified or withdrawn solely to effect a correction of such Clerical Error, and in the case of either (A) or (B), as applicable, the Broker-Dealer has a record of such Order and the time when such Order was received or generated. The Auction Agent shall be entitled to rely conclusively (and shall have no liability for relying) on such representation for any and all purposes of the Auction Procedures.

(g) If after the Auction Agent announces the results of an Auction, a Broker-Dealer becomes aware that an error was made by the Auction Agent, the Broker-Dealer shall communicate such awareness to the Auction Agent prior to 5:00 p.m. New York City time on the Auction Date (or 2:00 pm. New York City time in the case of Bonds in a daily Auction Period). If the Auction Agent determines there has been such an error (as a result of either a communication from a Broker-Dealer or its own discovery) prior to 3:00 p.m. New York City time on the first day of the Auction Period with respect to which such Auction was conducted, the Auction Agent shall correct the error and notify each Broker-Dealer that submitted Bids or held a position in Bonds in such Auction of the corrected results.

(h) Nothing contained herein shall preclude the Auction Agent from:

(i) advising a Broker-Dealer prior to the Submission Deadline that it has not received Sufficient Clearing Bids for the Bonds; provided, however, that if the Auction Agent so advises any Broker-Dealer, it shall so advise all Broker-Dealers; or

(ii) verifying the Orders of a Broker-Dealer prior to or after the Submission Deadline; provided, however, that if the Auction Agent verifies the Orders of any Broker-Dealer, it shall verify the Orders of all Broker-Dealers requesting such verification.

Section 2.03. Treatment of Orders by the Auction Agent. Anything herein to the contrary notwithstanding:

(a) If the Auction Agent receives an Order which does not conform to the requirements of the Auction Procedures, the Auction Agent may contact the Broker-Dealer submitting such Order until one hour after the Submission Deadline and inform such Broker-Dealer that it may resubmit such Order so that it conforms to the requirements of the Auction Procedures. Upon being so informed, such Broker-Dealer may correct and resubmit to the Auction Agent any such Order that, solely as a result of a Clerical Error on the part of such Broker-Dealer, did not conform to the requirements of the Auction Procedures when previously submitted to the Auction Agent. Any such resubmission by a Broker-Dealer shall constitute a representation by such Broker-Dealer that the failure of such Order to have so conformed was solely as a result of a Clerical Error on the part of such Broker-Dealer. If the Auction Agent has not received a corrected conforming Order within one hour and fifteen minutes of the Submission Deadline, the Auction Agent shall, if and to the extent applicable, adjust or apply such Order, as the case may be, in conformity with the provisions of subsections (b), (c) or (d) of this Section 2.03 and, if the Auction Agent is unable to so adjust or apply such Order, the Auction Agent shall reject such Order.

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(b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth of one percent (0.001%).

(c) If one or more Orders covering in the aggregate more than the number of Units of Outstanding Bonds of a particular Series are submitted by a Broker-Dealer to the Auction Agent, such Orders shall be considered valid in the following order of priority:

(i) all Hold Orders shall be considered Hold Orders, but only up to and including in the aggregate the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record;

(ii) (A) any Bid of a Broker-Dealer shall be considered valid as a Bid of an Existing Owner up to and including the excess of the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of the Bonds of such Series subject to Hold Orders referred to in clause (i) above;

(B) subject to clause (A) above, all Bids of a Broker-Dealer with the same rate shall be aggregated and considered a single Bid of an Existing Owner up to and including the excess of the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record subject to Hold Orders referred to in clause (i) above;

(C) subject to clause (A) above, if more than one Bid with different rates is submitted by a Broker-Dealer, such Bids shall be considered Bids of an Existing Owner in the ascending order of their respective rates up to the amount of the excess of the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record subject to Hold Orders referred to in clause (i) above; and

(D) the number of Units, if any, of such Bonds of such Series subject to Bids not considered to be Bids for which such Broker-Dealer is the Broker-Dealer of record under this clause (ii) shall be treated as the subject of a Bid by a Potential Owner;

(iii) all Sell Orders shall be considered Sell Orders, but only up to and including the number of Units of Bonds of such Series equal to the excess of the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record over the sum of the number of Units of the Bonds of such Series considered to be subject to Hold Orders pursuant to clause (i) above and the number of Units of Bonds of such Series considered to be subject to Bids for which such Broker-Dealer is the Broker-Dealer of record pursuant to clause (ii) above.

(d) If any Order is for other than an integral number of Units, then the Auction Agent shall round the amount down to the nearest number of whole Units, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such number of Units.

(e) For purposes of any Auction other than during a daily Auction Period, if an Auction Agent has been notified by the Trustee, Authority or Company that any portion of an Order by a Broker-Dealer relates to a Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction, the Order shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted.

(f) For purposes of any Auction other than during a daily Auction Period, no portion of a Bond which the Auction Agent has been notified by the Trustee, Authority or Company has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available Bonds for such Auction.

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(g) If an Order or Orders covering all of the Bonds of a particular Series is not submitted by a Broker-Dealer of record prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Broker-Dealer covering the number of Units of Bonds for which such Broker-Dealer is the Broker-Dealer of record and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted by such Broker-Dealer prior to the Submission Deadline covering the number of Units of Bonds of a particular Series to be converted for which such Broker-Dealer is the Broker-Dealer of record, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Broker-Dealer covering the number of Units of Bonds to be converted for which such Broker-Dealer is the Broker-Dealer of record not subject to Orders submitted by such Broker-Dealer.

Section 2.04. Determination of Auction Period Rate. (a) If requested by the Trustee or a Broker-Dealer, not later than 10:30 a.m., New York City time (or such other time as may be agreed to by the Auction Agent and all Broker-Dealers), on each Auction Date for each Series of Bonds, the Auction Agent shall advise such Broker-Dealer (and thereafter confirm to the Trustee, if requested) of the All Hold Rate, the Index and, if the Maximum Rate is not a fixed interest rate, the Maximum Rate. Such advice, and confirmation, shall be made by telephone or other Electronic Means acceptable to the Auction Agent.

(b) Promptly after the Submission Deadline for each Series of Bonds on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, and collectively as a “Submitted Order”) and shall determine (i) the Available Bonds, (ii) whether there are Sufficient Clearing Bids, and (iii) the Auction Rate.

(c) In the event the Auction Agent shall fail to calculate or, for any reason, fails to provide the Auction Rate on the Auction Date, for any Auction Period (i) if the preceding Auction Period was a period of 35 days or less, (A) a new Auction Period shall be established for the same length of time as the preceding Auction Period, if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Auction Period Rate for the new Auction Period shall be the percentage of the Index set forth in Schedule I under “Determination of Auction Period Rate” if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended to the seventh day following the day that would have been the last day of the preceding Auction Period (or if such seventh day is not followed by a Business Day then to the next succeeding day that is followed by a Business Day) and the Auction Period Rate for the period as so extended shall be the same as the Auction Period Rate for the Auction Period prior to the extension, and (ii) if the preceding Auction Period was a period of greater than 35 days, (A) a new Auction Period shall be established for a period that ends on the seventh day following the day that was the last day of the preceding Auction Period, (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Auction Period Rate for the new Auction Period shall be the percentage of the Index set forth in Schedule I under “Determination of Auction Period Rate” if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended to the seventh day following the day that would have been the last day of the preceding Auction Period (or if such seventh day is not followed by a Business Day then to the next succeeding day that is followed by a Business Day) and the Auction Period Rate for the period as so extended shall be the same as the Auction Period Rate for the Auction Period prior to the extension. In the event a new Auction Period is established as set forth in clause (ii) (A) above, an Auction shall be held on the last Business Day of the new Auction Period to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the new Auction Period and ending on the date on which the Auction

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Period otherwise would have ended had there been no new Auction Period or Auction Periods subsequent to the last Auction Period for which a Winning Bid Rate had been determined. In the event an Auction Period is extended as set forth in clause (i) (B) or (ii) (B) above, an Auction shall be held on the last Business Day of the Auction Period as so extended to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the extended Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no extension of the prior Auction Period.

Notwithstanding the foregoing, neither new nor extended Auction Periods shall total more than 35 days in the aggregate. If at the end of the 35 days the Auction Agent fails to calculate or provide the Auction Rate, or there is not at the time a duly appointed and acting Auction Agent or Broker-Dealer, the Auction Period Rate shall be the Maximum Rate.

(d) In the event of a failed conversion from an Auction Period to any other period or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Auction Period Rate for the next Auction Period shall be the Maximum Rate and the Auction Period shall be a seven-day Auction Period.

(e) If the Bonds are no longer maintained in book-entry-only form by the Securities Depository, then the Auctions shall cease and the Auction Period Rate shall be the Maximum Rate.

Section 2.05. Allocation of Bonds.

(a) In the event of Sufficient Clearing Bids for a Series of Bonds, subject to the further provisions of subsections (c) and (d) below, Submitted Orders for each Series of Bonds shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

(ii) the Submitted Sell Order of each Existing Owner shall be accepted and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the Bonds that are the subject of such Submitted Sell Order or Submitted Bid;

(iii) the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

(iv) the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

(v) the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid, but only up to and including the number of Units of Bonds obtained by multiplying (A) the aggregate number of Units of Outstanding Bonds which are not the subject of Submitted Hold Orders described in clause (i) above or of Submitted Bids described in clauses (iii) or (iv) above by (B) a fraction the numerator of which shall be the number of Units of Outstanding Bonds held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate number of Units of Outstanding Bonds subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of Bonds;

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(vi) the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid, but only in an amount equal to the number of Units of Bonds obtained by multiplying (A) the aggregate number of Units of Outstanding Bonds which are not the subject of Submitted Hold Orders described in clause (i) above or of Submitted Bids described in clauses (iii), (iv) or (v) above by (B) a fraction the numerator of which shall be the number of Units of Outstanding Bonds subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate number of Units of Outstanding Bonds subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and

(vii) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.

(b) In the event there are not Sufficient Clearing Bids for a Series of Bonds, Submitted Orders for each Series of Bonds shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

(ii) the Submitted Bid of each Existing Owner specifying any rate that is not higher than the Maximum Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

(iii) the Submitted Bid of each Potential Owner specifying any rate that is not higher than the Maximum Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

(iv) the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the Maximum Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the number of Units of Bonds obtained by multiplying (A) the aggregate number of Units of Bonds subject to Submitted Bids described in clause (iii) of this subsection (b) by (B) a fraction the numerator of which shall be the number of Units of Outstanding Bonds held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the number of Units of Outstanding Bonds subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of Bonds; and

(v) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Maximum Rate shall be rejected.

Section 2.06. Notice of Auction Period Rate. (a) On each Auction Date, the Auction Agent shall notify each Broker-Dealer that participated in the Auction held on such Auction Date by Electronic Means acceptable to the Auction Agent and the applicable Broker-Dealer of the following, with respect to each Series of Bonds for which an Auction was held on such Auction Date:

(i) the Auction Period Rate determined on such Auction Date for the succeeding Auction Period;

(ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

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(iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected and the number of Units of Bonds, if any, to be sold by such Existing Owner;

(iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected and the number of Units of Bonds, if any, to be purchased by such Potential Owner;

(v) if the aggregate number of Units of the Bonds to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate number of Units of Bonds to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the number of Units of Bonds to be (A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such Broker-Dealer submitted Bids; and

(vi) the immediately succeeding Auction Date.

(b) On each Auction Date, with respect to each Series of Bonds for which an Auction was held on such Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall: (i) if requested by an Existing Owner or a Potential Owner, advise such Existing Owner or Potential Owner on whose behalf such Broker-Dealer submitted an Order as to (A) the Auction Period Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of such Owner was accepted or rejected and (C) the immediately succeeding Auction Date; (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Owner’s Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Units of Bonds to be purchased pursuant to such Bid (including, with respect to the Bonds in a daily Auction Period, accrued interest if the purchase date is not an Interest Payment Date for such Bond) against receipt of such Bonds; and (iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing Owner’s Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Units of Bonds to be sold pursuant to such Bid or Sell Order against payment therefor.

(c) The Auction Agent shall give notice of the Auction Rate to the Company, Authority and Trustee by mutually acceptable Electronic Means and the Trustee shall promptly give notice of such Auction Rate to the Securities Depository.

Section 2.07. Index.

(a) If for any reason on any Auction Date the Index shall not be determined as provided in Schedule I, the Index shall be the Index for the Auction Period ending on such Auction Date.

(b) The determination of the Index as provided in Schedule I and herein shall be conclusive and binding upon the Authority, the Company, the Trustee, the Broker-Dealers, the Auction Agent and the Owners of the Bonds.

Section 2.08. Miscellaneous Provisions Regarding Auctions.

(a) In this Exhibit, each reference to the purchase, sale or holding of Bonds shall refer to beneficial interests in Bonds, unless the context clearly requires otherwise.

(b) During an ARS Rate Period with respect to each Series of Bonds, the provisions of the Authorizing Document and the definitions contained therein and described in this Exhibit, including without limitation the definitions of All Hold Rate, Index, Interest Payment Date, Maximum Rate, Auction Period Rate,

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and Auction Rate may be amended pursuant to the Authorizing Document by obtaining the consent of the owners of all affected Outstanding Bonds bearing interest at the Auction Period Rate as follows. If on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the registered owners of the affected Outstanding Bonds as required by the Authorizing Document, (i) the Auction Period Rate which is determined on such date is the Winning Bid Rate or the All Hold Rate and (ii) there is delivered to the Company and the Trustee an opinion of Bond Counsel to the effect that such amendment shall not adversely affect the validity of the Bonds or any exemption from federal income taxation to which the interest on the Bonds would otherwise be entitled, the proposed amendment shall be deemed to have been consented to by the registered owners of all affected Outstanding Bonds bearing interest at an Auction Period Rate.

(c) If the Securities Depository notifies the Authority that it is unwilling or unable to continue as registered owner of the Bonds or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor to the Securities Depository is not appointed by the Authority within 90 days after the Authority receives notice or becomes aware of such condition, as the case may be, the Auctions shall cease and the Authority shall execute and the Trustee shall authenticate and deliver certificates representing the Bonds. Such Bonds shall be registered in such names and Authorized Denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct the Authority and the Trustee.

During an ARS Rate Period, so long as the ownership of the Bonds is maintained in book-entry form by the Securities Depository, an Existing Owner or a beneficial owner may sell, transfer or otherwise dispose of a Bond only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions, such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of Bonds from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such Bonds to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Owner of the Bonds so sold, transferred or disposed of immediately after such sale, transfer or disposition.

Section 2.09. Changes in Auction Period or Auction Date.

(a) Changes in Auction Period.

(i) During any ARS Rate Period, the Company, may, from time to time on the Interest Payment Date immediately following the end of any Auction Period, change the length of the Auction Period with respect to all of the Bonds of a Series among daily, seven-days, 28-days, 35-days, three months, six months or a Flexible Auction Period in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such Bonds. The Company shall initiate the change in the length of the Auction Period by giving written notice to the Authority, the Trustee, the Auction Agent, the Broker-Dealers and the Securities Depository that the Auction Period shall change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Period.

(ii) Any such changed Auction Period shall be for a period of one day, seven-days, 28-days, 35-days, three months, six months or a Flexible Auction Period and shall be for all of the Bonds of such Series.

(iii) The change in length of the Auction Period shall take effect only if Sufficient Clearing Bids exist at the Auction on the Auction Date for such new Auction Period. For purposes of the Auction for such new Auction Period only, except to the extent any Existing Owner submits an Order with respect to such Bonds of any Series, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its Bonds of such Series if the change is to a longer Auction Period and a Hold Order if the change is to a shorter Auction Period. If there are not Sufficient Clearing Bids for the first Auction Period, the Auction Rate for the new Auction Period shall be the Maximum Rate, and the Auction Period shall be a seven-day Auction Period.

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(b) Changes in Auction Date. During any ARS Rate Period, the Auction Agent, at the direction of the Company, may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne by the Bonds. The Auction Agent shall provide notice of the Company’s direction to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Trustee, the Authority, the Company and the Broker-Dealers with a copy to the Securities Depository. In the event the Auction Agent is instructed to specify an earlier Auction Date, the days of the week on which an Auction Period begins and ends, the day of the week on which a Flexible Auction Period ends and the Interest Payment Date relating to a Flexible Auction Period shall be adjusted accordingly.

(c) Changes Resulting from Unscheduled Holidays. If, in the opinion of the Auction Agent and the Broker-Dealers, there is insufficient notice of an unscheduled holiday to allow the efficient implementation of the Auction Procedures set forth herein, the Auction Agent and the Broker-Dealers may, as they deem appropriate, set a different Auction Date and adjust any Interest Payment Dates and Auction Periods affected by such unscheduled holiday.

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SCHEDULE I

to

AUCTION PROCEDURES

In the event of any conflict between this Schedule I and Exhibit C, this Schedule I shall prevail.

Definitions

“All Hold Rate” means, as of any Auction Date, 65% of the Index in effect on such Auction Date for any Bond the interest on which is not includable in gross income of the beneficial owner of such Bond for federal income tax purposes and 85% of the Index in effect on such Auction Date for any Bond the interest on which is includable in gross income of the beneficial owner of such Bond for federal income tax purposes.

“Auction Agent” shall initially be The Bank of New York.

“Auction Date” shall include as part of the definition the first Auction Date for the Series 2007A Bonds, which shall be July 31, 2007, the first Auction Date for the Series 2007B Bonds, which shall be July 31, 2007, and the first Auction Date for the Series 2007C Bonds, which shall be August 28, 2007.

“Auction Period” shall include in the Six-month Auction Period either May 31 or November 30.

“Authority” means the Hillsborough County Industrial Development Authority.

“Authorized Denomination” means $25,000 unless another amount is specified here.

“Authorizing Document” means the Loan and Trust Agreement dated as of July 2, 2007 among the Authority, The Bank of New York Trust Company, N.A., as trustee, and the Company.

“Bonds” means the Authority’s Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007A, Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007B and Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007C.

“Broker-Dealer Deadline” means, with respect to SunTrust Capital Markets, Inc., 11:30 a.m., New York City time, on any Auction Date or such other time as specified by SunTrust Capital Markets, Inc. pursuant to the Auction Procedures, with respect to UBS Securities LLC, 12:00 p.m., New York City time, on any Auction Date or such other time as specified by UBS Securities LLC pursuant to the Auction Procedures and, with respect to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 12:15 p.m., New York City time, on any Auction Date or such other time as specified by Merrill Lynch, Pierce, Fenner & Smith Incorporated pursuant to the Auction Procedures.

“Company” means Tampa Electric Company.

“Index” means:

(1) On any Auction Date with respect to Bonds in any Auction Period of 35 days or less, the Index shall be One-Month LIBOR. The Index with respect to Bonds in any Auction Period of more than 35 days shall be the greater of One-Month LIBOR or the rate on United States Treasury Securities having a maturity which closely approximates the length of the Auction Period, as last published in The Wall Street Journal. For the purpose of this definition an Auction Period of 35 days or less means a 35-day Auction Period or shorter Auction Period, i.e., a 35-day Auction Period which is extended because of a holiday would still be considered an Auction Period of 35 days or less.

(2) If for any reason on any Auction Date the Index shall not be determined as provided in paragraph (1), the Index with respect to each Series of Bonds shall be an index or rate agreed to by all Broker-Dealers for such Series of Bonds and agreed to by the Company.

(3) The determination of the Index as provided herein shall be conclusive and binding upon the Company, the Issuer, the Trustee, the initial Broker-Dealers and any other Broker-Dealers, the Auction Agent and the registered owners and Beneficial Owners of the Bonds.

“Initial Period” means with respect to each Series of Bonds the period from the Closing Date to, but not including, with respect to the Series 2007A Bonds August 1, 2007, with respect to the Series 2007B Bonds August 1, 2007 and with respect to the Series 2007C Bonds August 29, 2007.

“Interest Payment Date” includes the first Interest Payment Date with respect to the Series 2007A Bonds, which shall be August 1, 2007, the first Interest Payment Date with respect to the Series 2007B Bonds, which shall be August 1, 2007, and the first Interest Payment Date with respect to the Series 2007C Bonds, which shall be August 29, 2007.

“Maximum Rate” means (i) 14% on the date hereof and (ii) to the extent the maximum rate permitted by applicable law shall become less than 14%, then the maximum rate permitted by applicable law.

Auction Procedures

Determination of Auction Period Rate. The percentage of the Index in Section 2.04(c) is 80% for any Bond the interest on which is not includable in gross income of the beneficial owner of such Bond for federal income tax purposes and 100% for any Bond the interest on which is includable in gross income of the beneficial owner of such Bond for federal income tax purposes.